                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

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[ ]   Soliciting Material Pursuant to                  Rule 14a-6(e))
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                          CardioVascular Dynamics, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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[ ]     No fee required.
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

                         CARDIOVASCULAR DYNAMICS, INC.
                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                            ------------------------

                               December 17, 1998

Dear Stockholder:

     I am pleased to invite you to attend a special meeting of stockholders of CardioVascular Dynamics, Inc. ("CVD") on:

                           Thursday, January 14, 1999
                                   10:00 a.m.
                              13700 Alton Parkway,
                                   Suite 160,
                               Irvine, California

     THIS IS A VERY IMPORTANT MEETING THAT AFFECTS YOUR INVESTMENT IN CVD.

     At this meeting you will be asked to vote on three proposals:

          1. To approve the issuance of Common Stock of CVD in exchange for all outstanding shares of, and options for, the capital stock of Radiance Medical Systems, Inc. ("Radiance") in the related Merger between CVD/RMS Acquisition Corp., a wholly-owned subsidiary of CVD, and Radiance. In the Merger, CVD will pay the stockholders of Radiance $3.00 for each share of Preferred Stock of Radiance and $2.00 for each share of Common Stock of Radiance. There are 2,133,622 shares of Preferred Stock of Radiance (excluding shares currently owned by CVD) and 315,000 shares of Common Stock of Radiance outstanding. Each Radiance optionholder will receive options to purchase CVD Common Stock. In addition, each Radiance stockholder and optionholder may receive milestone payments and additional payments upon the occurrence of specified events. Stockholders of Radiance Common Stock and optionholders will receive CVD Common Stock as payment for their shares; stockholders of Radiance Preferred will receive CVD Common Stock and, at CVD's option and under specified conditions, may receive cash as well. The total value of the CVD Common Stock to be issued to the Radiance stockholders at the Closing of the Merger will be approximately $7.0 million. In addition, existing options to purchase shares of Radiance Common Stock will be assumed and converted into options to purchase shares of CVD Common Stock with value of $1.1 million. Assuming all product development milestones are met on scheduled dates, and there is no adjustment upon registration of the CVD Common Stock with the SEC, an additional amount of approximately $6.9 million of CVD Common Stock will be issued to Radiance stockholders and optionholders. The exact number of shares of CVD Common Stock to be issued will depend on the value of CVD Common Stock at the time of each issuance. Payment of the Merger Consideration by CVD will result in significant dilution to CVD stockholders.

          An independent committee of CVD's Board of Directors composed of Franklin D. Brown, William G. Davis and Edward M. Leonard, have determined that the Merger is fair to you and in your best interests. In addition, the independent committee has received a written opinion from Wedbush Morgan Securities to the effect that the Merger consideration to be paid to Radiance stockholders is fair from a financial point of view. The independent committee has approved the Merger agreement unanimously and the Merger and recommends that you vote to approve the issuance of CVD Common Stock and the related Merger.

          2. To approve a change of CVD's name from CardioVascular Dynamics, Inc. to Radiance Medical Systems, Inc.

          3. To approve an amendment to CVD's 1996 Stock Option/Stock Issuance Plan to increase the number of shares available for issuance by an additional 750,000 shares of Common Stock.

     Because of the significance of the Merger, your participation in the special meeting, in person or by proxy, is especially important. The issuance of the CVD Common Stock and related Merger cannot be completed unless the stockholders of CVD approve it. Whether or not you plan to attend the meeting in person, we urge you to mark, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of CVD stock will be represented at the special meeting. If you do attend, you will, of course, be able to vote your shares in person.

     Thank you, and we look forward to seeing you at the special meeting.

                                          Very truly yours,

                                          [SIG]
                                          Jeffrey F. O'Donnell
                                          Chief Executive Officer and President

                         CARDIOVASCULAR DYNAMICS, INC.
                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                            ------------------------

              TO THE STOCKHOLDERS OF CARDIOVASCULAR DYNAMICS, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                     TO BE HELD JANUARY 14, 1999 10:00 A.M.
               13700 ALTON PARKWAY, SUITE 160, IRVINE, CALIFORNIA

     The Board of Directors of CardioVascular Dynamics, Inc. ("CVD") asks you to attend this special meeting of CVD stockholders to vote on the following:

          1. Proposed Issuance of Stock and Related Merger. You will be asked to vote on the proposed issuance of CVD Common Stock and, at CVD's option, cash in exchange for the outstanding capital stock of Radiance Medical Systems, Inc. ("Radiance"), in the Merger between CVD, CVD/RMS Acquisition Corp. and Radiance;

          2. Change of Name. You will be asked to vote on a proposal to approve and adopt an amendment (the "Amendment") to the Certificate of Incorporation of CVD to change the name of CVD from CardioVascular Dynamics, Inc. to Radiance Medical Systems, Inc;

          3. Amendment of Stock Option Plan. You will be asked to vote to approve an amendment to CVD's 1996 Stock Option/Stock Issuance Plan to increase the number of shares available for issuance by an additional 750,000 shares of Common Stock; and

          4. Other Business. You may be asked to consider and vote on any matters that properly come before the meeting or any adjournments or postponements of the meeting.

     Only stockholders who hold their stock at the close of business on December 11, 1998 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the meeting.

                                          By Order of the Board of Directors,

                                          CARDIOVASCULAR DYNAMICS, INC.

                                          [SIG]
                                          Jeffrey F. O'Donnell
                                          Chief Executive Officer and President

December 17, 1998
Irvine, California

     WE INVITE YOU TO ATTEND THE SPECIAL MEETING BECAUSE IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING EITHER IN WRITING OR BY PERSONAL NOTIFICATION.

                         CARDIOVASCULAR DYNAMICS, INC.
                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 14, 1999

     The Boards of Directors of CardioVascular Dynamics, Inc. ("CVD") and Radiance Medical Systems, Inc. ("Radiance") have agreed to merge (the "Merger") Radiance with a wholly-owned subsidiary of CVD ("Sub"), which will result in Radiance becoming a wholly-owned subsidiary of CVD. CVD will pay the stockholders of Radiance $3.00 per share of Series A Preferred Stock of Radiance and $2.00 for each share of Common Stock of Radiance. There are 2,133,622 shares of Preferred Stock of Radiance (excluding shares currently owned by CVD) and 315,000 shares of Common Stock of Radiance outstanding. In addition, Radiance stockholders may receive milestone payments of up to $2.00 for each share of Series A Preferred Stock and $3.00 for each share of Common Stock based on the occurrence of events related to regulatory approval, and an additional adjusted payment upon registration of the CVD Common Stock with the Securities and Exchange Commission (the "SEC"). Holders of Radiance Common Stock will receive CVD Common Stock for their shares. Holders of Radiance Series A Preferred Stock will receive CVD Common Stock and, at CVD's option, may receive up to 30% of the aggregate payment in cash. The total value of the CVD Common Stock to be issued to the Radiance stockholders at the Closing of the Merger will be approximately $7.0 million. In addition, existing options to purchase shares of Radiance Common Stock will be assumed and converted into options to purchase shares of CVD Common Stock with value of $1.1 million. Assuming all product development milestones are met on scheduled dates, and there is no adjustment upon registration of the CVD Common Stock with the SEC, an additional amount of approximately $6.9 million of CVD Common Stock will be issued to Radiance stockholders and optionholders. The exact number of shares of CVD Common Stock to be issued will depend on the value of CVD Common Stock at the time of each issuance. Payment of the Merger Consideration by CVD will result in significant dilution to CVD stockholders.

     The Board of Directors of CVD is proposing two additional items for approval by the stockholders at this special meeting, both of which only would be effective upon completion of the Merger. First, the Board of Directors is proposing that CVD adopt an amendment to its Certificate of Incorporation to change its name from CardioVascular Dynamics, Inc. to Radiance Medical Systems, Inc. Second, the Board of Directors is proposing to amend CVD's 1996 Stock Option/Stock Issuance Plan to increase the number of shares available for issuance by an additional 750,000 shares of Common Stock.

     If the stockholders approve the issuance of CVD Common Stock and the related Merger without also approving the change of name and/or amendment to the 1996 Stock Option/Stock Issuance Plan, the issuance and Merger will be completed and CVD will adopt Radiance Medical Systems, Inc. as a name under which it does business but its corporate name will remain CardioVascular Dynamics, Inc. If the issuance of the CVD Common Stock and related Merger are not approved but stockholders approve the change of name and/or the amendment to the 1996 Stock Option/Stock Issuance Plan, the approval will not be effective and no change of name or amendment to the 1996 Stock Option/Stock Issuance Plan will occur.

     The issuance of CVD Common Stock and the related Merger, and the change of name and amendment to the 1996 Stock Option/Stock Issuance Plan, cannot be completed unless CVD stockholders approve the proposals. The Board of Directors of CVD has scheduled a special meeting for CVD stockholders to vote on the proposals as follows:

                           Thursday, January 14, 1999
                                   10:00 a.m.
                              13700 Alton Parkway,
                                   Suite 160,
                               Irvine, California

     CVD intends to mail this Proxy Statement and the accompanying proxy card on or about December 15, 1998 to all stockholders entitled to vote at the special meeting. CVD's principal executive offices are located at 13700 Alton Parkway, Suite 160, Irvine, California 92618. The telephone number at that address is
(949) 457-9546.

             THE DATE OF THIS PROXY STATEMENT IS DECEMBER 17, 1998.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................     4
  The Companies.............................................     4
  Our Reasons for the Issuance of Stock and the Related
     Merger.................................................     5
  The Merger................................................     8
  Name Change from CVD to Reliance..........................    12
  Amendment of Option Plan..................................    12
INFORMATION CONCERNING SOLICITATION AND VOTING..............    13
ADDITIONAL INFORMATION......................................    15
PROPOSAL 1: TO APPROVE THE ISSUANCE OF CVD COMMON STOCK AND
  THE RELATED MERGER........................................    16
       General..............................................    16
       Background of the Merger.............................    16
       Reasons for the Merger...............................    17
       Consideration by the Independent Committee...........    19
       Interests of CVD's Officers and Directors in the
        Merger..............................................    19
       Fairness Opinion.....................................    20
  THE MERGER AGREEMENT......................................    24
       Accounting Treatment of Transaction..................    29
       Certain Income Tax Consequences......................    30
       Federal Securities Law Consequences; Registration
        Right; Lock-up......................................    30
       NASDAQ National Market Listing.......................    30
       Appraisal or Dissenters' Rights......................    30
       Regulatory Approval..................................    30
  PRICE RANGE OF COMMON STOCK AND DIVIDEND HISTORY..........    31
  BUSINESS OF RADIANCE......................................    32
  BUSINESS OF CVD...........................................    38
  SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION...    48
  CVD MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........    53
  RADIANCE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS....................    59
  SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL
     STOCKHOLDERS...........................................    60
  VOTE REQUIRED; INDEPENDENT COMMITTEE'S RECOMMENDATION.....    62
PROPOSAL 2: TO APPROVE AMENDMENT TO THE AMENDED AND RESTATED
  CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF CVD....    62
PROPOSAL 3: TO APPROVE AMENDMENT TO THE 1996 STOCK
  OPTION/STOCK ISSUANCE PLAN OF CVD.........................    63
  STOCK ISSUANCE PROGRAM....................................    65
  AUTOMATIC OPTION GRANT PROGRAM............................    65
  GENERAL PROVISIONS........................................    66
  SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES................    67
  EXECUTIVE COMPENSATION AND RELATED INFORMATION............    70
  STOCKHOLDER APPROVAL......................................    77
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999
  ANNUAL MEETING............................................    77
INDEPENDENT AUDITORS........................................    78
OTHER MATTERS...............................................    78
FINANCIAL STATEMENTS........................................   F-1
ANNEX 1 -- AGREEMENT AND PLAN OF MERGER.....................   I-1
ANNEX 2 -- FAIRNESS OPINION.................................  II-2

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the proposals fully and for a more complete description of the legal terms of the issuance of CVD Common Stock and related Merger, you should read this entire document and the documents we have referred you to carefully.

                                 THE COMPANIES

CARDIOVASCULAR DYNAMICS

     CVD designs, develops, manufactures and markets catheters and coronary stent systems used to treat certain vascular diseases. CVD's catheters are used in conjunction with angioplasty and vascular stenting. CVD's proprietary Focus catheter technology enables physicians to deliver therapeutic radial force and stents, accurately and effectively to the treatment site. CVD's proprietary stent designs offer characteristics enabling physicians to access varying coronary anatomy. CVD believes that these products enable physicians to perform challenging interventional procedures effectively, resulting in improved treatment outcomes and lower costs. CVD owns the rights to 27 issued U.S. patents, one issued European patent and two Japanese patents covering certain aspects of its catheter, vascular access and SEAL stent technologies.

     CVD has utilized its core proprietary technologies to develop products that treat primary coronary disease and restenosis (reclosure of a previously treated vessel). CVD's patented Focus technology combines compliant and non-compliant balloon materials on a single catheter, creating an angioplasty balloon that has an adjustable, larger center diameter with fixed, smaller diameters at each end. These characteristics allow a single balloon to expand to multiple diameters, enabling the physician to perform interventional procedures in vessels of varying diameters and anatomical locations while minimizing the force applied to adjacent tissue. Conventional uniform diameter catheters may damage healthy vessel sections, as these sections receive as much radial force as do the diseased sites. It is widely believed that vessel wall damage may lead to restenosis. CVD believes that the Focus technology may enable physicians to treat vascular diseases cost-effectively by reducing the cost of those procedures which require more than one catheter.

     CVD's products are designed to be low profile (small, uninflated diameter), enabling cardiologists to advance them along narrow vessels, and flexible and trackable, enabling cardiologists to advance and control them accurately within the vasculature. Although some of CVD's products are sold in the United States the bulk of CVD's sales are in international markets, principally Europe and Japan. However, certain of CVD's products are not available in each market due to regulatory and intellectual property restrictions. CVD currently sells its products through a combination of strategic partners, medical device distributors and eleven direct sales personnel. Outside the United States, CVD's sales organization consists of four people who manage a network of 19 distributors.

     In June 1998, CVD entered into a technology license agreement with Guidant Corporation, an international interventional cardiology products company, granting Guidant rights to manufacture and distribute products using CVD's Focus technology for delivery of stents, including exclusive rights in the United States. In exchange for those rights, CVD has received, and will receive, certain milestone payments based upon the transfer of the technological knowledge to Guidant, and royalty payments based upon the sale of products by Guidant using Focus technology.

     CVD also has developed and markets products allowing physicians easier access to the body's vascular system for guidewire and catheter entry. In October 1998, CVD entered into a letter of intent with Escalon Medical Corp. for the sale to Escalon of CVD's vascular access business.

RADIANCE MEDICAL SYSTEMS

     Radiance is a research and development stage company in the field of Radiotherapy (radiation therapy) for the treatment of cardiovascular disease. Radiance is focused on researching technology to develop proprietary devices for the prevention of restenosis, the recurrence of atherosclerotic blockages following the interventional treatment of atherosclerosis. Radiance's primary product is a catheter-based delivery system to deliver radioactive materials to the area of an artery that has been treated with conventional interventional therapy such as Percutaneous Transluminal Coronary Angioplasty ("PTCA"), atherectomy and/or stent deployment.

     Radiance believes that it has catheter and radiation source technology that can deliver radioactive materials to the localized site safely and effectively. Radiance's technology enables solid form radioactive material, of virtually any isotope to be integrated into the wall of the balloon material itself, which creates a balloon/source angioplasty catheter. The Radiance approach combines the demonstrated benefits of Beta radiation with the utility of direct vessel wall apposition associated with balloon dilatation.

     Radiance currently is focusing on the development of the RMS Radiation Delivery Balloon Catheter System (the "RDX Catheter"). The RDX Catheter consists of an expandable dual balloon system which enables the radiation dosage to be delivered precisely to the vessel wall. Since the balloon is in contact with the wall, this method of delivering Radiotherapy is appropriate for vessels of any diameter with proper balloon size selection. The catheter design incorporates a beta emitting source in a solid, fully encapsulated configuration within the walls of a balloon angioplasty catheter. This design provides the physician with a familiar format which does not differ from conventional procedural techniques used in everyday interventional practice.

          OUR REASONS FOR THE ISSUANCE OF STOCK AND THE RELATED MERGER

ORIGINAL FORMATION OF RADIANCE BY CVD

     In 1996, CVD developed a multilayered angioplasty balloon which had several uses, including the delivery of radiation. CVD believed that by 1997 there was a growing consensus within the interventional cardiology industry that radiation could be used as a possible treatment of restenosis. In order to develop this technology, CVD incorporated Radiance (then known as Radiis, Inc.) as a separate corporation in August 1997. On September 4, 1997, CVD licensed to Radiance certain angioplasty technology to be used by Radiance in conjunction with its development, manufacturing and commercialization of products for the delivery of radiation therapy to the body to treat restenosis. Under the terms of the agreement, Radiance is obligated to pay CVD royalties based upon sales of licensed products, subject to a minimum payment of $10,000 per year for the two years following March 1998, and an overall minimum royalty of $500,000 from inception of the agreement to January 1, 2005, in order to maintain its exclusive license. In connection with the license agreement, Radiance granted to CVD rights of first offer with respect to the commercialization of Radiance's products. In consideration for the grant of the license, Radiance issued to CVD 750,000 shares of Series B Preferred Stock and a Warrant to purchase an additional 1,500,000 shares of Series B Preferred Stock at a purchase price equal to the lower of (i) $2.05 per share or (ii) one and one half times the per share price of Radiance stock sold in its then most recent equity financing. The Warrant was subsequently exercised in September 1998 for $.975 per share. As a result, CVD currently owns approximately 50% of the outstanding equity of Radiance.

     On September 8, 1997, Radiance closed a private placement of 2,325,930 shares of Series A Preferred Stock sold to 25 investors at a price of $.65 per share. In that private placement, CVD purchased 192,308 shares of Series A Preferred Stock. In addition, Michael Henson, Chairman of the Board, and at that time, Chief Executive Officer, of CVD, purchased 15,500 shares, and William Gerard Von Hoffman, a director of CVD, purchased 16,000 shares, of Series A Preferred Stock.

     CVD originally formed Radiance as a separate entity that would focus on the development of the Radiance technology and obtain financing of such development from sources other than CVD. In order to finance Radiance and the development of its technology at a minimum cost to CVD, Radiance sold stock to private investors, some of whom were officers and directors of CVD. See the discussion below in this Proposal No. 1, "THE MERGER AGREEMENT -- Interests Of CVD's Officers And Directors In The Merger." At the time of the Radiance Formation in August 1997, CVD's research and development efforts were focused on various other technologies, including the innovative and proprietary SEAL technology (Self Expanding Arterial Liner), Focus catheters for angioplasty and stent deployment, vascular access devices and solution delivery and perfusion catheters. CVD's Board and management determined it would be in the best interests of CVD to focus its efforts on fewer projects to better utilize its technical and financial resources. CVD intended to undertake and invest in at least two extensive clinical trials to prove the clinical efficacy of the SEAL technology.

     In addition, at that time, there were no definitive clinical trials indicating positive results of treating and preventing restenosis with radiation. CVD believed that there could be significant losses over a long period of time because of the uncertainties and difficulties in developing and bringing to market a viable product based on such technology. By forming a separate entity to focus on treating and preventing restenosis with radiation therapy, CVD could direct its efforts to fewer projects with potentially earlier profitability and could avoid significant losses and expenditures on continued research and development in the emerging field of radiation therapy. CVD believed that this strategy would allow it, and its stockholders, to benefit from the successful development of radiation technology through its ownership and licensing arrangements with Radiance, while at the same time minimizing CVD's exposure to any failure to develop the technology and the resulting negative financial impact.

     Following the commencement of Radiance's development operations in September 1997, CVD agreed to provide to Radiance certain management services relating to research and development, regulatory, manufacturing, and marketing. CVD was reimbursed by Radiance for its costs of providing these services. In addition, Radiance subleased from CVD office and laboratory space at a market rate.

DEVELOPMENTS SINCE THE RADIANCE FORMATION

     In late 1997 and through 1998 CVD continued to develop its SEAL (Self Expanding Arterial Liner) stent technology, a new concept in vascular stenting which is designed to treat restenosis by isolating the diseased segment of the vessel wall from blood flow. The development of the SEAL technology, while still promising, has not progressed as anticipated, for several reasons. First, the market for CVD's first generation SEAL product has shrunk from all peripheral and coronary vessels to a market that includes only large diameter coronary arteries and saphenous vein grafts. Second, there are now over 50 different types of conventional stents available from approximately 17 different stent companies. Although CVD believes that the SEAL technology will prove to have a lower restenosis rate due to its unique ability to line a high percentage of the vessel wall, CVD believes conventional stents are now viewed as commodity products. In addition, in 1998, CVD licensed certain rights to its Focus technology for stent deployment to Guidant Corporation and determined to sell the vascular access product line.

     Radiance, on the other hand, has developed its product, the unique beta emitting balloon catheter, faster than anticipated. In-vitro (bench top) testing has (i) established depth and dosing profiles for in-vivo applications and (ii) proven that a radioactive catheter with uniform isotope distribution on the source can be produced. Feasibility animal studies in a pig model, conducted at Stanford University and the University of Texas, San Antonio, demonstrated: (i) that the device and radioactive source can be delivered to a target site in coronary arteries; (ii) the RDX Radiation Delivery Catheter can safely deliver the source to the target; and (iii) the delivery of radiation in a coronary artery does not create unexpected damage or result in complications. The combination of current bench top in-vivo testing and available clinical data from ongoing clinical trials in radiation therapy, appear to indicate that Radiance may be able to provide a safe and effective way to deliver vascular radiation.

FACTORS BEHIND THE MERGER PROPOSAL

     CVD originally developed and is familiar with the basic technology of Radiance. In addition, CVD believes that its products and technology are complementary to the technology being developed by Radiance. CVD currently manufactures similar balloon catheters and has the core competency to manufacture the Radiance product. As a result, the Board of Directors of CVD believed that it would be prudent to consider acquiring ownership of all of Radiance and appointed an Independent Committee of the Board of Directors to analyze the opportunity further.

     CVD believes it can integrate the Radiance technology with its advanced stent technology to create new products in a cost effective manner. CVD believes that the SEAL technology, which is designed to line a high percentage of a diseased vessel wall may prove to be a more effective form of radiation coated stent. CVD is committed to providing advanced delivery systems to treat restenosis, while Radiance is a pioneer in the development of the beta emitting balloon catheter. CVD believes that the complementary nature of the two companies' technology and CVD's familiarity with Radiance will create synergies and result in greater growth potential for the combined companies.

     Prior to this Merger proposal, Radiance intended to raise additional funds through a second round of financing. In order to maintain its percentage ownership of Radiance, CVD would have had to purchase additional shares of Radiance capital stock in the second round of financing.

     Therefore, CVD decided that it would be in the best interests of CVD and its stockholders to reacquire Radiance through the Merger.

RECOMMENDATION OF INDEPENDENT PARTIES

     Because of the interest that some members of the Board of Directors of CVD have in Radiance, the Board appointed a committee of independent directors composed of William G. Davis, Franklin D. Brown and Edward M. Leonard the ("Independent Committee") to review and approve the Merger. The Independent Committee conducted its own analysis and considered numerous factors in reaching its decision to recommend the Merger to the Board of Directors, including the factors outlined above. In addition, the Independent Committee considered the fairness opinion of Wedbush Morgan Securities dated November 3, 1998 (the "Fairness Opinion"). The Fairness Opinion stated that subject to various matters, the consideration proposed to be paid by CVD for Radiance in the Merger was fair to the stockholders of CVD from a financial point of view.

     The Fairness Opinion is included in this Proxy Statement as Annex II, and you are urged to read it in its entirety.

INTERESTS OF CVD'S OFFICERS AND DIRECTORS IN THE MERGER

     All members of CVD's Board of Directors and all officers of CVD own CVD Common Stock, are owners of CVD Common Stock and/or hold stock options and, to that extent, their interest in the Merger is the same as yours. However, as set forth below, some of the officers and directors of CVD have interests in the Merger that are different from your interests as a stockholder. The Independent Committee considered these interests in recommending and approving the Merger.

     - Michael R. Henson, Chairman of the Board of CVD, also is Chairman of the Board and Chief Executive Officer of Radiance and owns 300,000 shares of Radiance Common Stock, acquired in June 1998 for $0.065 per share. Mr. Henson agreed not to take a salary from Radiance from June 1, 1998 to May 31, 1999. Mr. Henson also owns 15,500 shares of Radiance Series A Preferred Stock, and options to purchase 135,000 shares of Radiance Common Stock, and his wife owns options to purchase an additional 40,000 shares of Radiance Common Stock. In December 1998, Jeffrey O'Donnell resigned as Chief Executive Officer of CVD for family reasons, to be effective shortly after the special meeting of the stockholders. Mr. O'Donnell will remain as a director of CVD. The Board of Directors has elected Mr. Henson to serve as Chief Executive Officer commencing on the effectiveness of Mr. O'Donnell's resignation. Mr. Henson has indicated that if the Merger does not take place he will serve as Chief Executive Officer of CVD and resign as Chief Executive Officer of Radiance. As Chief Executive Officer of CVD, Mr. Henson will be responsible for managing CVD's activities, and therefore will be in a position to influence the ability of Radiance to achieve the milestones. Timely achievement of the milestones will result in additional payments to former Radiance stockholders and optionholders, including Mr. Henson.

     - Gerard von Hoffmann, a director of CVD, owns 16,000 shares of Radiance Series A Preferred Stock and options to purchase 20,000 shares of Radiance Common Stock.

     - Certain officers of CVD also have options to purchase Common Stock of Radiance, and thus will be entitled to a portion of the merger consideration in the same manner as other optionholders of Radiance. Jeffrey O'Donnell, Chief Executive Officer and President of CVD, Jeffrey Thiel, Vice President -- Manufacturing and Operations and Claire Walker, Vice President -- Clinical Affairs, each have options to purchase 5,000 shares of Radiance Common Stock. These options were granted by the Board of Directors of Radiance in exchange for providing certain management services relating to research and development, regulatory, manufacturing and marketing.

     - As stockholders and optionholders of Radiance these directors and officers will receive the same Merger Consideration as other stockholders and optionholders of Radiance.

     - In addition to the ownership of the capital stock of Radiance by certain officers and directors of CVD, several individuals also serve dual functions on behalf of both companies. Michael Henson, the Chief Executive Officer of CVD until June 1998, is the Chief Executive Officer of Radiance, and serves as the Chairman of the Board of Directors of both companies. In addition, Jeffrey O'Donnell, the Chief Executive Officer and President of CVD, and a director of CVD, is also a member of the Board of Directors of Radiance. Stephen Kroll is the Chief Financial Officer and Secretary of both CVD and Radiance.

     You are urged to read this Proxy Statement in its entirety for a more complete description of the interests of the officers and directors of CVD in the Merger. See the discussion under Proposal No. 1, "THE MERGER
AGREEMENT -- Interests of CVD's Officers and Directors."

                                   THE MERGER

     The Merger Agreement is attached as Annex I to this Proxy Statement. We encourage you to read the Merger Agreement because it is the legal document that governs the Merger.

MERGER CONSIDERATION (SEE PAGE 24)

  Primary Consideration

     If the Merger is completed, CVD will pay the stockholders of Radiance the primary consideration of $3.00 for each share of Radiance Preferred Stock and $2.00 for each share of Radiance Common Stock. In addition, Radiance stockholders and optionholders may receive milestone payments of up to $2.00 for each share of Series A Preferred Stock and $3.00 for each share of Common Stock (or underlying options) owned based on the occurrence of milestone events leading to regulatory approval, and an additional adjusted payment upon the registration of the CVD Common Stock with the SEC. The total amount to be paid to all holders of Radiance capital stock at closing will be approximately $7.0 million. Assuming all product development milestones are met on scheduled dates, and there is no adjustment upon registration of the CVD Common Stock with the SEC, an additional amount of approximately $6.9 million will be paid to Radiance stockholders and optionholders. Holders of Radiance Common Stock and optionholders will receive CVD Common Stock as payment for their shares and options. Holders of Radiance Series A Preferred Stock will receive CVD Common Stock and, at CVD's option, under certain circumstances, may receive up to 30% of the aggregate consideration in cash. There are 2,133,622 shares of Preferred Stock of Radiance (excluding shares currently owned by CVD) and 315,000 shares of Common Stock of Radiance outstanding. The exact number of shares of CVD Common Stock issued will depend on the value of CVD Common Stock at the Closing of the Merger.

     Options for 550,000 shares of Radiance Common Stock will accelerate and vest immediately prior to the completion of the Merger. If the options are exercised prior to completion of the Merger, the holders of the underlying Radiance Common Stock will receive the same consideration for their shares as other holders of Radiance Common Stock. If not exercised prior to completion of the Merger, CVD shall assume each option which shall then be exercisable by its holder and be converted into an option at the same exercise price, to purchase a number of shares of CVD Common Stock equal to $2.00, based on the average of the closing prices of CVD Common Stock as reported on the Nasdaq for the twenty trading days ending on the trading day preceding the Closing (the "Average Closing Price"). Holders of options will also receive the milestone payments for each share of Radiance Common Stock to which they were entitled, whether or not they exercise those options.

  Milestone Payments

     The milestones represent important steps in the United States Food and Drug Administration and European approval processes which CVD has determined are critical in bringing the Radiance technology to the marketplace. The four milestones consist of: (i) FDA approval of an Investigational Device Exemption application for the initiation of human clinical trial; (ii) approval of the CE mark for European marketing; (iii) the acceptance by the FDA of a Pre-Market Approval ("PMA") application filing in the United States; and (iv) PMA approval in the United States.

     The amount of each milestone payment that stockholders receive for their shares depends on the date that each milestone is achieved. If all of the milestones are reached on the target dates, CVD will pay the former stockholders and optionholders of Radiance an additional $3.00 for each share of Common Stock and $2.00 for each share of Preferred Stock. In addition, for each 30 day period that a milestone is reached ahead of the target date, Radiance stockholders and optionholders will receive an additional 10% of that milestone payment, up to a maximum of 30%. However, for each 30 day period behind the target date the milestone payment will be reduced 10%. Radiance stockholders will not receive any milestone payments if a milestone is not reached within 120 days of the target date.

  Adjusted Additional Consideration

     CVD will file a registration statement with the SEC covering the resale of the shares of CVD Common Stock issued to Radiance stockholders in the Merger within five days of completion of the Merger. In addition to the Primary Consideration and any possible Milestone Payment, if such registration statement is not effective within 30 days of the closing of the Merger, and on the date before such registration is effective, the price of CVD Common Stock is less than the Average Closing Price, CVD will pay former Radiance stockholders the difference between the price of the CVD Common Stock on the day before the Common Stock is registered and the Average Closing Price. Such difference would be paid in CVD Common Stock and could result in additional dilution to the existing CVD stockholders.

FORM OF CONSIDERATION (SEE PAGE 26)

     CVD will pay the Merger Consideration to the holders of Radiance Common Stock in the form of CVD Common Stock. CVD may pay the Merger Consideration to the holders of Radiance Preferred Stock in the form of CVD Common Stock or, at CVD's option, it may pay an amount up to 30% of the Merger Consideration in the form of cash. The exact number of shares of CVD Common Stock to be issued will depend on the value of CVD Common Stock at the time of each issuance. Payment of the Merger Consideration by CVD will result in significant dilution to CVD stockholders.

     If the holders of Radiance Preferred Stock request more cash than the amount set aside by CVD, stockholders electing to receive cash will receive a lower proportion of cash and more stock, based on the number of stockholders who elect to receive cash. If the holders of Radiance Series A Preferred Stock request less cash than CVD has set aside, stockholders electing to receive stock will receive a greater proportion of cash and less stock, based on the number of stockholders who elect to receive stock.

ADDITIONAL AGREEMENTS RELATED TO THE MERGER (SEE PAGE 27)

     The merger agreement contains additional agreements between CVD and Radiance which are related to the Merger and must be fulfilled by both parties. For example, CVD has agreed to appoint Maurice Buchbinder, M.D., the Medical Director of CVD for a period of four years on a consulting basis, and a position which entitles Dr. Buchbinder to receive stock options. Dr. Buchbinder is a cardiologist and the largest stockholder in Radiance (other than CVD) and holds 769,230 shares of Series A Preferred Stock of Radiance and options to purchase 160,000 shares of Common Stock of Radiance. CVD also has agreed to appoint a radiation management committee, to be composed initially of Michael Henson, Jeffrey O'Donnell and Dr. Buchbinder. The radiation management committee will oversee the operations of CVD with respect to the development of radiation therapy products. CVD has agreed to spend at least $10,000,000 on research and the development of radiation therapy products during the two years following the completion of the Merger. CVD has agreed that a majority of such spending will be directed toward matters included in the milestones, but is subject to the business judgment of the Board of Directors of CVD. Finally, CVD has agreed to indemnify all of the directors and officers of Radiance against any liability or losses which any of them may incur from any lawsuit or other action brought by stockholders of Radiance as a result of the Merger, or any of the transactions contemplated by the Merger Agreement.

     In addition to the agreements outlined above, as a condition to the completion of the Merger, CVD will enter into Employment Agreements for terms of two years with each of Michael Henson and Brett Trauthen, a key employee of Radiance. As an additional condition, prior to the completion of the Merger, each of Mr. Trauthen, Dr. Buchbinder and Mr. Henson will be required to enter into Noncompetition Agreements.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 29)

     CVD has the right to terminate the Merger if the Average Closing Price is $1.50 or less. In addition, the Merger can be terminated by either of Radiance or CVD in the event of certain governmental or regulatory actions, in the event of a material breach of the Merger Agreement, or if the Merger is not completed by February 1, 1999, but CVD may extend such date to April 30, 1999 by loaning Radiance $1 million in exchange for a promissory note which is convertible at CVD's option into Radiance equity securities in the next round of Radiance equity financing. The Merger Agreement also can be terminated by the mutual written consent of each of CVD and Radiance.

EXPENSES (SEE PAGE 29)

     If the Merger is not completed because one party cannot obtain the consent of its stockholders, that party will pay the costs of the other party incurred in connection with the Merger, up to a maximum of $30,000. On December 15, 1998, the stockholders of Radiance approved the Merger. Otherwise, the Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, whether consummated or not, will be paid by the party incurring such cost or expense.

FEDERAL INCOME TAX CONSEQUENCES

     CVD intends the Merger to be tax free to CVD and the stockholders of CVD. CVD and Radiance intend that the Merger be treated as a reorganization under
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986.

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

     The following table sets forth certain historical per share data of CVD and combined per share data of CVD and Radiance on an unaudited pro forma basis. CVD has never paid cash dividends. You should read the information set forth below along with the selected historical financial data and the unaudited pro forma combined condensed financial information included elsewhere in the joint proxy statement /prospectus. The pro forma combined condensed financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and you should not construe it as representative of future operations.

                                                                              NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                                                --------------------------    ------------------
                                                 1995      1996      1997      1997       1998
                                                ------    ------    ------    -------    -------
Historical CVD:
  Net loss per basic and diluted share........  $(0.71)   $(0.69)   $(0.96)   $(0.36)    $(0.59)

                                                               YEAR ENDED     NINE MONTHS ENDED
                                                              DECEMBER 31,      SEPTEMBER 30,
                                                                  1997              1998
                                                              ------------    -----------------
Pro forma combined diluted net loss(1):
  Per CVD share.............................................     $(0.95)           $(0.54)
  Equivalent per Radiance share.............................     $(0.07)           $(0.11)

                                                                    AS OF
                                                              SEPTEMBER 30, 1998
                                                              ------------------
Book value per share(2):
  Historical CVD............................................        $3.34
  Historical Radiance.......................................        $1.00
  Pro forma combined per CVD share(3).......................        $3.17
  Pro forma combined per Radiance share(3)..................        $0.10

---------------
(1) The Radiance equivalent pro forma combined diluted net income per share amounts are calculated by multiplying the CVD combined pro forma diluted net income per share amounts by the exchange ratio of CVD Common Stock received for Radiance Stock exchanged of 0.60 for Radiance Common Stock and options and 0.90 for Radiance Preferred Stock. The exchange ratio is based on the assumption that merger consideration is paid on a $3.33 CVD Common Stock price. There can be no assurance, however, that the actual CVD common stock price used to compute the exchange ratio will not be different.

(2) The CVD historical book value per share is computed by dividing stockholders' equity by the number of share of Common Stock outstanding at September 30, 1998. The Radiance historical book value per share is computed by dividing shareholder's equity by the number of shares of Common Stock outstanding at September 30, 1998, after reducing shareholder's equity by the convertible preferred shares liquidation preference of $0.65 per share. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Common Stock outstanding as of September 30, 1998.

(3) CVD estimates it will incur direct transaction costs of approximately $0.4 million associated with the merger, which will be included as part of the purchase price to be allocated to the Radiance assets acquired. The pro forma combined book value per share data gives effect to the estimated direct transaction costs as if such costs had been incurred as of the respective balance sheet date. The pro forma combined book value per share data does not include additional cots which costs are not currently estimable, expected to be incurred relating to integrating the companies. The direct transaction costs are not included in the pro forma combined net income per share data. See "Unaudited Pro Forma Condensed Combined Selected Financial Statements" and accompanying notes thereto.

                        NAME CHANGE FROM CVD TO RADIANCE

     CVD proposes to approve and adopt an amendment to the Certificate of Incorporation of CVD to change its name from CardioVascular Dynamics, Inc. to Radiance Medical Systems, Inc., which the Board of Directors believes will better describe operations after the Merger.

                            AMENDMENT OF OPTION PLAN

     CVD proposes to amend its 1996 Stock Option/Stock Issuance Plan (the "Option Plan") to increase the number of shares of Common Stock authorized for issuance under the Option Plan by an additional 750,000 shares of Common Stock in order to provide equity incentives to former employees of Radiance who will become employees of CVD upon completion of the Merger. The Board of Directors believes that by providing equity incentives to employees, CVD is better able to attract, retain and motivate those employees. You are urged to read Proposal No. 3 for a more complete description of the amendment and the principal features of the Option Plan.

OUR RECOMMENDATIONS TO STOCKHOLDERS

     The Independent Committee has unanimously approved the issuance of Common Stock and the Merger and recommends that you vote in favor of the issuance and the Merger. Both the Board of Directors of CVD and the Independent Committee unanimously have approved the name change from CVD to Radiance and the amendment to the Option Plan, and recommend that you vote in favor of those proposals.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

DATE, TIME AND PLACE OF SPECIAL MEETING

     The special meeting of the stockholders of CardioVascular Dynamics, Inc. ("CVD" or the "Company") will be held on January 14, 1999 at 10:00 a.m., local time, at 13700 Alton Parkway, Suite 160, Irvine, California (the "Special Meeting").

     On the Record Date, December 11, 1998, 8,891,941 shares of CVD Common Stock were outstanding and entitled to vote. As of December 11, 1998, stockholders who are not affiliates of CVD owned approximately 6,919,753 shares, or 78%, of the outstanding shares of CVD Common Stock. Radiance owns no shares of CVD's Common Stock. The directors and officers of CVD and their affiliates together own approximately 1,972,188 shares, or 22% of the Common Stock.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, stockholders of record of CVD as of the close of business on December 11, 1998 (the "Record Date") will be asked to consider and vote upon (i) a proposal to approve the issuance of shares of CVD Common Stock (the "Issuance") in exchange for the outstanding capital stock of Radiance in the related Merger of Radiance with and into a subsidiary of CVD (the "Merger"), pursuant to an Agreement and Plan of Merger by and among CVD, CVD/RMS Acquisition Corp., a wholly-owned subsidiary of CVD, and Radiance, dated as of November 3, 1998 (the "Merger Agreement"); (ii) a proposal to approve and adopt an amendment to the Certificate of Incorporation of CVD to change the name of CVD from CardioVascular Dynamics, Inc. to Radiance Medical Systems, Inc. (the "Name Change"); (iii) a proposal to approve and adopt an amendment to CVD's 1996 Stock Option/Stock Issuance Plan to increase the number of shares available for issuance by an additional 750,000 shares of Common Stock (the "Option Plan Amendment"); and (iv) such other matters as may properly be brought before the Special Meeting.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE; QUORUM

     Only holders of record of CVD's Common Stock (the "Common Stock") at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 8,891,941 shares of Common Stock outstanding and entitled to vote, held of record by approximately 276 stockholders. A majority, or 4,445,971 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes will be counted as present and voting for the purposes of determining whether there is a quorum at the Special Meeting.

VOTE REQUIRED

     Issuance and Merger. CVD values the advice and consent of its stockholders and, is seeking their consent to the Issuance and the Merger. The rules of the National Association of Securities Dealers ("NASD"), the governing body of the Nasdaq exchange on which shares of CVD are traded, require the affirmative vote of the holders of a majority of the shares of CVD's Common Stock represented at the Special Meeting and voting on the proposal. Abstentions will have the same effect as votes against the Issuance, and broker non-votes will have no effect.

     Name Change. CVD seeks its stockholders' consent to the Name Change. Pursuant the Delaware General Corporation Law ("Delaware Law"), the Name Change requires the affirmative vote of a majority of all outstanding shares of the capital stock of CVD. Abstentions and broker non-votes will have the same effect as votes against the Name Change.

     Option Plan Amendment. Finally, CVD seeks its stockholders' consent to amend its Stock Option Plan. This vote, like the vote on the Issuance and Merger, requires the affirmative vote of the holders of a majority of the shares of CVD Common Stock represented and voting on the proposal at the Special Meeting.

Abstentions will have the same effect as votes against the Option Plan Amendment, and broker non-votes will have no effect.

VOTING OF PROXIES; REVOCABILITY OF PROXIES

     The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of CVD for use at the Special Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to CVD. All proxies that are executed properly and received by CVD in time to be voted at the Special Meeting, and that are not revoked, will cause the shares of Common Stock represented thereby to be voted at the Special Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, FOR approval of the Issuance in the related Merger; FOR approval of the Name Change; and FOR approval of the Option Plan Amendment. Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by
(i) delivering to the Secretary of CVD (by any means, including facsimile) a written notice, bearing a date later than the proxy, stating that the proxy is revoked, addressed to CVD at 13700 Alton Parkway, Suite 160, Irvine, California 92618, facsimile number (949) 457-9561, (ii) signing and delivering a proxy relating to the same shares and bearing a later date than the earlier proxy prior to the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy). If a quorum is not obtained or if fewer shares of Common Stock than the number required therefor are voted in favor of approval of the Issuance, the Board of Directors expects to postpone or adjourn the Special Meeting in order to permit additional time for soliciting and obtaining additional proxies or votes, and at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn.

SOLICITATION OF PROXIES AND EXPENSES

     CVD will bear the cost of soliciting proxies from its stockholders. CVD has retained the services of ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") to assist the solicitation of proxies. The estimated costs for these services is $7,500. In addition, CVD has agreed to indemnify ChaseMellon against any losses or liabilities arising out of ChaseMellon's fulfillment of the contract, except for such losses or liabilities arising out of ChaseMellon's own negligence or willful misconduct. In addition to solicitation by mail, the directors, officers and employees of CVD may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. CVD's regular employees will not receive additional compensation for such solicitation. Following the original mailing of the proxies and other soliciting materials, CVD will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of the Common Stock and to request authority for the exercise of proxies. In such cases, CVD, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

FORWARD-LOOKING STATEMENTS

     CVD cautions stockholders that, in addition to the historical financial information included herein, this Proxy Statement includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Securities Reform Act") that are based on management's beliefs, as well as on assumptions made by and information currently available to management. All statements other than statements of historical fact included in this offering memorandum, including without limitation, certain statements under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and located elsewhere herein regarding CVD's financial position and business strategy, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "believes," "may," "will," "expects," "intends," "estimates," "anticipates," "plans," "seeks," or "continues," or the negative thereof or variations thereon or similar terminology. Such forward-looking statements involve known and unknown risks, including, but not limited to, economic and market conditions, the regulatory environment in which CVD operates, competitive activities or other business conditions. There can be no assurance that CVD's actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied from such forward-looking statements. Important factors that could cause actual results to differ materially from CVD's expectations ("Cautionary Statements") are disclosed in this Proxy Statement, as well as in CVD's Annual Report on Form 10-K for the year ended December 31, 1997. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these Cautionary Statements.

                             ADDITIONAL INFORMATION

     CVD is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains an Internet web site that contains certain reports, proxy statements and other information regarding issuers like CVD who file electronically with the SEC. The address of that site is http://www.sec.gov. The reports, proxy statements and other information filed by CVD with the SEC may also be inspected at the offices of the National Association of Securities Dealers, Inc., NASDAQ Reports Section, 1735 K Street, Washington, D.C. 20006.

                                 PROPOSAL NO. 1

                      PROPOSAL TO APPROVE THE ISSUANCE OF
                    CVD COMMON STOCK AND THE RELATED MERGER

GENERAL

     The Merger Agreement provides for Radiance to be merged with and into CVD/RMS Acquisition Corp., a wholly-owned subsidiary of CVD (the "Sub"), with the Sub as the surviving corporation (the "Surviving Corporation") in the Merger. Upon filing of a Certificate of Merger with the Delaware Secretary of State (the "Effective Time"), each share of the common stock, par value $0.001 per share, of Radiance (the "Radiance Common Stock") will be exchanged for $2.00 in common stock, par value $0.001 per share, of CVD (the "CVD Common Stock") and each share of the Series A Preferred Stock, par value $0.001 per share, of Radiance (the "Radiance Preferred Stock") not held by CVD or Sub will be exchanged for $3.00 in CVD Common Stock, or at CVD's option, a certain amount of CVD Common Stock and cash (the "Primary Consideration"). In addition, Radiance stockholders may receive milestone payments of up to $2.00 in CVD Common Stock for each share of Radiance Series A Preferred Stock and $3.00 in CVD Common Stock for each share of Radiance Common Stock based on the occurrence of events related to regulatory approval, and an additional adjusted payment upon registration of the CVD Common Stock with the SEC. See the discussion below in this Proposal No. 1, "THE MERGER AGREEMENT -- Merger Consideration."

     The number of shares of CVD Common Stock issuable to Radiance stockholders will range from approximately 1,579,000 shares, assuming (i) CVD elects to pay 30% of the consideration in cash, (ii) the Average Closing Price is $5.00, (iii) there are no milestone payments and (iv) there is no adjustment upon registration of the shares; to 4,874,000 shares, assuming (i) CVD pays the entire consideration in stock, (ii) each milestone is achieved on the target date, and the Average Price of CVD Common Stock at such time is $3.33 per share,
(iii) the Average Closing Price is $2.00 per share, and (iv) there is no adjustment upon registration. This range represents approximately 16% to 51% of the outstanding stock of CVD as of November 30, 1998. However, the number of shares of CVD Common Stock issuable to Radiance stockholders could be significantly greater if the Average Closing Price is less than $2.00, or if upon payment of the milestones, the price of CVD Common Stock is less than $3.33 per share. If that happens, CVD will be required to issue more shares of stock to pay the same amount of milestone value. Similarly, the number of shares of CVD Common Stock issuable if there is an adjustment upon registration cannot be calculated until the registration of such shares, but will depend if and to what extent the price of CVD Common Stock decreases after the Closing of the Merger. See the discussion below in this Proposal No. 1, "THE MERGER AGREEMENT -- Merger Consideration."

     The terms of the Agreement and Plan of Merger may be amended or waived by the parties thereto. See the discussion below in this Proposal No. 1, "THE MERGER AGREEMENT -- Termination; Amendment; Expenses."

BACKGROUND OF THE MERGER

     In 1996, CVD developed a multilayered angioplasty balloon which had several uses, including the delivery of radiation. By 1997 competitors had begun to investigate radiation as a possible treatment of restenosis in order to develop this technology, CVD incorporated Radiance (then known as Radiis, Inc.) as a separate corporation in August 1997. On September 4, 1997, CVD licensed to Radiance certain angioplasty technology to be used by Radiance in conjunction with its development, manufacture and commercialization of products for the delivery of radiation therapy to the body to treat restenosis. This license agreement requires Radiance to pay CVD royalties based upon sales of licensed products, subject to a minimum payment of $10,000 per year for the two years following March 1998, and an overall minimum royalty of $500,000 from inception of the agreement to January 1, 2005, in order to maintain its exclusive license. In connection with the license agreement, Radiance granted to CVD rights of first offer with respect to the commercialization of Radiance's products. In consideration for the grant of the license, Radiance issued to CVD 750,000 shares of Series B Preferred Stock and a Warrant to purchase an additional 1,500,000 shares of Series B Preferred Stock at a purchase price equal to the lower of (i) $2.05 per share or (ii) one and one half times the per share price of Radiance stock sold in its then most recent equity financing.

     On September 8, 1997, Radiance closed a private placement of 2,325,930 shares of Series A Preferred Stock sold to 22 investors (including CVD) at a price of $.65 per share. In that private placement, CVD purchased 192,308 shares of Series A Preferred Stock. In addition, Michael Henson, Chairman of the Board of CVD, and, at that time, Chief Executive Officer of CVD, purchased 15,500 shares and Gerard von Hoffman, a director of CVD, purchased 16,000 shares. After the private placement, CVD owned approximately 31% of the outstanding capital stock of Radiance.

     On September 10, 1998, CVD exercised its Warrant to purchase 1,500,000 shares of Series B Preferred Stock of Radiance at an exercise price of $.975 per share (one and one half time the $.65 per share price in Radiance's most recently completed financing). After exercise of the Warrant, CVD owned approximately 50% of the outstanding capital stock of Radiance, and, Jeffrey O'Donnell, Chief Executive Officer of CVD, was appointed to the Board of Directors of Radiance. On September 23, 1998, CVD and Radiance executed a letter of intent relating to the acquisition of all shares of Radiance by CVD. In connection with the letter of intent, CVD paid Radiance $400,000 which was returned to CVD upon execution of the Merger Agreement on November 3, 1998.

     Following the commencement of Radiance's development operations in September 1997, CVD agreed to provide to Radiance certain management services relating to research and development, regulatory, manufacturing, and marketing. In addition, the Board of Directors of Radiance granted certain CVD officers options to purchase 5,000 shares of Radiance Common Stock in exchange for providing Radiance such management services. See the discussion below in this Proposal No. 1, "Interests of CVD's Officers and Directors in the Merger."

REASONS FOR THE MERGER

  Reasons for Original Formation of Radiance

     CVD originally formed Radiance as a separate entity that would focus on the development of the Radiance technology and obtain the financing of such development from sources other than CVD. In order to finance Radiance and the development of its technology at a minimum cost to CVD, Radiance sold stock to private investors, some of whom were officers and directors of CVD. See the discussion below in this Proposal No. 1, "THE MERGER AGREEMENT -- Interests Of CVD's Officers And Directors In The Merger." At the time of the Radiance Formation in August 1997, CVD's research and development efforts were focused on various other technologies, including the innovative and proprietary SEAL technology (Self Expanding Arterial Liner), Focus catheters for angioplasty and stent deployment, vascular access devices and solution delivery and perfusion catheters. CVD's Board and management determined it would be in the best interests of CVD to focus its efforts on fewer projects to better utilize its technical and financial resources. CVD intended to undertake and invest in at least two extensive clinical trials to prove the clinical efficacy of the SEAL technology.

     In addition, at that time, there were no definitive clinical trials indicating positive results of treating and preventing restenosis with radiation. CVD believed that there could be significant losses over a long period of time because of the uncertainties and difficulties in developing and bringing to market a viable product based on such technology. By forming a separate entity to focus on treating and preventing restenosis with radiation therapy, CVD could direct its efforts to fewer projects with potentially earlier profitability and could avoid significant losses and expenditures on continued research and development in the emerging field of radiation therapy. CVD believed that this strategy would allow it, and its stockholders to benefit from the successful development of radiation technology through its ownership and licensing arrangements with Radiance, while at the same time it would minimize CVD's exposure to any failure to develop the technology and the resulting negative financial impact.

  Developments Since the Radiance Formation

     The development of the SEAL technology, while still promising, has not progressed as anticipated, for several reasons. First, the market for CVD's first generation product has shrunk from all peripheral and coronary vessels to a market that includes only large diameter coronary arteries and saphenous vein grafts. Second, there are now over 50 different types of conventional stents available from approximately 17 different stent companies. Although CVD believes that the SEAL technology will prove to have a lower restenosis rate due to its unique ability to line a high percentage of the vessel wall, CVD believes conventional stents are now viewed as commodity products. In addition, in 1998, CVD licensed certain rights to its Focus technology for stent deployment to Guidant Corporation and determined to sell the vascular access product line.

     Radiance, on the other hand, has developed its product, the unique beta emitting balloon catheter, faster than anticipated. The Radiance RDX Radiation Delivery Catheter is a novel approach to the application of radiation therapy to coronary and peripheral vasculature from within the lumen of these blood vessels. The catheter design incorporates a beta emitting source in a solid, fully encapsulated configuration within the walls of a balloon angioplasty catheter. This design provides the physician with a familiar format which does not differ from conventional procedural techniques used in everyday interventional practice.

     In-vitro (bench top) testing has (i) established depth and dosing profiles for in-vivo applications and (ii) proven that a radioactive catheter with uniform isotope distribution on the source can be produced. Feasibility animal studies in a pig model, conducted at Stanford University and the University of Texas, San Antonio, demonstrated: (i) that the device and radioactive source can be delivered to a target site in coronary arteries; (ii) the RDX Radiation Delivery Catheter can safely deliver the source to the target; and (iii) the delivery of radiation in a coronary artery does not create unexpected damage or result in complications. The combination of current bench top in-vivo testing and available clinical data from ongoing clinical trials in radiation therapy, appear to indicate that Radiance may be able to provide a safe and effective way to deliver vascular radiation.

  Factors Behind the Merger Proposal

     CVD originally developed and is familiar with the basic technology of Radiance. In addition, CVD believes that its products and technology are complementary to the technology being developed by Radiance. CVD currently manufactures similar balloon catheters and has the core competency to manufacture the Radiance product. As a result, the Board of Directors of CVD believed that it would be prudent to consider acquiring ownership of all of Radiance and appointed an Independent Committee of the Board of Directors to analyze the opportunity further.

     CVD believes it can integrate the Radiance technology with its advanced stent technology to create new products in a cost effective manner. CVD believes that the SEAL technology, which is designed to line a high percentage of a diseased vessel wall may prove to be a more effective form of radiation coated stent. CVD is committed to providing advanced delivery systems to treat restenosis, while Radiance is a pioneer in the development of the beta emitting balloon catheter. CVD believes that the complementary nature of the two companies' technology and CVD's familiarity with Radiance will create synergies and result in greater growth potential for the combined companies.

     Prior to this Merger proposal, Radiance intended to raise additional funds through a second round of financing. In order to maintain its percentage ownership of Radiance, CVD would have had to purchase additional shares of Radiance capital stock in the second round of financing. Finally, whether or not CVD chose to participate in the second round of financing, any future exercise of CVD's warrant to purchase 1,500,000 shares of Radiance would be more costly to CVD. Instead of the price at which CVD exercised the warrant ($0.975 per share), the price would have increased to one and one-half times the per share price of Radiance stock sold in its most recent equity financing. Therefore, CVD decided that it would be in the best interests of CVD and its stockholders to reacquire Radiance through the Merger.

CONSIDERATION BY THE INDEPENDENT COMMITTEE

     The Independent Committee of directors composed of Franklin D. Brown, William G. Davis and Edward M. Leonard believes that the terms of the Radiance Acquisition are fair to, and in the best interests of, CVD and its stockholders. The Independent Committee conducted its own analysis and considered numerous factors in reaching its decision to recommend the Merger to the Board of Directors, including the factors outlined above.

     The Independent Committee also considered, among other things: (i) information concerning the financial performance, condition, business operations and prospects of each of CVD and Radiance; (ii) the structure of the Merger; and
(iii) the terms of the Merger Agreement and other documents to be executed in connection with the Merger. In addition, the Independent Committee considered the Fairness Opinion of Wedbush Morgan Securities dated November 3, 1998. Accordingly, the Independent Committee has unanimously approved the Radiance Acquisition, declared it advisable and recommended its approval by CVD's stockholders. See the discussion below in this Proposal No. 1, "Fairness Opinion." The Board of Directors believes the Radiance Merger presents a unique opportunity for CVD to expand substantially its participation in the field of advanced medical delivery systems.

INTERESTS OF CVD'S OFFICERS AND DIRECTORS IN THE MERGER

     All members of CVD's Board of Directors and all officers of CVD own CVD Common Stock, are affiliated with owners of CVD Common Stock and/or hold stock options and, to that extent, their interest in the Merger is the same as yours. However, as set forth below, some of the officers and directors of CVD have interests in the Merger that are different from your interests as a stockholder. The Independent Committee considered these interests in recommending and approving the Merger.

     - Michael R. Henson, Chairman of the Board of CVD, also is Chairman of the Board and Chief Executive Officer of Radiance and owns 300,000 shares of Radiance Common Stock, acquired in June 1998 for $0.065 per share. Mr. Henson agreed not to take a salary from Radiance from June 1, 1998 to May 31, 1999. Mr. Henson also owns 15,500 shares of Radiance Series A Preferred Stock, and options to purchase 135,000 shares of Radiance Common Stock, and his wife owns options to purchase an additional 40,000 shares of Radiance Common Stock. In December 1998, Jeffrey O'Donnell resigned as Chief Executive Officer of CVD for family reasons, to be effective shortly after the special meeting of the stockholders. Mr. O'Donnell will remain as a director of CVD. The Board of Directors has elected Mr. Henson to serve as Chief Executive Officer commencing on the effectiveness of Mr. O'Donnell's resignation. Mr. Henson has indicated that if the Merger does not take place he will serve as Chief Executive Officer of CVD and resign as Chief Executive Officer of Radiance. As Chief Executive Officer of CVD, Mr. Henson will be responsible for managing CVD's activities, and therefore will be in a position to influence the ability of Radiance to achieve the milestones. Timely achievement of the milestones will result in additional payments to former Radiance stockholders and optionholders, including Mr. Henson.

     - Gerard von Hoffmann, a director of CVD, owns 16,000 shares of Radiance Series A Preferred Stock and options to purchase 20,000 shares of Radiance Common Stock.

     - Certain officers of CVD also have options to purchase Common Stock of Radiance, and thus will be entitled to a portion of the Merger Consideration in the same manner as other optionholders of Radiance. Jeffrey O'Donnell, Chief Executive Officer and President of CVD, Jeffrey Thiel, Vice President -- Manufacturing and Operations and Claire Walker, Vice President -- Clinical Affairs, each have options to purchase 5,000 shares of Radiance Common Stock. These options were granted by the Board of Directors of Radiance in exchange for providing certain management services relating to research and development, regulatory, manufacturing and marketing.

     - As stockholders and optionholders of Radiance these directors and officers will receive the same Merger consideration as other stockholders and optionholders of Radiance.

     - In addition to the ownership of the capital stock of Radiance by certain officers and directors of CVD, several individuals also serve dual functions on behalf of both companies. Michael Henson, the Chief Executive Officer of CVD until June 1998, is the Chief Executive Officer of Radiance, and serves as the Chairman of the Board of Directors of both companies. In addition, Jeffrey O'Donnell, the Chief Executive Officer and President of CVD, is also a member of the Board of Directors of Radiance. Stephen Kroll is the Chief Financial Officer and Secretary of both CVD and Radiance.

     All options have an exercise price of $0.065 per share and will accelerate upon completion of the Merger, and to the extent not exercised at the Merger, will be assumed and converted into CVD options to purchase $2.00 of CVD Common Stock and the right to receive the Milestone Payments, whether or not the options are exercised. See the discussion below in this Proposal No. 1, "THE MERGER AGREEMENT -- Options."

WEDBUSH FAIRNESS OPINION

     Pursuant to an engagement agreement dated September 10, 1998, Wedbush Morgan Securities ("Wedbush") was retained by the Independent Committee of the Board of Directors of CVD to render its opinion as to whether the Merger Consideration proposed to be paid by CVD in the Merger is fair, from a financial point of view, to the stockholders of CVD.

     Wedbush made presentations to the Independent Committee of the Board of Directors of CVD at meetings held on October 14, 1998, and November 2, 1998, and rendered its oral opinion, which was subsequently confirmed in a written opinion dated November 3, 1998, to the effect that, as of such date and subject to various matters set forth in the opinion, the Merger Consideration proposed to be paid by CVD in the Merger was fair to the stockholders of CVD from a financial point of view. No limitations were imposed by the Independent Committee or the Board on Wedbush with respect to the investigations made or procedures followed in rendering its opinion.

     THE FULL TEXT OF THE WEDBUSH WRITTEN OPINION DATED NOVEMBER 3, 1998, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX II TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE WITH THE CONSENT OF WEDBUSH. THE SUMMARY OF THE WEDBUSH OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. STOCKHOLDERS OF CVD ARE URGED TO READ THE WEDBUSH OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER. THE WEDBUSH OPINION IS ADDRESSED TO THE INDEPENDENT COMMITTEE OF CVD'S BOARD OF DIRECTORS ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     For purposes of its opinion, Wedbush reviewed and analyzed, among other things: (1) the Merger Agreement and the specific terms of the Merger, (2) certain publicly available business and financial information relating to CVD and in general to the medical device and medical technology industry, (3) certain internal information furnished to Wedbush by the managements of CVD and Radiance concerning the past and current business operations, financial condition and future prospects of their respective companies and, in the case of Radiance, its projected financial results, (4) certain publicly available and other information concerning the reported price and trading history of CVD's Common Stock, (5) certain publicly available information with respect to other medical device and medical technology companies deemed comparable to CVD or Radiance, and (6) certain publicly available financial terms of selected merger and acquisition transactions deemed comparable. In addition, Wedbush held discussions with the managements of CVD and Radiance concerning their views as to the financial and other information described above, and with the management of CVD concerning the strategic rationale for, and the benefits expected to result from, the Merger. Wedbush also had the management of CVD describe to it the terms of certain ancillary agreements, including the Employment Agreements, Noncompetition Agreements, Registration Rights Agreements, Lock-Up Agreements and Escrow Agreement. In addition to the foregoing, Wedbush conducted such other analyses and examinations and considered such other financial, economic and market criteria as it deemed appropriate to arrive at its opinion.

     In rendering its opinion, Wedbush assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to or reviewed by it for the purposes of its opinion. With respect to the information provided by CVD and the internal financial projections and other information provided by Radiance, Wedbush assumed that all such information was reasonably prepared on bases reflecting managements' best currently available estimates and judgments as to the expected future financial performance of the Radiance business. Wedbush assumed that, after the Merger, the Radiance business will perform substantially in accordance with such projections. Wedbush further relied on the assurances of managements of CVD and of Radiance that they were unaware of any facts that would make the information or projections provided to Wedbush incomplete or misleading. Wedbush did not make and was not provided with any independent evaluation or appraisal of any of CVD's or Radiance's assets, liabilities, technology or intellectual property. Wedbush also assumed that all conditions to the Merger Agreement will be satisfied and not waived.

     The opinion necessarily is based upon economic, market and other conditions and circumstances as they exist and can be evaluated as of the date of such opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion.

     The opinion does not address the merits of the business decision of CVD to enter into the Merger Agreement or to complete the Merger. Furthermore, Wedbush was not consulted in determining the amount or the composition of the consideration offered in the Merger. Wedbush is not expressing any opinion as to what the value of the shares of CVD's Common Stock actually will be, if and when issued pursuant to the Merger Agreement, or the price at which such shares will trade following the consummation of the Merger.

     Wedbush was selected to render its opinion as to the fairness of the Merger Consideration from a financial point of view based upon its qualifications, expertise and reputation. Wedbush is an investment banking firm and a member firm of the New York Stock Exchange and other principal stock exchanges in the United States, and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes.

  Summary of Analyses

     While the following summaries describe the principal elements of the analyses and examinations that Wedbush performed in arriving at its opinion, they are not a comprehensive description of all analyses and examinations actually conducted by Wedbush. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not susceptible to partial analysis or summary description. Each of the analyses conducted by Wedbush was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. Wedbush did not form a conclusion as to whether any individual analysis, considered alone, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Wedbush considered the results of the analyses as a whole and did not place particular reliance or weight on any individual factor. Therefore, selecting portions of the analyses and the factors considered, without considering all such analyses and factors, would create an incomplete or misleading view of the evaluation process underlying the opinion. The range of valuations resulting from any particular analysis described herein should not be taken to be Wedbush's view of the actual value or predicted future value of Radiance or of CVD's Common Stock.

     In performing its analyses, Wedbush made numerous assumptions with respect to general business and economic conditions such as inflation, interest rates and various other matters, many of which are beyond the control of CVD and Wedbush. Any estimates contained in Wedbush's analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than indicated by such analyses.

     Such analyses were prepared solely as part of Wedbush's analysis of the fairness, from a financial point of view, to CVD's stockholders of the Merger Consideration proposed to be paid by CVD in the Merger. Additionally, estimates of the values of the businesses and securities do not purport to be appraisals of the assets or market values of CVD or Radiance, or their respective securities, nor do they necessarily reflect the prices at which such businesses or securities may actually be sold.

     The following is a summary of the material financial analyses performed by Wedbush in connection with its opinion.

  Summary of the Proposed Merger

     Wedbush reviewed the terms of the Merger, including the range, mix and staged payments of the Merger Consideration available to the holders of each class of Radiance stock.

     Its analysis assumed, among other things, that, (i) each Radiance stockholder elects the Average Signing Price as the valuation method, (ii) the Average Signing Price is $3.35 per share (which it deemed not to differ significantly from the actual Average Signing Price of $3.33 per share in the Merger Agreement), (iii) CVD elects to pay the maximum amount of the Merger Consideration in cash, and (iv) each milestone is achieved on schedule. On that basis, Wedbush calculated the aggregate value of the Merger and adjusted it to take into account (a) the amount of Radiance stock already owned by CVD, (b) the amount of cash paid by CVD to Radiance on exercise by CVD of warrants to purchase 1,500,000 shares of Series B Preferred Stock, (c) the potential cost savings to CVD with respect to the required payment for foreign distribution rights to future Radiance products, and (d) the timing of scheduled future milestone payments using discount rates ranging from 20% to 40%. The calculation of the adjusted value of the Merger also took into consideration the increase in value of CVD Common Stock payable to Radiance stockholders to the extent that they elect the Average Signing Price as the valuation method and the Average Closing Price exceeds the Average Signing Price.

     If the Average Closing Price were to be $3.35 per share, Wedbush calculated that the resulting adjusted value of the Merger would range from $16,054,000 to $18,639,000. If the Average Closing Price were to be $4.00 per share, the adjusted value of the Merger would range from $18,706,000 to $21,395,000. Finally, if the Average Closing Price were to be $5.00 per share or higher, the adjusted value of the Merger would range from $22,768,000 to $25,616,000.

  Comparable Public Company Analysis

     Using publicly available information, Wedbush reviewed and compared certain financial information relating to Radiance to corresponding financial data, ratios and public market multiples as of October 30, 1998 for two groups of publicly-traded cardiovascular/medical device companies ("Comparable Companies"). One group consisted of eight large market capitalization companies, and the other group was comprised of 29 small/medium market capitalization companies ("Comparable Small/Mid Cap Companies"). The two groups of companies were selected because they have operations that, for purposes of its analysis, may be considered similar in certain respects to Radiance. Wedbush, however, placed greater emphasis on the Comparable Small/Mid Cap Companies, given greater comparability with Radiance.

     Wedbush analyzed the enterprise value (calculated as the market capitalization plus total debt minus cash) for each of the Comparable Companies as a multiple of latest 12 months ("LTM") (a) revenue, (b) earnings before interest and taxes and (c) earnings per share ("EPS"). Because Radiance, like certain of the Comparable Small/Mid Cap Companies, currently does not have meaningful revenues or earnings, Wedbush concluded that a quantitative, multiple-driven analysis of historical data would not be meaningful. Therefore, Wedbush concentrated its analysis on prospective future EPS estimates, as a benchmark for determining an implied enterprise value.

     Wedbush examined publicly available information from equity research analysts on 1998 and 1999 estimated EPS for the Comparable Small/Mid Cap Companies, and applied published Institutional Brokers Estimating System ("IBES") five-year EPS growth rates to those estimated EPS to derive future EPS estimates for years 2000 and 2001. Wedbush then computed the implied enterprise value for Radiance in year 2001, based on a range of theoretical multiples of estimated Radiance EPS for that year. The IBES five-year growth rates ranged from 15.4% to 97%. The resulting multiples ranged from 2.3x to 17.9x (with an average of

9.5x and median of 8.0x). Applying the average and median multiples, the implied enterprise value for Radiance ranged from $27,734,000 to $32,935,000.

  Selected Comparable Transaction Analysis

     Because Radiance does not currently have meaningful revenues or earnings, Wedbush believed that a quantitative, multiple-driven analysis based on comparable merger and acquisition transactions would not be meaningful. However, Wedbush reviewed the financial terms, to the extent publicly available, of 17 pending or completed merger and acquisition transactions since March 1996 in the cardiovascular/medical device industry ("Comparable Transactions"). Wedbush noted that from among the Comparable Transactions, the transaction value of nine selected early stage companies in product development (without substantial realized revenue) ranged from $15,500,000 to $171,000,000.

     No transaction used in this analysis is identical to the Merger, and no company used in the analysis is identical to Radiance. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and certain other factors that could affect the acquisition value of the companies to which it is being compared.

  Discounted Cash Flow Analysis

     Wedbush performed a discounted cash flow analysis of Radiance using financial projections provided by Radiance management. Wedbush calculated an implied enterprise value for Radiance by adding the present value of (i) estimated free cash flows for years 1998 to 2002, and (ii) the terminal value of Radiance at the end of year 2002, assuming 2% to 4% perpetual growth rates. The free cash flow stream and terminal values were then discounted to present value using rates from 25% to 35%. The resulting implied enterprise value of Radiance ranged from $5,471,000 to $30,645,000, with an average implied enterprise value of $16,398,000.

     In determining the discount rates, Wedbush noted, among other things, such general factors as inflation and prevailing interest rates, as well as factors pertaining to Radiance and the industry in which it operates, including the inherent risk in its business, the pre-clinical state of its products and technology and the range of discount rates applied to the analysis of other recent merger and acquisition transactions involving early-stage companies in the medical device/medical technology field.

  Discounted Future Earnings Analysis

     Wedbush reviewed and analyzed the estimated year 2001 earnings for Radiance based on financial projections provided by Radiance management. Wedbush applied a range of derived one year forward 1999 earnings multiples to estimated year 2001 fully taxed net income, which was then discounted back two years to 1999. Forward 1999 earnings multiples for the Comparable Small/Mid Cap Companies ranged from 8.5 x to 84.3x (with an average of 25.7x and median of 13.7x). Utilizing these discount rates and applying the median earnings multiple, the resulting implied enterprise value of Radiance ranged from $26,155,000 to $30,507,000.

  Wedbush Fee

     Pursuant to the terms of the engagement agreement, CVD has paid Wedbush a fee of $200,000, of which $25,000 was payable upon execution of the agreement, $100,000 was payable at the time Wedbush notified the Committee that it was prepared to deliver an oral or written opinion, and $75,000 was payable upon the preparation of the final written opinion and its inclusion in the proxy materials delivered to CVD's stockholders. CVD has also agreed to reimburse Wedbush for its expenses incurred in connection with its engagement and to indemnify Wedbush and its employees, agents, officers, attorneys, shareholders or any person who controls or is deemed to control Wedbush against certain liabilities.

     In the ordinary course of business, Wedbush and its affiliates may actively trade the Common Stock of CVD for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in the Common Stock of CVD.

                              THE MERGER AGREEMENT

     This section of the Proxy Statement describes some aspects of the proposed Merger of Radiance into Sub, a wholly-owned subsidiary of CVD. The description of the Merger Agreement contained in this proxy statement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex I and which is incorporated by reference. You are urged to read the entire Merger Agreement carefully.

STRUCTURE; EFFECTIVE TIME

     The Merger Agreement provides for the Merger of Radiance into Sub. Sub will survive the Merger and continue to exist after the Merger as a wholly-owned subsidiary of CVD (the "Surviving Corporation"). The Merger will become effective at such time a Certificate of Merger is filed with the Secretary of State of Delaware, or a later time if specified in the Certificate of Merger (the "Effective Time" ). If the Merger is approved by the requisite vote of CVD's stockholders, the Effective Time is expected to occur on January 14, 1999, or as promptly as practicable following the satisfaction or waiver of all the conditions to the Merger.

     After the Effective Time the bylaws and certificate of incorporation of the Surviving Corporation will be those of Sub, until amended in accordance with such bylaws and Delaware law.

MERGER CONSIDERATION

  Primary Consideration

     The Merger Agreement provides that each share of Radiance Common Stock outstanding immediately prior to the Effective Time and each share of Radiance Preferred Stock outstanding immediately prior to the Effective Time (other than shares owned by either CVD or Sub) will, at the Effective Time, be converted into the Primary Consideration (as defined above), the right to receive Milestone Payments and the right to receive Adjusted Additional Consideration (as those terms are defined below). All shares of Radiance Common and Preferred Stock that are owned by CVD or Sub will, at the Effective Time, be cancelled and no payment will be made for such shares. If the appraisal rights of any shares of Radiance Capital Stock are perfected, then those shares will be treated as provided in Section 2.2 of the Merger Agreement.

     If the Merger is completed, CVD will pay the stockholders of Radiance the primary consideration of $3.00 for each share of Radiance Preferred Stock and $2.00 for each share of Radiance Common Stock. In addition, Radiance stockholders and optionholders may receive milestone payments of up to $2.00 for each share of Series A Preferred Stock and $3.00 for each share of Common Stock (or underlying options) owned based on the occurrence of milestone events leading to regulatory approval, and an additional adjusted payment upon the registration of the CVD Common Stock with the SEC. Holders of Radiance Common Stock and optionholders will receive CVD Common Stock as payment for their shares and milestone payments. Holders of Radiance Series A Preferred Stock will receive CVD Common Stock and, at CVD's option, may receive up to 30% of the payment in cash.

     Options for Radiance Common Stock will accelerate and vest immediately prior to the completion of the Merger. If the options are exercised prior to completion of the Merger, the holders of the underlying Radiance Common Stock will receive the same consideration for their shares as other holders of Radiance Common Stock. If not exercised prior to completion of the Merger, CVD shall assume the option which shall then be exercisable by its holder and be converted into an option at the same exercise price, to purchase a number of shares of CVD Common Stock equal to $2.00, based on the average of the closing prices of CVD Common Stock as reported on the Nasdaq for the twenty trading days ending on the trading day preceding the Closing (the "Average Closing Price"). Holders of options will also receive the milestone payments for each share of CVD Common Stock to which they are entitled, whether or not they exercise those options.

     The total amount to be paid to all holders of Radiance capital stock at closing will be approximately $7.0 million. Assuming all product development milestones are met on scheduled dates, no options are exercised and there is no adjustment upon registration of the CVD Common Stock with the SEC, an additional amount of approximately $6.9 million of CVD Common Stock and cash, if CVD so elects will be issued to Radiance Stockholders.

     Radiance stockholders on December 15, 1998 elected one of two values for the CVD Common Stock to be issued as part of the Primary Consideration. Each Radiance stockholders elected to have his or her stock valued at either: (i) the average of the closing prices of the CVD Common Stock over the 20 trading days prior to the Closing of the Merger (the "Average Closing Price"); or (ii) $3.33 (the "Average Signing Price"), subject to certain collar provisions. For those Radiance stockholders electing the second alternative, if the Average Closing Price is greater than $5.00, the value of CVD Common Stock shall be the Average Closing Price as adjusted by multiplying the Average Closing Price by 0.667 (which is $3.33 divided by $5.00); and if the Average Closing Price is less than $2.00, the value of CVD Common Stock shall be the Average Closing Price as adjusted by multiplying the Average Closing Price by 1.665 (which is $3.33 divided by $2.00). Any Radiance stockholder who does not elect one of the two options shall be issued CVD Common Stock valued at the Average Closing Price. Stockholders holding 90% of the outstanding shares elected option (ii), above. The remaining stockholders elected option (i), above.

  Adjusted Additional Consideration and Registration

     CVD will file a registration statement with the SEC covering the resale of the shares of CVD Common Stock issued in connection with the Merger within five days of the Closing of the Merger. If the registration statement is not effective within 30 days of the Closing of the Merger and if the closing price of CVD Common Stock on the trading day preceding the date of effectiveness of the registration statement (the "Registration Date Price") is less than the Average Closing Price, CVD will pay to Radiance stockholders the difference between the Average Closing Price and the Registration Date Price for each share of CVD Common Stock issued to Radiance stockholders in the Merger. CVD may elect to make these payments to the holders of Radiance Preferred Stock in its Common Stock or a combination of its Common Stock and up to 30% cash, provided, CVD shall not pay in excess of 30% of the total merger consideration in cash. See the description below in this Proposal No. 1, "THE MERGER AGREEMENT -- Form of Consideration."

     Any adjusted Additional Consideration shall be paid by CVD within 10 days of the effective date of such registration at the Registration Date Price.

  Milestone Payments

     CVD has identified four important junctures in the process of obtaining United States and European regulatory approval that are critical to bringing the Radiance technology to the marketplace. The four milestones, the target dates for reaching the milestones, and the payments to be made by CVD on these dates are set forth below:

                                                          PAYMENT TO RADIANCE      PAYMENT TO RADIANCE
                                                            PREFERRED STOCK            COMMON STOCK
                                                         ----------------------   ----------------------
            MILESTONE                  TARGET DATE       PER SHARE   AGGREGATE*   PER SHARE   AGGREGATE*
            ---------               ------------------   ---------   ----------   ---------   ----------
Approval of IDE for Clinical
  Trials in U.S...................      April 30, 1999    $0.3079    $  656,942    $0.4615     $145,373
CE Mark Approval..................       June 30, 2000     0.6153     1,312,818     0.9231      290,777
PMA filed in U.S..................  September 30, 2000     0.6153     1,312,818     0.9231      290,777
PMA Approval in U.S...............    October 31, 2001     0.4615       984,667     0.6923      218,075
                                                          -------    ----------    -------     --------
          Total...................                        $  2.00    $4,267,244    $  3.00     $945,000
                                                          =======    ==========    =======     ========

---------------
* Assumes 2,133,622 shares of Series A Preferred Stock and 315,000 shares of Common Stock are outstanding as of the Closing. Assuming options to purchase 550,000 shares are outstanding as of the Closing, CVD will pay an aggregate of $1,650,000 to such optionholders upon the timely achievement of all milestone targets.

     The payments by CVD to the former holders of Radiance capital stock and options depend on the date that each of these milestones is achieved. For each 30 day period that a milestone is reached ahead of the target date Radiance stockholders will receive an additional 10% of that milestone payment. However, for each 30 day period behind the target date the milestone payment will be reduced 10%. Former Radiance stockholders and optionholders may receive no more than 130% of any milestone payment, and no payment will be paid if a milestone is not reached within 120 days of the target date. Upon a change in control of CVD which is not approved by CVD's Board of Directors, all Milestone Payments shall accelerate and become payable upon the change in control.

     CVD will make the Milestone Payments in its Common Stock or in a combination of its Common Stock and cash. CVD Common Stock will be valued for each Milestone Payment at the average of the closing prices for CVD Common Stock for the 20 trading days preceding the achievement of the Milestone (a "Milestone Average Price"). Payment upon achievement of the milestones by CVD could result in significant dilution to current CVD stockholders. If a Milestone Average Price is less than $5.00, then CVD can elect to pay up to 30% of that Milestone payment in cash. In addition, CVD can withhold delivery of a Milestone Payment if it has an indemnifiable claim against Radiance made during the period of indemnification of CVD by Radiance.

  Total Consideration

     The Primary Consideration, the Adjusted Additional Consideration and the Milestone Payments constitute the Merger Consideration. The total value of the CVD Common Stock to be issued to the Radiance stockholders at the Closing will be approximately $7.0 million, calculated as set forth under "Primary Consideration" above. Assuming all product development milestones are met on scheduled dates, no options are exercised and there is no adjustment upon registration of the CVD Common Stock with the SEC, an additional amount of approximately $6.9 million of CVD Common Stock will be issued to former Radiance stockholders and optionholders, calculated as set forth under "Milestone Payments" above.

FORM OF CONSIDERATION

     CVD may pay up to 30% of the Primary Consideration and the Adjusted Additional Consideration paid to Radiance Preferred Stockholders in cash if the Average Closing Price is less than $5.00. CVD will set aside a certain amount of cash subject to not impairing the tax free status of the Merger if it elects to pay a portion of the Merger consideration in cash. Radiance Preferred Stockholders as a group will receive that amount of cash for their shares.

     In the event CVD decides to pay some of the Merger consideration in the form of cash, each holder of Radiance Preferred Stock will be entitled to elect to receive all or a portion of such holder's Primary Consideration and Adjusted Additional Consideration in cash. However, if the Radiance Preferred Stockholders request more cash than the amount set aside by CVD, Radiance Preferred Stockholders electing to receive cash will receive only a proportional amount of cash. If Radiance Preferred Stockholders request less cash than CVD has set aside, stockholders electing to receive stock will receive only a proportional amount of stock that they have elected to receive.

OPTIONS

     Under the Merger Agreement, options for 550,000 shares of Radiance Common Stock will vest and become exercisable immediately upon prior to the completion of the Merger. If the Radiance options are exercised prior to the Effective Date, the holders of the underlying Radiance Common Stock will receive the same consideration for their shares as other holders of Radiance Common Stock. If the options are not exercised prior to completion of the Merger, CVD shall assume the existing Radiance option plan and the Radiance options. Each assumed option shall be converted into an option to purchase $2.00 worth of CVD Common Stock, based on the Average Closing Price. Optionholders also are entitled to any Milestone Payments for each share of Radiance Common Stock underlying their original option, whether or not the options are exercised.

REPRESENTATIONS AND WARRANTIES

     The Agreement contains various customary representations and warranties relating to, among other things, (i) incorporation, organization, authority and similar corporate matters on behalf of each of CVD and Radiance; (ii) authorized and outstanding capital stock of each of CVD and Radiance; (iii) authorization, execution, delivery and enforceability of the Agreement and related matters;
(iv) certain documents filed by CVD with the Securities and Exchange Commission and the accuracy of information contained therein; (v) compliance with law; (vi) litigation; (vii) taxes; (viii) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (ix) absence of certain material changes and events.

ADDITIONAL AGREEMENTS

     Pursuant to the Agreement, CVD and Radiance have agreed to various other matters. These additional agreements must be fulfilled as a condition to the completion of the Merger. Some of these additional agreements are: (i) each party has access to information of the other party; (ii) each party shall maintain the confidentiality of the other party's information; (iii) CVD shall register the shares of its Common Stock issued in connection with the Merger;
(iv) CVD shall file an application for listing its Common Stock issued in the Merger on the Nasdaq National Market; (v) CVD shall use its reasonable best efforts to obtain the consent of its stockholders; (vi) Maurice Buchbinder, M.D., shall be appointed Medical Director of CVD for four years, a position which entitles Dr. Buchbinder to receive stock options; (vii) after the Merger, CVD shall cause Sub to appoint a radiation management committee initially composed of Michael Henson, Jeffrey O'Donnell and Maurice Buchbinder, M.D. to oversee the development of radiation products; (viii) CVD shall enter into employment agreements for terms of two years with each of Michael Henson and Brett Trauthen; (ix) CVD shall enter into noncompetition agreements with each of Michael Henson, Maurice Buchbinder, M.D. and Brett Trauthen; and (x) after signing the Merger agreement, Radiance will not initiate, solicit or encourage any proposal to merge with, consolidate with, or be acquired by any other entity, or any consider any acquisition or similar transaction.

     The radiation management committee will oversee the operations of CVD with respect to the development of radiation therapy products. CVD has agreed to spend at least $10,000,000 on research and the development of radiation therapy products during the two years following the completion of the Merger. CVD has agreed that a majority of such spending will be directed toward matters included in the milestones, but is subject to the business judgment of the Board of Directors of CVD.

CERTAIN COVENANTS

     Pursuant to the Agreement, CVD and Radiance have agreed that between the date of the Agreement and the Effective Time of the Merger, except as permitted in the Merger Agreement or otherwise consented to in writing, Radiance will (i) carry on its business in the ordinary course consistent with prior practice;
(ii) not declare or pay any dividends other than in the ordinary course consistent with prior practice; (iii) not issue additional shares of capital stock; (iv) not merge or consolidate with another entity; (v) not incur any liens or security interests or encumber any of its property; and (vi) not take any action to cause the Merger not to be treated as a tax free reorganization under applicable law. The parties have agreed that CVD will (i) carry on its business in the ordinary course consistent with prior practice; (ii) use all reasonable efforts to take all actions necessary to effectuate the Merger; (iii) timely file all filings required under the Securities and Exchange Act and (iv) not take any action to cause the Merger not to be treated as a tax free reorganization under applicable law.

CERTAIN CONDITIONS TO CLOSING

     Under the Agreement, consummation of the Merger is subject to the approval of CVD and Radiance stockholders and certain other conditions, unless waived by the party benefiting therefrom. On December 15, 1998, the Radiance stockholders approved the Merger. These conditions include, but are not limited to: (i) the execution of employment agreements between CVD and Michael R. Henson and Brett Trauthen;

(ii) the execution of non-competition agreements between CVD and Brett Trauthen, Maurice Buchbinder, M.D. and Michael R. Henson; (iii) approval of the Merger by governmental authorities without burdensome conditions; (iv) the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition that prevents completion of the Merger; (v) the accuracy of the representations and warranties made by CVD and by Radiance as of the date the Merger Agreement was signed and as of the closing of the Merger;
(vi) receipt by Radiance of all necessary contractual consents; (vii) execution by Michael Henson and Maurice Buchbinder, M.D. of lock-up agreements restricting resales of the CVD Common Stock for 180 days after execution and delivery of the Merger Agreement; (viii) receipt by CVD of an executed escrow agreement from the escrow agent and a representative of the Radiance Stockholders and (ix) compliance with all material covenants.

INDEMNIFICATION

     Each of CVD and Radiance has agreed to indemnify the other party against any losses arising out of or due to the breach of such party's representations, warranties or covenants contained in the Agreement. The indemnification obligation does not arise until the aggregate amount of such losses arising out of all such breaches exceeds $100,000, in which case the indemnifying party will be liable for all amounts. Any claim for indemnification upon breach of a representation, warranty or covenant must be brought within one (1) year of the Effective Time. CVD's sole remedy under any indemnification claim against Radiance is limited to amounts in the Escrow Fund. There will be no money available in the Escrow Fund for indemnification of CVD unless and until Radiance has earned milestone payments and CVD has a pending claim for indemnification. See the discussion below, "Escrow Agreement."

     CVD also has agreed to indemnify, to the fullest extent under the Delaware Law, all officers and director of Radiance as of the Closing in any action brought against all such individuals by existing stockholders and optionholders of Radiance immediately prior to the Merger as a result of the Merger.

ESCROW AGREEMENT

     CVD and the Radiance stockholders (with Tracy Pearson, an optionholder in Radiance and an employee of CVD, serving as the representative for the Radiance stockholders) will establish an escrow agreement with an escrow agent prior to the completion of the Merger. The Escrow Agreement will be available in the event CVD makes a claim within one year from the effective time of the Merger for indemnification for breach of the representations, warranties or covenants under the Merger Agreement. In the event CVD has such a pending claim, then all or a portion of any subsequent milestone payments due to the Radiance stockholders will be deposited by CVD in an escrow fund (the "Escrow Fund"). The Escrow Agreement specifies how the parties are to resolve any dispute over the Escrow Fund, and the procedure for paying any of the Escrow Fund to CVD or to the former Radiance stockholders. THE ESCROW AGREEMENT IS ATTACHED AS EXHIBIT A TO THE MERGER AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX I, AND YOU ARE ENCOURAGED TO READ IT IN ITS ENTIRETY.

     The total amount of milestone payments deposited into the Escrow Fund shall not exceed the amount of then pending claims for indemnification. Any excess milestone payments in the Escrow Fund, and any milestone payments payable at such time when no claims are pending, shall be paid to the Radiance stockholders. Therefore, there will be no money available in the Escrow Fund for indemnification of CVD unless and until Radiance has earned milestone payments and CVD has a pending claim for indemnification.

EMPLOYMENT AGREEMENTS

     Pursuant to the Merger Agreement, CVD will enter into an employment agreement with each of Michael Henson and Brett Trauthen. Mr. Henson will be employed as Chairman of the Board of Directors of CVD for two years following the Closing, and will serve as Chief Executive Officer following the effectiveness of Jeffrey O'Donnell's resignation to be effective shortly after the special meeting of the stockholders. He will devote substantially all of his efforts to CVD and receive, as a base salary, $264,000 per year. Mr. Henson's base compensation will be reviewed annually by the Compensation Committee of the Board of Directors of

CVD. In addition, Mr. Henson will be entitled to participate in incentive compensation plans of CVD and be eligible to receive a bonus with up to 35% of his base salary. The agreement may be terminated by CVD. In the event it is terminated without cause, Mr. Henson would be entitled to severance payment equal to his then-current base salary for the remainder of the term and all of his options to purchase shares of stock of CVD shall accelerate and vest by one additional year.

     Mr. Trauthen will be employed as Director for Research and Development for Coronary Radiation Catheter products and receive, as a base salary, $115,000 per year. Mr. Trauthen's base compensation will be reviewed annually by the Compensation Committee of the Board of Directors of CVD. In addition, Mr. Trauthen will be entitled to participate in incentive compensation plans of CVD and be eligible to receive a bonus with up to 20% of his base salary. The agreement may be terminated by CVD. In the event it is terminated without cause, Mr. Trauthen would be entitled to severance payment equal to his then-current base salary for the remainder of the term and all of his options to purchase shares of stock of CVD shall accelerate and vest by one additional year.

NONCOMPETITION AGREEMENTS

     In connection with the Agreement, CVD intends to enter into non-competition agreements with each of Michael Henson, Maurice Buchbinder, M.D., and Brett Trauthen. The non-competition agreements will provide that for three years following the Closing, those individuals will not compete with CVD, subject to certain exceptions.

TERMINATION; AMENDMENT; EXPENSES

     CVD and Radiance mutually can agree to terminate the Merger, and either company can terminate the Merger Agreement if: (i) the Merger is not completed by February 1, 1999, but CVD may extend such date to April 30, 1999 by loaning Radiance $1.0 million in exchange for a promissory note which is convertible at CVD's option into Radiance equity securities in the next round of Radiance equity financing; (ii) the Average Closing Price is less than $1.50; (iii) any governmental or regulatory authority whose action is required for the Merger decides not to take any action; (iv) the other party materially breaches any of its covenants in the Merger Agreement; (v) a court issues a final order permanently prohibiting the Merger or (vi) if the required stockholder vote of the other party necessary for completion of the Merger is not obtained.

     The terms and conditions of the Merger Agreement may be waived, modified or extended by written agreement between the parties.

     All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including legal and accounting fees and expenses, will be paid by the party incurring such expenses. However, if the Merger is not completed because one party cannot obtain the consent of its stockholders, that party will pay the costs of the other party up to $30,000. The stockholders of Radiance approved the Merger on December 15, 1998. Otherwise, the Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, whether consummated or not, will be paid by the party incurring such cost or expense.

ACCOUNTING TREATMENT OF TRANSACTION

     In accordance with Generally Accepted Accounting Principles, when CVD exercised its warrant to purchase 1,500,000 shares of Radiance Series B Preferred Stock on September 10, 1998, and attained a controlling interest in Radiance, CVD's share of Radiance's results of operations had to be included in CVD's consolidated results of operations under the purchase method of accounting. Likewise, the acquisition of the remaining stock under the Merger Agreement not held by CVD will be treated as a purchase. The Merger will be recorded based upon the underlying fair value of the net assets acquired at the Closing Date. As a result of the Merger, CVD will record approximately $4.0 million in intangible assets, which will be amortized over periods not to exceed seven years. Additionally, approximately $3.6 million of the acquisition cost will be expensed as acquired in-process research and development. The aforementioned amounts allocated to intangible assets and expenses may change materially based upon the final conclusions of an independent appraisal.

     In accordance with Generally Accepted Accounting Principles, any milestone payments made will be recorded as additions to intangible assets and amortized over periods not to exceed approximately seven years.

CERTAIN INCOME TAX CONSEQUENCES

     CVD intends the Merger to qualify as a tax free reorganization under
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code.

FEDERAL SECURITIES LAW CONSEQUENCES; REGISTRATION RIGHT; LOCK-UP

     The shares of CVD Common Stock to be issued to Radiance pursuant to the Merger Agreement will not be registered at the Effective Time under the Securities Act of 1933, as amended (the "Act"). As such, the shares may be sold only after registration under the Act or under an exemption from such registration.

     CVD agreed to register for re-sale the shares of CVD Common Stock issued as payment of the merger consideration by filing a registration statement with the SEC within five business days after the closing date of the Merger. Radiance will use its best efforts to have the Radiance stockholders enter into a registration rights agreement, which specifies the procedures for the registration of the CVD Common Stock. THE REGISTRATION RIGHTS AGREEMENT IS ATTACHED AS EXHIBIT B TO THE MERGER AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX I, AND YOU ARE ENCOURAGED TO READ IT IN ITS ENTIRETY. In addition, Michael Henson and Maurice Buchbinder, M.D. are required by the Merger Agreement to enter into lock-up agreements which shall restrict the re-sale of the CVD Common Stock issued as payment of the merger consideration for a period of 180 days after the date of the Merger Agreement, May 2, 1999.

NASDAQ NATIONAL MARKET LISTING

     CVD agreed to file an application for original listing of the shares of CVD Common Stock on the Nasdaq National Market to be issued in the Merger. CVD will file such application prior to the Closing of the Merger.

APPRAISAL OR DISSENTERS' RIGHTS

     Stockholders of CVD will not be entitled to any appraisal or dissenters' rights in connection with the Merger.

REGULATORY APPROVAL

     There are no federal or state regulatory requirements which must be complied with or approval which must be obtained in connection with the Merger.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND HISTORY

     CVD Common Stock is traded on the Nasdaq National Market under the symbol "CCVD." An application with Nasdaq will be made to have the CVD Common Stock trade under the symbol "RADX," in the event the Merger is consummated and the name change approved.

     The table below sets forth, for the calendar quarters indicated, the reported high and low closing sale prices of the CVD Common Stock as reported on the Nasdaq National Market.

     The Company's Common Stock commenced trading on the Nasdaq National Market on June 20, 1996. The following table sets forth for the periods indicated the high and low sale prices for the Common Stock as reported on the Nasdaq National Market.

                                                              HIGH    LOW
                                                              ----    ---
FISCAL 1996
Second Quarter..............................................  $12 3/4 $10 1/2
Third Quarter...............................................   17 1/2  10 1/4
Fourth Quarter..............................................   17 1/2   9 5/8
FISCAL 1997
First Quarter...............................................  $13 1/4 $ 7 1/2
Second Quarter..............................................   10 1/4   6 5/8
Third Quarter...............................................    9 3/8   6 5/8
Fourth Quarter..............................................    8       4 3/4
FISCAL 1998
First Quarter...............................................  $ 6 3/8 $ 4 3/16
Second Quarter..............................................    7 3/4   4 5/8
Third Quarter...............................................    6 1/4   2 1/2
Fourth Quarter (through December 11, 1998)..................    5       2 3/4

     No dividends have been paid by CVD. CVD does not anticipate paying dividends in the foreseeable future.

     On September 23, 1998, the last full trading day prior to the public announcement of the execution and delivery of the letter of intent regarding the proposed Merger, the high and low sale prices on the Nasdaq National Market were $4.00 per share and $3.13 per share, respectively. On November 3, 1998, the date of execution of the Merger Agreement, the closing sale price was $3.75, and the Average Signing Price (closing prices over 20 trading days prior to such date) was $3.33. On December 11, 1998, the most recent practicable date prior to the printing of this Proxy Statement, the closing sale price on the Nasdaq National Market was $3.625 per share and there were approximately 276 record holders of CVD Common Stock.

                              BUSINESS OF RADIANCE

INTRODUCTION

     Radiance is a research and development stage company in the field of Radiotherapy (radiation therapy) for the treatment of cardiovascular disease. Radiance is focused on researching technology to developing proprietary devices for the prevention of the recurrence of atherosclerotic blockages following the interventional treatment of atherosclerosis. Radiance's primary product is a catheter-based delivery system to deliver radioactive materials to the area of an artery that has been treated with conventional interventional therapy such as Percutaneous Transluminal Coronary Angioplasty ("PTCA"), atherectomy and/or stent deployment. Radiance's principal executive offices are located at 13700 Alton Parkway, Suite 170, Irvine, California, 92618, and its telephone number is
(949) 595-7229.

INDUSTRY BACKGROUND

  Coronary Artery Disease

     Coronary artery disease is the leading cause of death in the United States. More than 13 million people in the United States currently have been diagnosed with coronary artery disease, which is generally characterized by the progressive accumulation of plaque as a result of the deposit of cholesterol and other fatty materials on the walls of the arteries. The accumulation of plaque leads to a narrowing of the interior passage, or lumen, of the arteries, reducing blood flow to the heart. When blood flow to the heart becomes insufficient, the oxygen supply is restricted, resulting in a heart attack and/or death. Each year more than 900,000 revascularization procedures are performed in the United States, and approximately 1.5 million such procedures are performed worldwide, to treat coronary artery disease and increase blood flow to the heart.

  Types of Treatment

     The two most common forms or treatment for coronary artery disease are: (i) the coronary artery bypass graft ("CABG"); and (ii) PTCA and other catheter-based technologies. CABG is a highly invasive, open surgical procedure in which blood vessel grafts are used to bypass the site of a blocked artery, thereby restoring blood flow. CABG, still considered the most effective and long-lasting treatment for coronary artery disease, is generally the primary treatment for severe coronary artery disease involving multiple vessels. In addition, CABG is often a treatment of last resort for patients who have undergone other less invasive procedures but require reintervention. CABG, however, has significant limitations, including medical complications, such as stroke, multiple organ dysfunction, inflammatory response, respiratory failure and post-operative bleeding, each of which may result in death. In addition, CABG is a very expensive procedure and requires a long recovery period. In the United States, the cost of undergoing CABG is approximately $32,000 to $36,000 and the average post-operative recovery period following CABG is approximately six to eight weeks. Approximately 400,000 CABG procedures are performed annually in the United States. Currently, several minimally invasive surgical techniques are being developed to lessen the cost and trauma of CABG procedures.

     PTCA is the principal, less invasive alternative to CABG. PTCA is a procedure performed in a cath lab by an interventional cardiologist. During PTCA, a guidewire is inserted into a blood vessel through a puncture in the leg (or arm in some cases) and guided through the vasculature to a diseased site in the coronary artery. A balloon-tipped catheter is then guided over the wire to the deposit of plaque ("lesion") occluding the artery. Once the balloon is positioned across the lesion inside the vessel, the balloon is inflated and deflated several times. Frequently, successively larger balloons are inflated at the lesion site, requiring the use of multiple balloon catheters. The inflation of the balloon cracks or reshapes the plaque and the arterial wall, thereby expanding the arterial lumen. Though injury to the arterial wall often occurs under balloon pressure, PTCA typically results in increased blood flow without the actual removal of any plaque. In 1997, more than 600,000 PTCA procedures were performed in the United States. The average cost of each PTCA procedure is approximately $15,000, or less than one half of the average cost of CABG, and the length of stay and recuperation period are substantially less than required for CABG.

     The principal limitation of PTCA is the high rate of restenosis, a re-narrowing of a treated artery, which generally requires reintervention. Due to the effects of restenosis, the long-term cost-effectiveness of PTCA has not proven greater than that of CABG. Studies have indicated that within six months after PTCA, between 25% and 45% of PTCA patients experience restenosis. In addition, 60% of patients with multi-vessel coronary artery disease who received PTCA have been shown to require reintervention within three years of treatment. Although the average cost of PTCA initially is less than one-half of the cost of CABG, a recent study indicated that three years after the procedure, PTCA has no cost advantage over CABG due to the need for subsequent interventional treatment.

     A variety of other catheter-based, minimally invasive, interventional devices for coronary artery disease have been developed in an attempt to reduce the frequency of restenosis following PTCA. These devices include atherectomy devices (catheter devices that cut and remove plaque from the arterial wall), rotational ablation devices (catheter devices which use a rotating burr to remove plaque), and laser catheter devices (devices that use laser energy to reduce plaque in arteries). Although these new approaches to coronary artery disease have been found to be effective in certain lesion types and in certain locations in the coronary arteries, they still exhibit high rates of restenosis.

  Restenosis

     Clinical restenosis is typically defined as a renarrowing of a coronary artery within six months of a revascularization treatment to less than 50% of its original size. Restenosis is a vascular response to arterial injury and occurs frequently after a revascularization procedure, which stretches coronary arteries or otherwise damages the treated segment of the artery. Due to multiple mechanisms controlling vascular repair, restenosis may occur within a short period after a revascularization procedure or may develop over the course of months or years. Restenosis that occurs shortly after a revascularization procedure is usually attributed to elastic recoil (acute loss of lumen diameter) of the artery.

     Restenosis occurring a longer period of time after a revascularization procedure may result from excessive proliferation of cells at the treatment site ("hyperplasia") or from a generalized geometric remodeling of the arterial segment, the causes of which are not well understood. Hyperplasia is a physiological response to injury, similar to scarring which occurs in wound healing. In response to an arterial injury from revascularization, the body initiates a biochemical response to repair the injury site and protect it from further harm. This response will include a signal to adjacent cells of the arterial wall to multiply. Often this cell proliferation goes unchecked, resulting in a much thicker and inelastic arterial wall and in reduced blood flow. CVD and Radiance believe that hyperplasia and vascular remodeling may be responsible for a large portion of the overall effect of restenosis.

  Coronary Stenting

     Coronary stents are expandable, implantable metal devices permanently deployed at a lesion site. Stents maintain increased lumen diameter by mechanically supporting the diseased site in a coronary artery. Of all the non-surgical treatments which have sought to improve upon PTCA, stents have demonstrated the best results in reducing the rate of restenosis. In a typical stent procedure, the artery is pre-dilated at the lesion site with a balloon catheter and the stent is delivered to the site of the lesion and deployed with the use of a second balloon catheter, which expands the stent and firmly positions it in place. This positioning is often followed by a third dilatation using a high pressure balloon to fully expand and secure the stent. Once placed, stents exert radial force against the walls of the coronary artery to enable the artery to remain open and functional.

     Recent studies have concluded that the rate of restenosis in patients who receive coronary stents following PTCA is approximately 30% lower than in patients treated only by PTCA. Additional clinical studies with stents which incorporate a specialized coating may show a greater reduction in the rate of restenosis. Stents appear to be effective in reducing the frequency of restenosis resulting from elastic recoil and appear to limit vascular remodeling, but may increase, rather than decrease, hyperplasia.

     The use of stents has grown rapidly since commercial introduction in the United States in 1994, and they were utilized in approximately 300,000 of the approximately 600,000 PTCA procedures performed in the

United States in 1997. Despite their rapid adoption, stents have certain disadvantages. Not only are they permanent implants which may result in unforeseen long-term adverse effects, but they cannot be used in cases where the coronary arteries are too tortuous or too narrow. In addition, the use of stents approximately doubles the cost of a PTCA procedure and restenosis may still occur, often requiring reintervention in patients who receive stents.

  Radiotherapy

     For more than 100 years, radiotherapy has been used routinely to treat cellular proliferative disorders in humans. While externally applied radiation has shown little beneficial effect on treated arteries, the application of Beta and Gamma radiation at the site of arterial injury has proven more useful in treating restenosis.

     Gamma radiation has been demonstrated in a number of models to inhibit the cellular proliferation associated with the restenosis mechanism. Gamma is compatible with vessels of all sizes but is more complicated to use in the cath lab because of its activity.

     Beta radiation has been demonstrated to inhibit intimal hyperplasia. Since Beta radiation travels only a short distance (2-4 mm) before loosing its therapeutic value, it is imperative that the source be placed as close as possible to the arterial wall. This relatively short distance of travel makes its compatible with current cath lab practices. Dosage is calculated by knowing the energy level of the source and the distance from the treatment target. Uniform dosage to the intended area is dependent upon maintaining a consistent energy field.

     The placement of guidewire based systems of radiation transport in the curved coronary anatomy has been shown to produce inconsistent dosages to actual tissue because of the different distances the guidewire lays from the vessel wall over the length of the active wire. When guidewire centering balloons are used, the beneficial effect of the radiation is lost over the distance from the wire to the arterial wall. As the vessel diameter increases, the therapeutic effect also diminishes. If any benefit is to be realized with guidewire based techniques it would be limited to small diameter, straight arteries. The extended inflation times of the centering balloon required to insure adequate dosage also may result in ischemia and unacceptable discomfort or hazard to the patient.

     A stent activated to emit Beta radiation would overcome the proximity issues inherent in a guidewire delivery system by placing the Beta source directly opposed to the vessel. This approach assumes a one dose for all patients, removing control of dose from the clinician. This approach assumes a vessel of fixed size and that the energy level of the implanted stent will be adequate to deliver the required radiation dosage after implant. Vessel diameter is often difficult to quantify. As a stent expands, the space between its active elements increases. Since the radioactive stent cannot be removed after placement, the patient continues to receive the ionizing effects until the radiation dissipated over five half lives of the isotope used. In the case of Beta p32 this is approximately 70 days.

PRODUCTS AND TECHNOLOGY

     Radiance believes that it has catheter and radiation source technology that can deliver radioactive materials to the localized site safely and effectively. Radiance's technology enables solid form radioactive material, of virtually any isotope to be integrated into the wall of the balloon material itself, which creates a balloon/source angioplasty catheter. The Radiance approach combines the demonstrated benefits of Beta radiation with the utility of direct vessel wall apposition associated with balloon dilatation.

     Radiance currently is focusing on the development of the RMS Radiation Delivery Balloon Catheter System (the "RDX Catheter"). The RDX Catheter consists of an expandable dual balloon system which enables the radiation dosage to be delivered precisely to the vessel wall. Since the balloon is in contact with the wall, this method of delivering Radiotherapy is appropriate for vessels of any diameter with proper balloon size selection.

     This dual balloon concept also enables the RDX Catheter to be used to perform both PTCA and/or stent deployment and deliver Radiotherapy on a single catheter. Radiance is unaware of any competing technology that provides this combination of benefits, versatility and multifunctionality.

     Because the Beta source is positioned relatively close to the vessel wall and the exact radiation strength is known prior to delivery, accurate dose calculations can be made to customize patient treatment. This device may also incorporate a perfusion system to maintain blood flow distal to the inflated balloon to permit longer inflation times, if required, to optimize radiation dosage delivery effectively.

     CVD believes that the RDX Catheter has several technical and clinical advantages for the treatment of restenosis.

     - The RDX Catheter provides complete apposition to the arterial wall, reducing the problems of distance determination and closing with current vascular radiotherapy devices.

     - The RDX Catheter can deliver equal or higher radioisotope activity with less total radiation dose than other technologies.

     - The fully-deployable radiation source is independent of vessel size. Coronary arteries range from 1.5 - 6.0 millimeters. With other devices, a different dose of radiation has to be calculated and/or delivered for each vessel size. With the RDX Catheter, the dose is the same regardless of the vessel dimensions. This also makes the RDX Catheter systems useful in other vascular applications such as coronary, peripheral vascular leg arteries, renal, carotid and kidney dialysis grafts. This potentially broadens the clinical utility and market potential for the RDX system.

     - The RDX Catheter is simple and easy-to-use. Use of the RDX Catheter is consistent with the use of other types of catheters by interventional cardiologists.

     - The solid film substrate is totally protected by the double balloon construction. The use of the Beta isotope within the system increases the safety of the RDX Catheter as a vascular radiotherapy delivery device.

     Radiance currently is focusing on developing products for the treatment of restenosis following the interventional treatment of atherosclerosis. CVD, however, believes that its technology may eventually be utilized to prevent and treat restenosis in all vascular segments of the body, including coronary, peripheral vascular, carotid, neurovascular and renal arteries.

     While CVD believes that the RDX Catheter technology may prove superior to competing technologies, there is no assurance that CVD will be successful in developing and marketing the RDX Catheter technology or any other radiation therapy technology, that such products or radiation therapy in general will receive market acceptance or that such products, whether under development or commercialized, will not be rendered obsolete as a result of technological changes.

MARKETING

     No Radiance products currently are commercially available.

REGULATORY AND CLINICAL REQUIREMENTS

     Regulation by governmental authorities in the United States and in countries abroad is expected to significantly impact Radiance's product development, manufacturing, and marketing strategies. CVD expects that all of Radiance's products will require regulatory approval by appropriate governmental agencies prior to commercialization and will be subject to rigorous pre-clinical and human clinical testing, and patient follow-up. Federal regulations control the ongoing safety efficacy, manufacture, storage, labeling, record-keeping, and marketing of all medical devices. The products will be subject to the regulatory authorities of foreign countries in which they may be marketed. See the discussion below in this Proposal No. 1, "BUSINESS OF CVD -- Government Regulation."

     Pre-clinical in vitro biocompatibility (toxicity, hemocompatibility) will be performed during the product development and manufacturing process development phase. Animal studies and product testing will commence immediately following completion of a suitable delivery system. Immediately following completion of animal studies, it is anticipated that human clinical trials will be initiated in Europe, and in parallel, an Investigational Device Exemption ("IDE") will be filed in the U.S. to develop the clinical data necessary to support a subsequent Pre-Market Approval ("PMA") application. The PMA application may require as many as 1,000 patients depending on indications with at least one year follow-up. It is anticipated that both U.S. and European data will be included, with at least 50% of such patients being from the U.S. In conjunction with principal investigators, a standardized protocol will be developed and closely monitored in order to ensure compliance with EN540, the European Clinical Trials Standard, and to ensure acceptability of data to the European Community. Data obtained in Europe is expected to focus on the ability of the device to reduce restenosis in order to support the U.S. PMA application and substantiate the safety and efficacy of the RDX Catheter in publications in major medical journals.

     In addition to providing clinical efficacy for regulatory approval of the RDX Catheter, human clinical studies are expected to provide marketing data, clinical utility for reimbursement agencies, and other publishable data which should be useful in positioning Radiance and differentiating its products from the competition. It is also expected that an application will be filed with the Ministry of Health and Welfare in Japan. This procedure requires completion of 60-100 patients in two to three Japanese clinical investigation sites. The Japanese approval process is expected to require approximately 18-24 months.

     Because the RDX Catheter is expected to utilize radiation sources, its manufacture, distribution, transportation import/export, use and disposal will also be subject to federal, state and/or local laws and regulations relating to the use and handling of radioactive materials. Specifically, after PMA approval is obtained, approval by the U.S. Nuclear Regulatory Commission ("NRC"), or an equivalent state agency, of Radiance's radiation sources for certain medical uses will be required to commercially distribute the radiation sources to licensed recipients in the U.S. In addition, Radiance and/or its supplier of radiation sources must obtain a specific license from the NRC to commercially distribute such radiation sources as well as comply with all applicable regulations. Radiance and/or its supplier of radiation sources must also comply with NRC and U.S. Department of Transportation regulations on the labeling and packaging requirements for shipment of radiation sources to hospitals or other users of the RDX Catheter. In addition, hospitals may be required to obtain or expand their licenses to use and handle beta radiation prior to receiving radiation sources for use in the RDX Catheter. Comparable radiation regulatory requirements and/or approvals are anticipated in markets outside the U.S.

     If any of the foregoing approvals are delayed significantly or not obtained, Radiance's business, financial condition and results of operations could be materially adversely affected.

COMPETITION

     There are more than ten competing development programs in the area of vascular radiotherapy. The major competitors include Novoste Corporation, Johnson & Johnson, Guidant Corporation and United States Surgical Corporation. Each of these competitors have significantly greater financial, marketing, personnel and other resources compared to Radiance and CVD. There can be no assurance that Radiance, or CVD, if the Merger is consummated can develop the products or ongoing organization to compete with these larger competitors.

EMPLOYEES

     As of November 30, 1998, Radiance had 11 employees working in the areas of research and development, clinical and regulatory affairs and general management. Radiance believes that the success of its business will depend, in part, on its ability to attract and retain qualified personnel.

PROPERTIES

     Radiance currently subleases from CVD a 3,000 square foot facility in Irvine, California, under a sublease agreement that expires in 2000.

LEGAL PROCEEDINGS

     There currently are no material pending litigation proceedings to which Radiance is a party or to which any of its property is subject.

MARKET FOR CAPITAL STOCK; DIVIDENDS

     Radiance is a privately held company and there is no public market for its capital stock. Radiance never has paid a cash dividend on its capital stock.

                                BUSINESS OF CVD
INTRODUCTION

     CVD designs, develops, manufactures and markets catheters and coronary stent systems used to treat certain vascular diseases. CVD's catheters are used in conjunction with angioplasty and vascular stenting. CVD's proprietary Focus catheter technology enables physicians to deliver therapeutic radial force and stents, accurately and effectively to the treatment site. CVD's proprietary stent designs offer characteristics enabling physicians to access varying coronary anatomy. CVD believes that these products enable physicians to perform challenging interventional procedures effectively, resulting in improved treatment outcomes and lower costs. CVD owns the rights to 27 issued U.S. patents, one issued European patent and two Japanese patents covering certain aspects of its catheter, vascular access and SEAL stent technologies.

     Balloon angioplasty is used to widen narrowed arteries by passing a catheter with a deflated balloon on its tip into the narrowed part of the artery. When the balloon is inflated, the narrowed area is widened. However, approximately one-quarter to one-third of patients who undergo balloon angioplasty suffered renewed narrowing of the previously widened segment within about six months of the procedure. This renewed narrowing is referred to as "restenosis," or a reclosure of the vessel. In order to reduce restenosis, a stent can be used to prop open an artery after angioplasty. The stent is inserted by placing it over a balloon angioplasty catheter or other delivery device and passing it to the narrowed part of the artery. The stent is then expanded and locks into place to hold the artery open. However, restenosis also has become a problem even when using stents due to tissue growth through the mesh-like walls of the stent. See the discussion above in this Proposal No. 1, "BUSINESS OF RADIANCE -- Restenosis."

     CVD has utilized its core proprietary technologies to develop catheters and stents that provide clinical advantages and cost benefits in the treatment of vascular diseases. CVD's catheters and stents are designed to address three principal challenges facing cardiologists: restenosis of a treated vessel, chronic total occlusions and acute reclosure of a vessel during or soon after a procedure. CVD's patented Focus technology combines compliant and non-compliant balloon materials on a single catheter, creating an angioplasty balloon that has an adjustable, larger center diameter with fixed, smaller diameters at each end. These characteristics allow a single balloon to expand to multiple diameters, enabling the physician to deliver stents and perform interventional procedures in vessels of varying diameters and anatomical locations.

CURRENT PRODUCTS

  Catheter Products

     CVD has utilized its Focus technology to develop catheter products that address the challenges physicians experience in treating vascular diseases. These technologies are available in various combinations on a multiple-purpose catheter, thereby enabling physicians to treat vascular disease cost-effectively. CVD's products are designed to be low profile (small, uninflated diameter), enabling cardiologists to advance them along narrow vessels, as well as flexible and trackable, enabling cardiologists to advance and control them accurately within the vasculature.

     The following table lists CVD's currently marketed catheter products:

                                                                                          FIRST
                                            INTENDED                                    COMMERCIAL
              PRODUCTS                    APPLICATIONS        U.S. REGULATORY STATUS       SALE
              --------                ---------------------   -----------------------   ----------
FOCUS CATHETERS
Guardian Over-the-wire design         PTCA (i.e., balloon     PMA Supplement Approved    Q2 1998
                                      angioplasty in
                                      coronary arteries)
Lynx F/X Rail Design                  PTCA or Stent                   N/A(1)             Q1 1997
                                      Delivery(2)
ARC Over-the-wire design              PTCA                    PMA Supplement Approved    Q3 1996
FACT Catheter                         PTCA                    PMA Supplement Approved    Q1 1996

---------------
(1) Available only outside the United States due to patent restrictions.

(2) Not approved in the United States for stent delivery. The marketing of this product in the United States for such use will require CVD to obtain a PMA supplement approval. CVD is not currently seeking such approval.

     Focus Catheters. CVD's Focus products have a catheter balloon that has an adjustable, larger center diameter and smaller, fixed, distal and proximal diameters. This characteristic provides increased utility in a variety of therapeutic treatments and anatomical locations. Existing uniform diameter catheters require cardiologists to use multiple balloons to treat vessels of varying diameters, resulting in unnecessary costs. In addition, the Focus catheters may deliver stents more effectively by Focusing the radial deployment force on the stented section, rather than along the entire balloon, which may reduce the damage to the adjacent vessel.

  Stent Products

     CVD's line of coronary integrated stent delivery systems provide physicians with unique products of varying measures of strength and flexibility to allow optimal placement and stenting characteristics to aid in the minimization of restenosis.

     The following table lists CVD's currently marketed stent products which are not available in the United States due to CVD's decision not to apply for regulatory approval.

                                                       FIRST
        PRODUCTS          INTENDED APPLICATIONS   COMMERCIAL SALE
        --------          ---------------------   ---------------
Synthesis Stent           Coronary Stenting           Q1 1998
Synthesis Star System(1)  Coronary Stenting           Q1 1998
Enforcer Stent            Coronary Stenting           Q3 1997
Enforcer Stent System     Coronary Stenting           Q4 1997

---------------
(1) Pre-mounted stent on a Star balloon catheter delivery system.

     In June 1998, CVD entered into a technology license agreement with Guidant Corporation, an international interventional cardiology products company, granting Guidant rights to manufacture and distribute products using CVD's Focus technology for delivery of stents, including exclusive rights in the United States. In exchange for those rights CVD has received, and will receive, certain milestone payments based upon the transfer of the technological knowledge to Guidant, and royalty payments based upon the sale of products by Guidant using Focus technology.

  Vascular Access Products

     CVD has signed a letter of intent to sell the assets and operations of its vascular access business unit to Escalon Medical Corp. CVD's vascular access products utilize patented technology to provide rapid, accurate access to the body's vascular system for guidewire and catheter entry. The sale is subject to various closing conditions, including the negotiation and execution of a definitive sale agreement. CVD believes that the sale of its vascular access business unit, combined with the Radiance merger, focuses CVD's business on developing its proprietary technologies for the interventional cardiology market.

NEW PRODUCT DEVELOPMENT AND TECHNOLOGY

     CVD focuses its research and development efforts on utilizing CVD's proprietary processes and patented technologies to develop cost-effective products that address existing and emerging clinical demands.

     CVD is developing its SEAL stent technology, which it believes is state of the art technology for the treatment of restenosis. The SEAL stent is a unique and new concept in vascular stenting which is designed to isolate the diseased segment of the vessel wall from blood flow. The SEAL is self-expanding metallic stent with a microporous surface for use as either a stent or a stent graft. By developing metal foil of the proper thickness and strength, CVD believes it will be able to form devices with low profiles, high expansion ratios and excellent hoop strength, which are factors critical for successful device placement. Two patents have been issued to date for this technology.

     CVD believes that covering a high percentage of the diseased vessel wall with a proprietary metal liner will result in a lower restenosis rate in diseased vessels. The SEAL technology is presently being tested in animal studies to determine its efficacy in large diameter coronary vessels and saphenous vein grafts. If the animal studies are successful, CVD anticipates commencing human clinical trials in Europe in the second quarter of 1999. CVD, depending on the outcome of clinical trials, intends to promote the SEAL stent, as an effective primary stent for the treatment and prevention of restenosis. CVD has developed a proprietary delivery system to place accurately the SEAL stent at the location of the diseased segment of the vessel wall. However, there can be no assurance that the SEAL stent will perform in animal studies or clinical trials, that CVD will complete the development of a new product successfully, that CVD will be able to obtain FDA approval, or that the SEAL stent ever will gain market acceptance.

     CVD has developed proprietary material manufacturing processes used to develop patented interventional catheters. Traditional balloon extrusion technology does not enable the combination of compliant and non-compliant materials, resulting in a catheter that can be inflated only to a uniform diameter. CVD's Focus technology bonds a membrane between compliant and non-compliant materials, resulting in a balloon with a large center diameter and smaller, fixed diameters at each end. The center compliant section of the Focus catheter enlarges predictably at a rate of 0.1 mm per atmosphere of pressure when inflation pressures exceed six atmospheres. The ends of the balloon remain at their nominal diameters and do not expand with increased pressure. The Focus capability enables cardiologists to deliver stents or therapeutic radial force accurately to the treatment site, while minimizing the force applied to adjacent tissue. Conventional uniform diameter catheters may damage healthy vessel sections, as these sections receive as much radial force as do the diseased sites. Many believe that vessel wall damage may lead to acute reclosure of the vessel or restenosis.

     CVD will be required to seek FDA approval for any new product and expects that some of these products will be subject to the PMA process. There can be no assurance that CVD will complete the development of any products successfully or that any such products will receive any required regulatory approvals.

MANUFACTURING

     With the exception of certain final assembly and sterilization procedures for those products designed to be sold only outside the United States, and the manufacture of those products which CVD has licensed to third parties, all of CVD's products are produced in its facilities in Irvine, California. CVD fabricates certain proprietary components, then assembles, inspects, tests and packages all components into finished products. By designing and assembling its catheter products, CVD believes it is better able to control quality and costs, limit third-party access to its proprietary technology, and better manage manufacturing process enhancements and new product introductions. In addition, CVD purchases many standard and custom-built components from independent suppliers and subcontracts certain processes from independent vendors. Most of these components and processes are available from more than one vendor. However, certain manufacturing processes currently are performed by single vendors. While CVD believes that there are other vendors available to perform these processes, an interruption of performance by any of these vendors could have a material adverse effect on CVD's ability to manufacture its products until a new source of supply were qualified and, as a result, could have a material adverse effect on CVD's business, financial condition and results of operations.

     CVD has obtained the right to affix the CE (Conformite Europeene) marking to all of its products sold in all countries of the European Economic Area and Switzerland. CE marking is a European symbol of conformance to strict product manufacturing and quality system standards. As part of the CE marking process, CVD also received ISO 9001/EN46001 certification with respect to the manufacturing of all of its currently marketed products.

     CVD's success will depend in part upon its ability to manufacture its products in compliance with ISO 9001, the FDA's quality system regulations ("QSR") requirements, and California Department of Health Services ("CDHS") licensing and other regulatory requirements, in sufficient quantities and on a timely basis, while maintaining product quality and acceptable manufacturing costs. CVD began manufacturing certain of its products at its facilities in July 1995. Accordingly, CVD has limited experience in manufacturing its products. CVD has undergone and expects to continue to undergo regular "QSR" inspections in connection with the manufacture of its products at CVD's facilities. CVD's success will depend upon, among other things, its ability to manage the simultaneous manufacture of different products efficiently and to integrate the manufacture of new products with existing products. There can be no assurance that CVD will not encounter difficulties in scaling up production of new products, including problems involving production yields, quality control and assurance, component supply and shortages of qualified personnel. CVD's failure to commence the manufacturing of these new products successfully, or to increase production volumes of new and existing products in a timely manner, would materially and adversely affect CVD's business, financial condition and results of operations. Failure to increase production volumes in a timely or cost-effective manner or to maintain compliance with ISO 9001, QSR requirements, CDHS or other regulatory requirements could have a material adverse effect on CVD's business, financial condition and results of operations.

MARKETING AND SALES

     CVD's products are sold in the United States and international markets, principally Europe and Japan. However, certain of CVD's products are not available in each market due to regulatory and intellectual property restrictions. CVD currently sells its products through a combination of strategic partners, medical device distributors and direct sales personnel. CVD also has distribution agreements with companies covering countries outside the United States and Japan. CVD previously distributed certain products in Japan through an exclusive distribution agreement with Fukuda, which the Company terminated in April 1997. CVD subsequently entered into an exclusive distribution agreement in Japan with Cathex in May 1997 which terminates in January 2001. Sales of CVD's products to Fukuda accounted for 18%, 15% and 7% of CVD's total product sales in 1995, 1996 and 1997, respectively. Sales to Cathex in 1997 accounted for 13% of CVD's total product sales. In addition, sales to Johnson & Johnson Interventional Systems ("JJIS") accounted for 12% of total product sales in 1995, and sales to Medtronic accounted for 22% and 13% of total product sales in 1996 and 1997, respectively. CVD intends to expand its sales and marketing capability and to distribute selected new products through strategic partnerships.

     In 1995, 1996 and 1997, total export sales were $2,054,000, $3,514,000 and
$6,579,000, respectively, or approximately 59%, 42% and 58% respectively, of total product sales. In 1995, 1996 and 1997 sales to Europe accounted for $1,179,000, $1,614,000 and $3,020,000, respectively; sales to Japan represented $744,000, $1,240,000 and $2,350,000, respectively; and sales to Latin America represented $131,000, $243,000 and $253,000, respectively. CVD expects to continue to derive significant revenue from international sales and therefore a significant portion of CVD's revenues will continue to be subject to the risks associated with international sales, including economic or political instability, shipping delays, changes in applicable regulatory policies, inadequate protection of intellectual property, fluctuations in foreign currency exchange rates and various trade restrictions, all of which could have a significant impact on CVD's ability to deliver products on a competitive and timely basis. However, all of the Company's foreign sales are denominated in dollars, except for sales in Germany by CVD Germany, which were immaterial to the Company's business in 1997. Future imposition of, or significant increases in the level of, customs duties, export quotas or other trade restrictions, could have an adverse effect on CVD's business, financial condition and results of operation. In foreign countries, CVD's products are subject to a wide variety of governmental review and certification. The regulation of medical devices, particularly in the European Community, continues to expand and there can be no assurance that new laws or regulations will not have an adverse effect on CVD. See Note 1 of Notes to Consolidated Financial Statements.

POST-MARKETING CLINICAL STUDIES

     CVD has completed the clinical trials required for FDA approval of those products which are marketed in the United States.

     In a Comparative Performance and Pathological Study conducted at the University of Texas Department of Medicine, CVD's FACT Focus catheter was compared with conventional percutaneous transluminal coronary angioplasty ("PTCA") catheters from other leading manufacturers in an animal study. The investigators concluded that the use of the Focus catheter resulted in reduced arterial damage without reduction in catheter performance as determined by catheter preparation, trackability, pushability, inflation/deflation and angiographic visualization.

     The Focus Lesion Expansion Optimizes Results Study ("FLEXOR Study") compared Focus PTCA catheter with conventional PTCA catheters. The FLEXOR Study evaluated the efficacy of Focus technology in improving clinical results following angioplasty procedures. Success was evaluated based on the ability of Focus technology to improve the minimal lumen diameter ("MLD") of the arterial opening, and to reduce the number of catheters necessary for PTCA procedures. MLD is a commonly-used measurement of the ability of a therapeutic tool to open a blocked artery and reestablish required blood flow. The FLEXOR Study commenced in the fourth quarter of 1996 and was completed in the first quarter of 1997. Results of the study were presented at the 1997 Transcatheter Therapeutics symposium in Washington D.C. Data from this study of 80 patients demonstrated a trend toward fewer balloons used per procedure with Focus technology, especially when stent implantation was required, without any increase in complications. Additionally, the Focus technology group of patients had a lower residual stenosis than the conventional angioplasty group.

     Certain of CVD's products which utilize Focus technology have received FDA approval for PTCA and percutaneous transluminal angioplasty ("PTA") indications. However, none of these products has received FDA approval for use in stent delivery. An investigator-controlled study is currently testing CVD's Focus technology with respect to stent implantation. The Optimal Stent Implantation Study ("OSTI-2 Study") is evaluating the ability of stent delivery with Focus technology compared with conventional delivery techniques to reduce acute outcomes and restenosis rates. The study is being conducted using two patient subgroups of approximately 100 patients each divided according to vessel size. In the first group, stent delivery is being evaluated in vessels greater than three millimeters in diameter; in the second group stent delivery is being evaluated in vessels less than three millimeters in diameter. Each subgroup presents different clinical issues related to stent delivery and the OSTI-2 Study protocol is evaluating the efficacy of Focus technology in each subgroup. The OSTI-2 Study began in February 1996 and completed enrollment of patients in the first quarter of 1998. Follow-up to this study is in progress. Preliminary results of the study were reported at the American Heart Association Scientific Sessions in November 1997 and additional results were reported at the American College of Cardiology meeting in March 1998 and at American Heart Association Scientific Sessions in November 1998. Early results demonstrate that Focus technology facilitates achieving a larger in stent MLD following conventional stent expansion techniques and also following optimal PTCA. These increased MLDs were achieved without increased complication rates. In June 1998, CVD signed a technology license agreement with Guidant Corporation, an international interventional cardiology products company, granting Guidant rights to manufacture and distribute products using CVD's Focus technology for delivery of stents. See the discussion below in this section "Strategic Relationships."

     CVD recently completed a clinical study in Europe of its proprietary Synthesis(TM) coronary stent. The multicenter study enrolled 85 patients at four centers in Germany. Procedural and 30 day follow-up results demonstrate a high technical success rate with low complication and low major adverse event rates. Six month clinical and angiographic follow-up is ongoing.

STRATEGIC RELATIONSHIPS

     CVD evaluates on an ongoing basis potential strategic relationships with corporate and other partners where such relationships may complement and expand CVD's research, development, sales and marketing capabilities. In addition to Radiance, CVD currently is a party to four such agreements, described below.

     Guidant Corporation. In June 1998, CVD entered into a Technology License Agreement with Guidant Corporation, an international interventional cardiology products company, to grant them a license to manufacture and distribute products using CVD's Focal Technology. Under the Agreement, CVD has received, and will receive, certain milestone payments based upon the transfer of the technological knowledge to Guidant, and royalty payments based upon the sale of products using Focus technology by Guidant.

     SCIMED Life Systems, Inc. CVD entered into a Stock Purchase and Technology License Agreement, dated September 10, 1994, with SCIMED, now a unit of Boston Scientific Corporation (the "SCIMED Agreement"). Pursuant to the SCIMED Agreement, SCIMED purchased a 19% equity position in CVD, which is now diluted to 5%. SCIMED also was granted an exclusive worldwide license to certain combined site-specific solution delivery and coronary angioplasty technology in exchange for license and royalty fees. The SCIMED Agreement may be terminated
(i) in the event of breach on 90 days notice by the non-breaching party; or (ii) on 30 days notice in certain limited circumstances or (iii) by SCIMED upon 180 days notice.

     Cathex Co., Ltd. CVD entered into a Distribution Agreement dated May 1, 1997 with Cathex Co., Ltd. ("Cathex"), whereby Cathex serves as CVD's exclusive distributor for certain of CVD's products in Japan. In exchange for this exclusive distributorship, certain Cathex shareholders agreed to purchase $200,000 of CVD Common Stock (approximately 25,000 shares) and Cathex agreed to purchase predetermined minimum quantities of CVD's products. The initial term of the agreement expires on January 1, 2001 and is subject to a five-year extension. The agreement may be terminated in the event of breach upon 90 days notice by the non-breaching party, subject to cure within the notice period.

     Endosonics Corporation. CVD has entered into a license agreement with Endosonics Corporation ("EndoSonics"), dated December 22, 1995 (the "EndoSonics Agreement"), in which CVD granted EndoSonics the non-exclusive, royalty-free right to CVD's Focus technology for the development and sale of a combined Focus/Ultrasound product. In exchange, CVD received the non-exclusive, royalty-free right to submit PMA supplement applications utilizing an EndoSonics PMA as a reference and to manufacture and distribute CVD products as a supplement to the EndoSonics PMA. In February 1998, the FDA approved CVD's PMA application and, as a result, CVD can obtain independent FDA supplemental approvals on its products. The EndoSonics Agreement may be terminated in the event of breach upon 60 days notice by the nonbreaching party, subject to the breaching party's right to cure. In addition, in March of 1996, EndoSonics purchased 400,000 shares of CVD's Series B Preferred Stock for a purchase price of $8,000,000, which converted into 800,000 shares of Common Stock upon the consummation of CVD's initial public offering on June 19, 1996. In February 1998, CVD repurchased 300,000 shares of its own common stock from Endosonics for an aggregate price of $1,275,000.

PATENTS AND PROPRIETARY INFORMATION

     CVD's policy is to protect its proprietary position by, among other methods, filing U.S. and foreign patent applications to protect technology, inventions and improvements that are important to the development of its business. CVD owns or has the rights to 27 issued U.S. patents, one issued European patent and two Japanese patents covering certain aspects of its catheter, vascular access and SEAL stent technologies. No assurance can be given that any issued patents will provide competitive advantages for CVD's products, or that they will not be challenged or circumvented by competitors.

     The interventional cardiovascular market in general and the stent and balloon angioplasty catheter market (including the type of catheters offered by CVD) in particular have been characterized by substantial litigation regarding patent and other intellectual property rights. There can be no assurance that CVD's products do not infringe such patents or rights. During 1997, CVD was sued for trademark infringement regarding CVD's use of the product name "Lynx" in connection with one of CVD's balloon angioplasty catheter product lines. CVD paid no monetary damages but agreed to a consent judgment which prohibits CVD from using this name in the United States. In the event that any such third-parties assert claims against CVD for patent infringement and such patents are upheld as valid and enforceable, CVD could be prevented from utilizing the subject matter claimed in such patents, or would be required to obtain licenses from the owners of any such patents or redesign its products or processes to avoid infringement. There can be no assurance that such licenses would be available or, if available, would be so on terms acceptable to CVD or that CVD would be successful in any attempt to redesign its products or processes to avoid infringement. In addition, foreign intellectual property laws may not provide protection commensurate with that provided by U.S. intellectual property laws, and there can be no assurance that foreign intellectual property laws will protect CVD's foreign intellectual property rights adequately. CVD also relies on trade secrets and proprietary technology and enters into confidentiality and non-disclosure agreements with its employees, consultants and advisors. There can be no assurance that the confidentiality of such trade secrets or proprietary information will be maintained by employees, consultants, advisors or others, or that CVD's trade secrets or proprietary technology will not otherwise become known or be independently developed by competitors in such a manner that CVD has no practical recourse. Litigation may be necessary to defend against claims of infringement or invalidity, to enforce patents issued to CVD or to protect trade secrets. There can be no assurance that any such litigation would be successful. Any litigation could result in substantial costs to, and diversion of resources by, CVD and its officers, which would have a material adverse effect on its business, financial condition and results of operations.

COMPETITION

     CVD believes that the primary competitive factors in the market for interventional cardiology devices are: clinical effectiveness, product safety, catheter size, flexibility and trackability, ease of use, reliability, price and availability of third party reimbursement. In addition, a company's distribution capability and the time in which products can be developed and receive regulatory approval are important competitive factors. CVD believes it competes favorably with respect to the foregoing factors. CVD also believes that its competitive position is dependent upon its ability to continue to develop innovative new catheter technologies and obtain rapid regulatory approval.

     Competition in the market for devices used in the treatment of cardiovascular and peripheral vascular disease is intense, and is expected to increase. The interventional cardiology market is characterized by rapid technological innovation and change, and CVD's products could be rendered obsolete as a result of future innovations. CVD's catheters, stents and other products under development compete or will compete with catheters and stents marketed by a number of manufacturers, including Guidant Corporation, Boston Scientific Corporation, Johnson & Johnson, Medtronic, Inc., and Arterial Vascular Engineering (which has recently entered into an agreement to be acquired by Medtronic, Inc.). Such companies have significantly greater financial, management and other resources, established market positions, and significantly larger sales and marketing organizations than does CVD. CVD also faces competition from manufacturers of other catheter-based atherectomy devices, vascular stents and pharmaceutical products intended to treat vascular disease. In addition, CVD believes that many of the purchasers and potential purchasers of CVD's products prefer to purchase catheter and stent products from a single source. Accordingly, many of CVD's competitors, because of their size and range of product offerings, have a competitive advantage over CVD. There can be no assurance that CVD's competitors will not succeed in developing or marketing technologies and products that are more clinically or cost effective than any that are being marketed or developed by CVD, or that such competitors will not succeed in obtaining regulatory approval for introducing or commercializing any such products prior to CVD.

THIRD-PARTY REIMBURSEMENT

     In the United States, CVD's products are purchased primarily by medical institutions, which then bill various third-party payors, such as Medicare, Medicaid, and other government programs and private insurance plans, for the health care services provided to patients. Government agencies, private insurers and other payors determine whether to provide coverage for a particular procedure and reimburse hospitals for medical treatment at a fixed rate based on the diagnosis-related group ("DRG") established by the U.S. Healthcare Finance Administration ("HCFA"). The fixed rate of reimbursement is based on the procedure performed, and is unrelated to the specific devices used in that procedure. If a procedure is not covered by a DRG, payors may deny reimbursement. In addition, some payors may deny reimbursement if they determine that the device used in a treatment was unnecessary, inappropriate or not cost-effective, experimental or used for a non-approved indication. Reimbursement of interventional procedures utilizing CVD's products is currently covered under a DRG. There can be no assurance that reimbursement for such procedures will continue to be available, or that future reimbursement policies of payors will not adversely affect CVD's ability to sell its products on a profitable basis. Failure by hospitals and other users of CVD's products to obtain reimbursement from third-party payors, or changes in government and private third-party payors' policies toward reimbursement for procedures employing CVD's products, would have a material adverse effect on CVD's business, financial condition and results of operations.

GOVERNMENT REGULATION

     The manufacturing and marketing of CVD's products are subject to extensive and rigorous government regulation in the United States and in other countries. CVD believes success will depend significantly upon commercial sales of improved versions of its catheter products. CVD will not be able to market these new products in the United States unless and until CVD obtains approval or clearance from the FDA. Foreign and domestic regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed.

     If a medical device manufacturer can establish that a newly developed device is "substantially equivalent" to a legally marketed Class I or Class II device, or to a Class III device that the FDA has not called for a premarket approval application ("PMA"), the manufacturer may seek clearance from the FDA to market the device by filing a premarket notification with the FDA under
Section 510(k) of the Federal Food, Drug, and Cosmetic Act. All of the 510(k) clearances received for CVD's catheters were based on substantial equivalence to legally marketed devices. There can be no assurance that 510(k) clearance for any future product or significant modification of an existing product will be granted or that the process will not be unduly lengthy. In addition, if the FDA has concerns about the safety or effectiveness of any of CVD's products, it could act to withdraw approval or clearances of those products or request CVD present additional data. Any such actions would have a material adverse effect on CVD's business, financial condition and results of operations.

     If substantial equivalence cannot be established, or if the FDA determines the device or the particular application for the device requires a more rigorous review to assure safety and effectiveness, the FDA will require the manufacturer to submit a PMA which must be reviewed and approved by the FDA prior to sales and marketing of the device in the United States. The PMA process is significantly more complex, expensive and time consuming than the 510(k) clearance process and always requires the submission of clinical data. CVD expects that certain of it's products under development will be subject to this PMA process.

     CVD is required to register as a medical device manufacturer with the FDA and maintain a license with certain state agencies, such as the CDHS. As such, CVD is inspected on a routine basis by both the FDA and the CDHS for compliance with QSR regulations. These regulations require that CVD manufacture its products and maintain related documentation in a prescribed manner with respect to manufacturing, testing and control activities. CVD has undergone and expects to continue to undergo regular QSR inspections in connection with the manufacture of its products at CVD's facilities. Further, CVD is required to comply with various FDA requirements for labeling. The Medical Device Reporting laws and regulations require CVD to provide information to the FDA on deaths or serious injuries alleged to have been associated with the use of its devices, as well as product malfunctions that would likely cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits an approved device from being marketed for unapproved applications. CVD has received FDA approval to market the FACT and ARC catheters, which utilize the FOCUS technology, for coronary balloon angioplasty. These catheters are marketed outside the

United States for use in stent deployment. However, without specific FDA approval for stent deployment, these catheters may not be marketed by CVD in the United States for such use.

     Failure to comply with applicable regulatory requirements can, among other consequences, result in fines, injunctions, civil penalties, suspensions or loss of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution. In addition, government regulations may be established in the future that could prevent or delay regulatory clearance or approval of CVD's products. Delays in receipt of clearances or approvals, failure to receive clearances or approvals or the loss of previously received clearances or approvals would have a material adverse effect on CVD's business, financial condition and results of operations.

     CVD also is subject to other federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. The extent of government regulation that might result from any future legislation or administrative action cannot be predicted accurately. Failure to comply with regulatory requirements could have a material adverse effect on CVD's business, financial condition and results of operations.

     International sales of CVD's products are subject to the regulatory requirements in many countries. The regulatory review process varies from country to country and may in some cases require the submission of clinical data. CVD typically relies on its distributors in such foreign countries to obtain the requisite regulatory approvals. There can be no assurance, however, that such approvals will be obtained on a timely basis or at all. In addition, the FDA must approve the export to certain countries of devices which require a PMA but are not yet approved domestically.

     In order to sell its products within the European Economic Area and Switzerland, CVD must achieve compliance with the requirements of the Medical Devices Directive ("MDD") and affix CE marking on its products to attest to such compliance. To achieve compliance, CVD's products must meet the "Essential Requirements" of the MDD relating to safety and performance and CVD must successfully undergo verification of its regulatory compliance ("conformity assessment") by a Notified Body selected by CVD. CVD has selected TUV Product Service of Munich, Germany as its Notified Body. The level of scrutiny of such assessment depends on the regulatory class of the product, and many of CVD's coronary products are currently in Class III, the highest risk class, and therefore subject to the most rigorous controls.

     In December 1996, CVD received ISO 9001/EN46001 certification from its Notified Body with respect to the manufacturing of all of its products in its Irvine facilities. CVD's contracted manufacturing facility in The Netherlands received such certification in 1993. This certification demonstrates that CVD manufactures its products in accordance with certain international quality requirements. A manufacturer must receive ISO 9001/EN46001 certification prior to applying for CE marking of specific products. In January 1998, CVD obtained the right to affix CE marking to all of its products currently sold in all countries of the European Economic Area and Switzerland. CVD is subject to continued supervision by its Notified Body and will be required to report any serious adverse incidents to the appropriate authorities. CVD also must comply with additional requirements of individual nations. Failure to maintain compliance required for CE marking could have a material adverse effect upon CVD's business, financial condition and results of operations. There can be no assurance CVD will be able to achieve or maintain such compliance on all or any of its products or that it will be able to produce its products timely and profitably while complying with the MDD and other regulatory requirements.

PRODUCT LIABILITY

     CVD faces the risk of financial exposure to product liability claims. CVD's products are often used in situations in which there is a high risk of serious injury or death. Such risks will exist even with respect to those products that have received, or in the future may receive, regulatory approval for commercial sale. CVD is currently covered under a product liability insurance policy with coverage limits of $10.0 million per occurrence and $10.0 million per year in the aggregate. There can be no assurance that CVD's product liability insurance is adequate or that such insurance coverage will remain available at acceptable costs. There can be no assurance that CVD will not incur significant product liability claims in the future. A successful claim brought against CVD in excess of its insurance coverage could have a material adverse effect on CVD's business, financial condition and results of operations. Additionally, adverse product liability actions could negatively affect the reputation and sales of CVD's products and CVD's ability to obtain and maintain regulatory approval for its products, as well as substantially divert the time and effort of management away from CVD's operations.

EMPLOYEES

     As of November 30, 1998, CVD had 99 employees, including 49 in manufacturing, 20 in research, development and regulatory affairs, 19 in sales and marketing and 11 in administration. CVD believes that the success of its business will depend, in part, on its ability to attract and retain qualified personnel. CVD believes it has good relations with its employees.

RESEARCH AND DEVELOPMENT

     Expenditures for research and development amounted to $5,038,000 for the first nine months of fiscal year 1998, $7,041,000 in fiscal 1997, $3,582,000 in fiscal 1996 and $1,683,000 in fiscal 1995.

PROPERTIES

     Currently, CVD leases facilities aggregating approximately 28,000 square feet in Irvine, California under various lease agreements, most of which expire beginning in 2001. CVD also leases approximately 2,700 square feet in Koln, Germany expiring in April 2003. CVD believes that its facilities are adequate to meet its requirements through mid-1999.

LEGAL PROCEEDINGS

     CVD is a party to ordinary disputes arising in the normal course of business. Management is of the opinion that the outcome of these matters will not have a material adverse effect on CVD's consolidated financial position.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

CARDIOVASCULAR DYNAMICS, INC. SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data for CVD set forth below has been derived from and should be read in conjunction with the audited financial statements for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, and the unaudited financial statements for the nine months ended September 30, 1997 and 1998.

                                                                                                NINE MONTHS
                                                     YEAR ENDED DECEMBER 31,                ENDED SEPTEMBER 30,
                                        -------------------------------------------------   -------------------
                                        1993(1)    1994      1995       1996       1997       1997       1998
                                        -------   -------   -------   --------   --------   --------   --------
                                                                    (IN THOUSANDS)
Consolidated Statement of Operations
  Data:
Revenue:
  Sales...............................  $   126   $ 1,169   $ 3,462   $  8,384   $ 11,332   $  8,943   $  7,031
  License fee and other(2)............       --     1,000        --        150         --         --      1,605
  Contract............................       --       220       641        200         --         --         --
                                        -------   -------   -------   --------   --------   --------   --------
         Total revenue................      126     2,389     4,103      8,734     11,332      8,943      8,636
Costs and expenses:
  Cost of sales.......................       79       848     2,051      4,111      6,418      4,392      4,339
  Charge for acquired in-process
    R&D(3)............................    2,001        --       488      2,133         --         --         --
  Research and development............      734     1,228     1,683      3,582      7,041      3,507      5,038
  Marketing and sales.................       94       748     1,526      3,358      6,691      4,838      3,801
  General and administrative..........       96       587     1,331      1,548      2,179      1,265      1,855
  Minority interest...................       --        --        --         --         --         --        (68)
                                        -------   -------   -------   --------   --------   --------   --------
         Total operating costs and
           expenses...................    3,004     3,411     7,079     14,732     22,329     14,002     14,965
                                        -------   -------   -------   --------   --------   --------   --------
Loss from operations..................   (2,878)   (1,022)   (2,976)    (5,998)   (10,997)    (5,059)    (6,329)
Other income..........................       29        51       102      1,374      2,225      1,806      1,136
                                        -------   -------   -------   --------   --------   --------   --------
Net loss..............................  $(2,849)  $  (971)  $(2,874)  $ (4,624)  $ (8,772)  $ (3,253)  $ (5,193)
                                        =======   =======   =======   ========   ========   ========   ========
Basic and diluted net loss per share
  (pro forma through June 1996)(4)....            $ (0.28)  $ (0.71)  $  (0.69)  $  (0.96)  $  (0.36)  $  (0.59)
                                                  =======   =======   ========   ========   ========   ========
Shares used in computing basic and
  diluted net loss per share(pro forma
  through June 1996) (4)..............              3,487     4,052      6,755      9,118      9,098      8,857
                                                  =======   =======   ========   ========   ========   ========

                                                     YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                        -------------------------------------------------   -------------------
                                         1993      1994      1995       1996       1997       1997       1998
                                        -------   -------   -------   --------   --------   --------   --------
                                                                    (IN THOUSANDS)
Consolidated Balance Sheet Data:
  Cash and cash equivalents...........  $   547   $ 3,379   $ 1,568   $ 17,192   $  6,141   $  1,792   $  3,627
  Marketable securities
    available-for-sale................                                  25,733     24,773     32,869     23,301
  Working capital (deficit)...........      (75)    1,366      (774)    46,142     33,828     40,242     28,557
         Total assets.................      690     4,340     4,002     50,084     41,361     46,385     36,292
  Convertible obligation..............                                     750
  Accumulated deficit.................   (2,580)   (3,551)   (6,425)   (11,049)   (19,821)   (14,302)   (25,014)
         Total stockholders' equity
           (net capital deficiency)...  $  (241)  $ 1,288   $(1,098)  $ 47,623   $ 37,873   $ 44,157   $ 31,850

---------------
(1) The period from January 1, 1993 to June 9, 1993 reflects the operations of the predecessor to the Company. See Note 1 of Notes to Consolidated Financial Statements.

(2) The revenue for 1994 was received from a related party, SCIMED. See Note 3 of Notes to Consolidated Statements.

(3) The charge for acquired in-process research and development reflects a change in the basis of CVD's assets and liabilities as a result of the acquisition by EndoSonics which has been allocated to CVD for the years ended December 31, 1993 and 1995 and the excess of the purchase price for Intraluminal Devices,

    Inc. and the associated acquisition expenses for the year ended December 31, 1996. See Notes 1 and 2 of Notes to Consolidated Financial Statements.

(4) The per share amounts prior to 1997 have been restated to comply with Statement of Financial Accounting Standard No. 128, Earnings Per Share. See
    Note 1 of Notes to Consolidated Financial Statements.

RADIANCE MEDICAL SYSTEMS, INC. SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data for Radiance set forth below has been derived from and should be read in conjunction with the audited financial statements for the year ended December 31, 1997, and the unaudited financial statements for nine months ended September 30, 1998 set forth elsewhere herein. Radiance, a development stage company, began operations in August 1997.

                                                               YEAR ENDED     NINE MONTHS ENDED
                                                              DECEMBER 31,      SEPTEMBER 30,
                                                                  1997              1998
                                                              ------------    -----------------
                                                                       (IN THOUSANDS)
Statement of Operations Data:
Operating expenses:
  Research and development..................................     $ 132             $ 1,025
  General and administrative................................        18                  45
                                                                 -----             -------
          Total operating costs and expenses................       150               1,070
                                                                 -----             -------
  Loss from operations......................................      (150)             (1,070)
  Other income..............................................        19                  44
                                                                 -----             -------
  Net loss..................................................     $(131)            $(1,026)
                                                                 =====             =======

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              ------------    -------------
                                                                     (IN THOUSANDS)
Balance Sheet Data:
  Cash and cash equivalents.................................     $1,422          $ 2,407
  Working capital...........................................      1,350            2,190
          Total assets......................................      1,455            2,466
  Accumulated deficit.......................................       (131)          (1,157)
          Total stockholder's equity........................     $1,365          $ 1,816

UNAUDITED PRO FORMA CONDENSED COMBINED SELECTED FINANCIAL INFORMATION

     The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to be indicative of the future results of financial position of Cardiovascular Dynamics, Inc. or what the results of operation or financial position would have been had the acquisition been effected on the dated indicated. The information should be read in conjunction with the audited financial statements of both organizations incorporated by reference in this Proxy Statement.

     The unaudited pro forma condensed combined selected financial information of Cardiovascular Dynamics, Inc., Radiance and Clinitec GmbH ("Clinitec") set forth below gives effect to the Radiance and Clinitec acquisitions under the purchase accounting method, as if the acquisition had occurred as of August 15, 1997 and January 1, 1998 for Radiance and as of January 1, 1997 for Clinitec for the pro forma condensed combined statements of operations for the periods ended December 31, 1997 and September 30, 1998, respectively, and as of September 30, 1998, for the pro forma condensed combined balance sheet.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                               CVD      RADIANCE     CLINITEC     PRO FORMA
                                            ACTUAL(A)   ACTUAL(B)   ACTUAL(C)    ADJUSTMENTS    PRO FORMA
                                            ---------   ---------   ----------   -----------    ---------
                                                                   (IN THOUSANDS)
Consolidated Statement of Operations Date:
Revenue:
  Sales...................................  $ 11,332      $  --      $   301       $   --       $ 11,633
Costs and expenses:
  Cost of sales...........................     6,418         --          560                       6,978
  Research and development................     7,041        132           --          320(1)       7,493
  Marketing and sales.....................     6,691         --          442           --          7,133
  General and administrative..............     2,179         18           --           --          2,197
                                            --------      -----      -------       ------       --------
          Total operating costs and
            expenses......................    22,329        150        1,002          320         23,801
                                            --------      -----      -------       ------       --------
Loss from operations......................   (10,997)      (150)        (701)        (320)       (12,168)
Other income..............................     2,225         19           --          (59)(2)      2,185
                                            --------      -----      -------       ------       --------
Net loss..................................  $ (8,772)     $(131)     $  (701)      $ (379)      $ (9,983)
                                            ========      =====      =======       ======       ========
Basic and diluted net loss per share(3)...  $  (0.96)                                           $  (1.02)
                                            ========                                            ========
Shares used in computing basic and diluted
  net loss per share(3)...................     9,118                                               9,765
                                            ========                                            ========

---------------
(a) Although not reflected in this pro forma statement, at the date of the merger, $3,886 will be expensed for in-process research and development. The amounts are subject to adjustment based on the completion of an independent appraisal.

(b) Radiance Medical Systems, Inc., a development stage company, began operations in August 1997.

(c) On July 29, 1997, CVD acquired all of the Common Stock of its independent distributor in Germany, Clinitec. In order to present pro forma operating results as if Clinitec and CVD's operations were combined at the beginning of the year ended December 31, 1997, the operating results for the seven months before the acquisition date are included.

(1) To reflect amortization of developed technology and identified intangible assets using lives of 3 to 7 years.

(2) To reflect reduction of interest income from cash portion of acquisition consideration of $2,445 and acquisition costs of $400 at an average rate of 5.5% per annum.

(3) To reflect an increase in the weighted average shares outstanding assuming 70% of acquisition consideration is paid using CVD common stock at an assumed average price of $3.33 per share:

        9,118    CVD shares used in computing basic and diluted net loss per share.
          648    Shares to RMS shareholders, assuming an August 1997
                 acquisition date.
        -----
        9,765    Pro forma shares used in computing pro forma basic and
                 diluted net loss per share.
        =====

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                       CVD      RADIANCE     PRO FORMA
                                                    ACTUAL(A)   ACTUAL(B)   ADJUSTMENTS      PRO FORMA
                                                    ---------   ---------   -----------      ---------
                                                                      (IN THOUSANDS)
Consolidated Statement of Operations Date:
Revenue:
  Sales...........................................   $ 7,031     $    --       $  --          $ 7,031
  License fee and other...........................     1,605          --          --            1,605
                                                     -------     -------       -----          -------
          Total revenue...........................     8,636          --          --            8,636
Costs and expenses:
  Cost of sales...................................     4,339          --          --            4,339
  Research and development........................     5,038       1,025         498(1)(2)      6,561
  Marketing and sales.............................     3,801          --          --            3,801
  General and administrative......................     1,855          45          --            1,900
  Minority interest...............................       (68)         --          68(2)            --
                                                     -------     -------       -----          -------
          Total operating costs and expenses......    14,965       1,070         566           16,601
                                                     -------     -------       -----          -------
Loss from operations..............................    (6,329)     (1,070)       (566)          (7,965)
Other income......................................     1,136          44        (117)(3)        1,063
                                                     -------     -------       -----          -------
Net loss..........................................   $(5,193)    $(1,026)      $(683)         $(6,902)
                                                     =======     =======       =====          =======
Basic and diluted net loss per share(4)...........   $ (0.59)                                 $ (0.65)
                                                     =======                                  =======
Shares used in computing basic and diluted net
  loss per share(4)...............................     8,857                                   10,570
                                                     =======                                  =======

---------------
(a) Although not reflected in this pro forma statement, at the date of the merger, $3,886 will be expensed for in-process research and development. The amounts are subject to adjustment based on the completion of an independent appraisal.

(b) Radiance Medical Systems, Inc., a development stage company, began operations in August 1997.

(1) To reflect amortization of developed research and development and related costs with a 3 to 7 year life.

(2) To reverse entries to record to CVD's share of Radiance operating results at September 10, 1998, which consisted of $136 of research and development expenses and $68 in minority interests share of losses.

(3) To reflect reduction of interest income from cash portion of acquisition consideration of $2,445 and acquisition costs of $400 at an average rate of 5.5% per annum.

(4) To reflect an increase in the weighted average shares outstanding assuming 70% of acquisition consideration is paid using CVD common stock at an assumed average price of $3.33 per share:

 8,857  CVD shares used in computing basic and diluted net loss per share.
 1,713  Shares to RMS shareholders, assuming an August 1997
        acquisition date.
------
10,570  Pro forma shares used in computing pro forma basic and diluted net loss per share.
======

            PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                CVD        PRO FORMA
                                                             ACTUAL(A)    ADJUSTMENTS    PRO FORMA
                                                             ---------    -----------    ---------
ASSETS:
  Cash and cash equivalents................................   $ 3,627       $    --      $  3,627
  Marketable securities....................................    23,301        (2,845)(1)    20,456
  Other current assets.....................................     5,161                       5,161
                                                              -------       -------      --------
                                                               32,089            --        29,244
Property and equipment, net................................     1,537            --         1,537
Goodwill and other required intangibles, net...............     2,288         3,819(1)      6,107
Other assets...............................................       378            --           378
                                                              -------       -------      --------
          Total assets.....................................   $36,292       $   974      $ 37,266
                                                              =======       =======      ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities........................................   $ 3,532       $    --      $  3,532
Minority interest..........................................       910          (910)(1)        --
Stockholders' equity:
  Common stock.............................................        10             2(1)         12
  Additional paid-in capital...............................    60,679         5,768(1)     66,447
  Accumulated deficit......................................   (25,014)       (3,886)(1)   (28,900)
  Other stockholders' equity...............................    (3,825)           --        (3,825)
                                                              -------       -------      --------
          Total stockholder's equity.......................    31,850         1,884        33,734
                                                              -------       -------      --------
          Total liabilities and stockholder's equity.......   $36,292       $   974      $ 37,266
                                                              =======       =======      ========

---------------
(a) The accounts of Radiance are included in the consolidated balance sheet of CVD at September 30, 1998.

(1) The total purchase price for the shares of Radiance Preferred Stock and Radiance Common Stock not owned by CVD is dependent upon the trading price of CVD's Common Stock for the twenty-day period before the merger closes; additionally, the portion of the consideration to be paid in cash may vary from none to 30% at CVD's election. Accordingly, the estimate of the total purchase price used in the accompanying pro forma condensed combined consolidated balance sheet and its composition is preliminary and subject to change based upon the resolution of these contingencies. Using a CVD Common Stock value of $3.33 per share and 30% and 70% cash and Common stock consideration mix, the total purchase price for all of the shares of Radiance Preferred Stock and Radiance Common Stock not owned by CVD at September 30, 1998 is estimated to be $8,615, which, for purposes of preparing the pro forma adjustments, is assumed to be paid $2,445 in cash and $5,770 by the issuance of 1,713,395 shares of CVD Common Stock. Included in these amounts are shares of CVD Common Stock issuable for outstanding options for Radiance Common Stock, which under the Merger Agreement fully vest upon the closing of the transaction. Lastly, CVD expects to incur approximately $400 of direct transaction costs that are also treated as part of the purchase price.

     The estimated total purchase price has been allocated as follows:

    Book value of minority interest in Radiance.................  $  910
    Estimated fair value of developed technology and related
      intangible assets.........................................   3,106
    Estimated fair value of acquired in-process research and
      development...............................................   3,886
    Covenant not to compete.....................................   1,205
    Reclassify amounts assigned to goodwill for previous
      purchases of Radiance Preferred Stock.....................    (492)
                                                                  ------
    Estimated total purchase price..............................  $8,615
                                                                  ======

     Amounts allocated to developed technology and related intangible assets and to acquired in-process research and development are based upon the preliminary conclusions of an independent appraisal. There may be changes to this allocation when the final appraisal is obtained.

            CVD MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     CVD designs, develops, manufactures and markets catheters and coronary stent systems used to treat certain vascular diseases. CVD's catheters are used in conjunction with angioplasty and vascular stenting. CVD's proprietary Focus catheter technology enables physicians to deliver therapeutic radial force and stents, accurately and effectively to the treatment site. CVD's proprietary stent designs offer characteristics enabling physicians to access many different coronary anatomy. CVD believes that these products enable physicians to perform challenging interventional procedures effectively, resulting in improved treatment outcomes and lower costs. CVD owns the rights to 27 issued U.S. patents, one issued European patent and two Japanese patents covering certain aspects of its catheter, vascular access and SEAL stent technologies. To date, the majority of CVD's revenue has been derived from sales of its angioplasty and angioplasty-related catheters.

     From inception (March 16, 1992) through the first quarter of 1994, CVD's operations were limited and consisted primarily of research and development and other start-up activities. On June 15, 1992, EndoSonics acquired a 40% interest in CVD in exchange for $0.5 million in cash. Pursuant to an Agreement and Plan of Reorganization between EndoSonics and CVD signed on June 9, 1993, EndoSonics acquired all of the outstanding capital stock of CVD in exchange for $0.3 million in cash and 250,000 shares of EndoSonics' Common Stock with an aggregate market value of $1.6 million. The acquisition by EndoSonics resulted in a new basis for CVD's assets and liabilities. Accordingly, the purchase price paid by EndoSonics has been allocated to CVD's identifiable assets and liabilities, including $2.0 million to acquired in-process research and development, which was immediately expensed, as no CVD products had received regulatory approval and the technology did not have alternative future uses. Pursuant to the terms of the Agreement and Plan of Reorganization, in June 1995, EndoSonics became obligated to issue 50,000 shares of its Common Stock with an aggregate market value of $0.5 million, to the former shareholders of CVD because the market price of EndoSonics' stock did not exceed a specified price for a specified period during the two-year period following the acquisition. The fair value of such shares was charged to acquired in-process technology. In March 1996, EndoSonics purchased 400,000 shares of CVD's Series B Preferred Stock for a purchase price of $8.0 million, which converted into 800,000 shares of Common Stock upon the consummation of the initial public offering.

     In September 1994, CVD and SCIMED, now a unit of Boston Scientific Corporation, entered into a Stock Purchase and Technology License Agreement to develop and license CVD's patented combination balloon angioplasty/site-specific drug delivery technology (the Transport product line) for use in the coronary vessels. Through December 31, 1996 CVD had received in the aggregate approximately $2.2 million in license fees, research and development funding and technical assistance from SCIMED under this agreement. CVD received no revenues from SCIMED January 1, 1997 through September 30, 1998. In 1994, SCIMED purchased a 19% equity position in CVD for a purchase price of $2.5 million. In August 1997, SCIMED exercised warrants to purchase 120,000 shares of CVD's Common Stock at a price of $3.29 per share. See "BUSINESS OF CVD -- Strategic Relationships."

     In January 1995, CVD and ACS, subsequently purchased by Guidant Corporation, entered into an agreement pursuant to which CVD acquired certain rights to ACS' SmartNeedle Technology, subject to the payment of certain royalties. The parties subsequently confirmed their understanding with respect to certain matters in a second agreement dated March 4, 1996 (collectively, the "ACS Agreements"). Pursuant to the ACS Agreements, ACS was granted the option to acquire the exclusive worldwide rights to certain CVD perfusion technology, which ACS exercised on February 14, 1996. In exchange for this perfusion technology, ACS is obligated to make milestone and minimum annual royalty payments to CVD, and also has certain obligations to develop and market the perfusion technology. Through December 31, 1996, CVD had received approximately $0.35 million in milestone payments under the ACS Agreements. CVD received no payments during 1997. In February 1998, ACS exercised its right to terminate the perfusion technology Agreement. See "BUSINESS OF CVD -- Strategic Relationships."

     CVD currently sells its products through a combination of medical device distributors and a limited number of direct sales personnel. CVD is a party to three agreements for the U.S. distribution of products incorporating its Focus technology. CVD distributed certain products in Japan through an exclusive distribution agreement with Fukuda which was terminated and replaced by CVD in May 1997 with a similar agreement with Cathex. CVD also has distribution agreements with 30 companies covering 35 countries outside the United States and Japan. See "BUSINESS OF CVD -- Strategic Relationships."

     On July 15, 1996, CVD entered into co-distribution agreements with Medtronic, providing for the co-distribution of CVD's FACT, CAT and ARC balloon angioplasty catheters. Under the terms of these agreements, Medtronic purchased a minimum number of angioplasty catheters manufactured by CVD for distribution worldwide for a period of up to three years. Specific products to be distributed by Medtronic would differ in individual country markets. The initial term of the Medtronic agreements was for a period of three years from the date of first delivery of a product. In May 1997, Medtronic advised CVD of its election to not make minimum purchases of product for the second year of the agreement. In June 1997, Medtronic informed CVD that it would not fulfill its commitment for the first year of the agreement and that it did not believe it was required to fulfill such commitment. This dispute adversely affected CVD's financial results for the second half of 1997 and first half of 1998 in that Medtronic did not fulfill its commitment to purchase an additional $1.3 million in products and did not elect to fulfill its commitment for the second year of the agreement.

     In June 1998, CVD entered into a technology license agreement with Guidant Corporation, an international interventional cardiology products company, granting Guidant rights to manufacture and distribute products using CVD's Focus technology for delivery of stents, including exclusive rights in the United States. In exchange for those rights CVD has received, and will receive, certain milestone payments based upon the transfer of the technological knowledge to Guidant, and royalty payments based upon the sale of products by Guidant using Focus technology.

RESULTS OF OPERATIONS

     YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997

     Sales Revenue. Sales revenue increased to $11.3 million in 1997 from $8.4 million in 1996, representing an increase of 35%. The increase resulted primarily from increased sales of CVD's Focus catheters, and, to a lesser extent, the introduction of new coronary stent products. Sales of products through Medtronic under CVD's co-exclusive distribution agreement and sales of products in Japan through CVD's exclusive distribution relationships with Fukuda and Cathex accounted for 7% and 13%, respectively, of total product sales in 1997. The Agreements with Medtronic and Fukuda were terminated in 1997.

     License Fee and Other Revenue. There were no license fees nor other revenues from ACS in 1997, compared with $0.2 million in 1996. In February of 1998, ACS elected to terminate the technology license agreement with CVD.

     Contract Revenue. There were no contract revenues from SCIMED in 1997, compared with $0.2 million in 1996. See "BUSINESS OF CVD -- Strategic Relationships."

     Cost of Sales. Cost of sales increased to $6.4 million in 1997 from $4.1 million in 1996. This increase resulted primarily from increased manufacturing volumes related to increased product sales and reserves and allowances of $1.0 million for excess product inventories.

     Charge for Acquired In-process Research and Development. CVD incurred a charge of $2.1 million in 1996 in connection with the acquisition of Intraluminal Devices, Inc. ("IDI"). The excess of the purchase price of IDI over the fair market value of the net assets acquired was recorded as in-process research and development. The acquired in-process research and development was immediately written off as IDI was in the development stage and had not yet received regulatory approval for any of its products at the time of the acquisition. There were no similar charges in 1997.

     Research and Development. Research and development increased to $7.0 million in 1997 compared to $3.6 million in 1996, representing an increase of 97%. This increase resulted primarily from expenditures on the development of Focus technology, vascular stents and vascular access products. CVD believes it must maintain a substantial commitment to research and development to remain competitive and expects expenditures related to research and development to increase.

     Marketing and Sales. Marketing and sales expenses increased to $6.7 million in 1996 from $3.4 million in 1996, representing an increase of 99%. This increase resulted mainly from the expansion of CVD's direct sales force in the United States and marketing expenses related to the product launch of the coronary stent products in foreign markets. CVD expects to expand and expects expenses associated with these activities to increase in the future as it expands.

     General and Administrative. General and administrative expenses increased to $2.2 million in 1997 from $1.5 million in 1996, representing an increase of 41%. The added costs were primarily due to additions in administrative staff and the added costs of operating as a public company for an entire year. CVD began trading as a public company on June 20, 1996.

     Other Income. Other income, principally interest income, increased to $2.2 million in 1997 from $1.3 million in 1996. The 66% increase resulted from the investment of the net proceeds of CVD's initial public offering for the entire year of 1997.

     YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1996

     Sales Revenue. Sales revenue increased to $8.4 million in 1996 from $3.5 million in 1995, representing an increase of 140%. The increase resulted primarily from increased sales of CVD's Focus catheters, and, to a lesser extent, the introduction of new products. Sales of products through Medtronic under CVD's co-exclusive distribution agreement and sales of products in Japan through CVD's exclusive distribution relationship with Fukuda accounted for 22% and 15%, respectively, of total product sales in 1996.

     License Fee and Other Revenue. License fee and other revenue from ACS remained constant at $0.2 million in both 1996 and 1995.

     Contract Revenues. Contract Revenue was $0.2 million in 1996 and $0.6 in 1995. This decrease stemmed from reduced technology development and other support from SCIMED. See "BUSINESS OF CVD -- Strategic Relationships."

     Cost of Sales. Cost of sales increased to $4.1 million in 1996 from $2.1 million in 1995. This increase resulted primarily from increased manufacturing volumes related to increased product sales. In July 1995, CVD transferred its product manufacturing from EndoSonics' facility to CVD's facility in Irvine, California.

     Charge for Acquired In-process Research and Development. CVD incurred a charge of $2.1 million in 1996 in connection with the acquisition of Intraluminal Devices, Inc. ("IDI"). The excess of the purchase price of IDI over the fair market value of the net assets acquired was recorded as in-process research and development. The acquired in-process research and development was immediately written off as IDI was in the development stage and had not yet received regulatory approval for any of its products at the time of the acquisition.

     Research and Development. Research and development increased to $3.6 million in 1996 compared to $1.7 million in 1995, representing an increase of 112%. This increase resulted primarily from expenditures on the development of vascular access and Focus technology products. CVD believes it must maintain a substantial commitment to research and development to remain competitive and expects expenditures related to research and development to increase.

     Marketing and Sales. Marketing and sales expenses increased to $3.4 million in 1996 from $1.5 million in 1995, representing an increase of 127%. This increase resulted mainly from the expansion of CVD's direct sales force in the United States and marketing expenses related to the product launch of the FACT and ARC catheters. CVD expects to expand and expects expenses associated with these activities to increase in the future as it expands.

     General and Administrative. General and administrative expenses increased to $1.5 million in 1996 from $1.3 million in 1995, representing an increase of 15%. The added costs were primarily due to additions in administrative staff and the added costs of operating as a public company.

     Other Income. Other income, principally interest income, increased to $1.3 million in 1996 from $0.1 million in 1995. The increase resulted from the investment of the net proceeds of CVD's initial public offering which amounted to approximately $42.8 million.

     NINE MONTH PERIODS ENDING SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1998

     Revenue. Revenue for the first nine months of 1998 decreased 3% to $8.6 million compared to $8.9 million for the same period of 1997. The revenue decrease was primarily due to the change in product revenues, which decreased 21% to $7.0 million in the first nine months of 1998 compared to $8.9 million for the same period in 1997. The decrease resulted primarily from sales to one large former international distributor of approximately $1.5 million made in the first nine months of 1997. Revenue for the first nine months of 1998 included $1.6 million from certain product licensing fees paid by Guidant Corporation.

     Gross Profit Percentage. The gross profit percentage for the first nine months of 1998 decreased to 50% compared to 51% for the same period of 1997. Although revenue for the first nine months of 1998 included $1.6 million from licensing fees that had no associated cost of sales, the gross profit percentage decreased, compared with the same period of 1997, primarily due to increases in the Company's provision for inventory obsolescence.

     Research and Development. Research, development and clinical expenses increased by 44% to $5.0 million in the nine-month period ended September 30, 1998 from $3.5 million in the same period ended September 30, 1997. The primary reason for this increase was additional spending on development of the Company's new SEAL technology stent products and increased spending on clinical trials for these products.

     Marketing and Sales. Marketing and sales expenses declined 21% to $3.8 million, from $4.8 million in the nine month period ended September 30, 1997. This decrease primarily reflects reductions in the Company's domestic sales force and related expenses.

     General and Administrative. General and administrative expenses increased by 47% to $1.9 million for the nine months ended September 30, 1998 from $1.3 million for the same period in 1997. The increase was due primarily to additions to the allowance for uncollectible accounts receivable and the salary expense of an additional executive officer.

     Other Income. Interest income declined to $1.2 million in the first nine months of 1998 compared with $1.7 million in the same period of 1997. The decrease was due to a reduction of $10.6 million in cash and cash equivalents and marketable securities since September 30, 1997, excluding the cash of Radiance, due to the use of funds for operations, the purchase of treasury stock and capital expenditures.

     CVD has experienced an operating loss for each of the last three years and expects to continue to incur operating losses through at least 1998. CVD's results of operations have varied significantly from quarter to quarter. Quarterly operating results depend upon several factors, including the timing and amount of expenses associated with expanding the Company's operations, the conduct of clinical trials and the timing of regulatory approvals, new product introductions both in the United States and internationally, the mix between pilot production of new products and full-scale manufacturing of existing products, the mix between domestic and export sales, variations in foreign exchange rates, changes in third-party payors' reimbursement policies and healthcare reform. The Company does not operate with a significant backlog of customer orders, and therefore revenues in any quarter are significantly dependent on orders received within that quarter. In addition, the Company cannot predict ordering rates by distributors, some of whom place infrequent stocking orders. The Company's expenses are relatively fixed and difficult to adjust in response to fluctuation revenues. As a result of these and other factors, the Company expects to continue to experience significant fluctuations in quarterly operating results, and there can be no assurance that the Company will be able to achieve or maintain profitability in the future.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, CVD has financed its operations primarily through the sale of its equity securities. Prior to CVD's initial public offering on June 19, 1996, CVD had raised approximately $11.4 million from the private sales of preferred and common stock and $2.7 million in working capital advances from EndoSonics Corporation, formerly the parent corporation of CVD, CVD repaid EndoSonics Corporation during the third quarter of 1996. In the third quarter of 1996, CVD closed its initial public offering of common stock, resulting in net proceeds of $42.8 million after deducting underwriting discounts and commissions and other expenses of the offering. For the years ended December 31, 1997, 1996 and 1995, CVD's net cash used in operating activities was $9.8, $5.8 million and $2.1 million, respectively. These increases were primarily due to funding of operating losses and the charges for acquired in-process research and development.

     On June 19, 1996, CVD closed its initial public offering, which consisted of the sale of 3,400,000 shares of common stock at $12.00 per share. On July 17, 1996, CVD's underwriters exercised their overallotment option to purchase an additional 510,000 shares of common stock at $12.00 per share. CVD received net offering proceeds from the sale of common stock of approximately $42.8 million after deducting underwriting discounts and commissions and other expenses of the offering.

     On September 30, 1998, CVD had cash, cash equivalents and marketable securities available for sale of $26.9 million. Net cash used in operating activities was $3.4 million for the first nine months of 1998 as compared to $7.2 million for the same period of 1997. CVD expects to incur substantial costs related to, among other things, clinical testing, product development, marketing and sales expenses, and increased working capital, prior to achieving positive cash flow from operations. CVD anticipates that its existing capital resources will sufficient to fund its operations at least through the second quarter of 2000. If the anticipated acquisition of Radiance is consummated, the amount of capital resources expended, especially for clinical tests and research and development, will be substantial, and CVD may not be able to fund its operations from its existing capital resources beyond the second quarter of 2000. The timing and extent of expenditures for the research and development and testing of Radiance technology will be dependent upon many variables, including but not limited to the success of the research and development and clinical testing process, changes in the competitive environment, internal resource allocations and external resource availability. CVD's future capital requirements will depend on many factors, including its research and development programs, the scope and results of clinical trials, the regulatory approval process, the costs involved in intellectual property rights enforcement or litigation, competitive products, the establishment of manufacturing capacity, the establishment of sales and marketing capabilities, and the establishment of collaborative relationships with other parties. CVD may need to raise funds through additional financings, including private or public equity offerings and collaborative arrangements with existing or new corporate partners. There can be no assurance that funds will be raised on favorable terms, or at all. If adequate funds are not available, CVD may be required to delay, scale back or eliminate one or more of its development programs or obtain funds through arrangements with collaborative partners or others that may require CVD to grant rights to certain technologies or products that CVD would not otherwise grant.

YEAR 2000

     CVD has completed an assessment, has upgraded, and must upgrade portions of its hardware and software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Of the total Year 2000 project cost estimated at $15,000, approximately $5,000 has been expended and future expenditures for upgrades and other project costs are not expected to exceed said estimate by a material amount. The project is estimated to be completed not later than December 31, 1998, which is prior to any anticipated impact on the operating systems.

     In addressing the Year 2000 Issue, CVD will also be contacting its vendors and customers to assess the impact that they will have on CVD's operations and whether CVD will be able to meet their needs. Based upon our assessment of CVD's systems and software, CVD's believes that the planned system enhancements and upgrades should prevent related problems that could affect its ability to supply or service its customers. However, there can be no assurance that all of CVD's systems and software will be Year 2000 ready.

     There is also no assurance that its vendor's systems and software will be Year 2000 ready. In an effort to prepare for any vendor problems CVD will be attempting to identify alternative supply sources. However, there can be no assurance that the alternative sources will be Year 2000 ready or be able to provide the same level of service and supply as current vendors. Even if the project to be Year 2000 ready is completed by the end of 1998, there can be no assurance that such plans will be sufficient to address any third party failures or that unresolved or undetected internal and external Year 200 issues will not have a material adverse affect on CVD's business, financial condition and results of operations.

                 RADIANCE MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Radiance was formed in August 1997 and began operations in September 1997. Radiance currently is attempting to design, develop, manufacture and market a catheter-based delivery system to deliver radioactive materials to the area of an artery previously treated with conventional interventional therapy such as Percutaneous Transluminal Coronary Angioplasty ("PTCA"), atherectomy and/or stent deployment.

     From its formation through September 30, 1998, Radiance's operations were limited and consisted primarily of research and development and other activities relating to the early stages of its business. No products have been developed or sold and operations to date have been financed from the proceeds of a 1997 convertible preferred stock financing which raised $1.5 million. At September 30, 1998, Radiance had an accumulated deficit of approximately $1.2 million.

     In September 1997, Radiance entered into a technology license agreement with CVD relating to technology and patents for the development, manufacture and commercialization of products for the delivery of radiation therapy to the body and the use of facilitated force technology to treat diseases of the cardiovascular system. Under the Agreement, CVD received 750,000 shares of Radiance Series B Preferred Stock and a warrant, exercisable for a three-year period, to purchase 1,500,000 shares of Series B Preferred Stock at the lesser of 1.5 times the most recent equity offering price or $2.05 per share. In September of 1998, CVD exercised the warrant at $.975 per share. Additionally, Radiance agreed to pay CVD royalties based upon net sales of licensed products, subject to minimum payments, beginning in March of 1998. The Agreement expires on the later of twenty years from the date of the Agreement or the expiration of the licensed patents. Based upon the licensed technology and the developments of this technology by Radiance, a prototype radiation delivery system has been developed, and Radiance has begun animal trials to test the design and efficacy of the device.

RESULTS OF OPERATIONS

     FROM FORMATION (AUGUST 15, 1997) THROUGH DECEMBER 31, 1997 AND FOR THE FIRST NINE MONTHS OF 1998

     Research and development. From formation to December 31, 1997, Radiance expended $131,000 to begin development and testing of possible radiation system designs. For the first nine months of 1998, Radiance expended an additional $1,026,000 for the design and development of a prototype and initial clinical animal trials. Radiance expects research and development expenses to continue to grow as staffing, facilities and other infrastructure is added to support expanded animal trials and further prototype development and testing.

     General and administrative. General and administrative expenses were $18,000 and $45,000 for the period ended December 31, 1997 and the first nine months of 1998, respectively. These expenses consisted primarily of fees paid to CVD under a month-to-month agreement for administrative management support. Radiance anticipates adding administrative support staff in 1998 which will result in an increase in general and administrative expenses in 1999.

     Interest Income. Interest income totaled $19,000 and $44,000 for the period ended December 31, 1997 and for the first nine months of 1998, respectively. Such interest income was derived from the investment of proceeds received in the Series A Preferred Stock financing in 1997.

     At September 30, 1998, Radiance had an accumulated deficit of $1.2 million and expects to incur significant losses for at least the next two years in continuing research and development efforts, supporting clinical trials for FDA and CE mark approval, building manufacturing capability, developing its distribution network and sales staff and expanding its administrative staff. Under the terms of the proposed merger, CVD, with the approval of its Board of Directors, will commit to spending at least $10.0 million in the aforementioned efforts to develop and market Radiotherapy products. There can be no assurance that Radiance ever will be able to achieve or sustain profitability in the future. Radiance's ability to become profitable will depend upon a variety of factors including timely and successful research and development, clinical results, regulatory approval filings, marketing efforts and general economic conditions.

LIQUIDITY AND CAPITAL RESOURCES

     Since formation, Radiance has financed its operations from the sale of its equity securities. From formation to September 30, 1998, Radiance had received an aggregate of approximately $1.5 million from the private sale of convertible preferred stock. In addition, in September 1998, CVD exercised in full its warrant to purchase 1,500,000 shares of Series B Preferred Stock at an exercise price of $.975 per share. At December 31, 1998 and September 30, 1998, Radiance's net cash used in operating activities was $59,000 and $318,000, respectively. The increase in net cash used in operating activities was due primarily to the funding of research and development.

     On December 31, 1997 and September 30, 1998, Radiance had cash of $1.4 million and $2.4 million, respectively. Radiance expects to incur substantial costs related to, among other things, product design and development, clinical testing, marketing and sales expenses, and to utilize increased levels of working capital to finance primarily expansion of its staff and facilities and research, development and clinical expenses prior to achieving positive cash flow from operations. Radiance anticipates that its existing capital resources will not be sufficient to fund its operations for the next eighteen months. Pursuant to the Merger, CVD, with the approval of its Board of Directors, will commit to spending at least $10.0 million in the aforementioned efforts to develop and market Radiotherapy products. Radiance's future capital requirements will depend on many factors, including its research and development programs, the scope and results of clinical trials, the regulatory approval process, the costs involved in intellectual property rights enforcement or litigation, competitive products, the establishment of manufacturing capacity, the establishment of sales and marketing capabilities, and the establishment of collaborative relationships with other parties. Radiance may need to raise funds through additional financings, including private or public equity offerings and collaborative arrangements with existing or new corporate partners.

     In September 1998, Radiance and CVD entered into a letter of intent for the acquisition of Radiance by CVD. Under the terms of the letter of intent, CVD paid $400,000 to Radiance, and Radiance was required to return that amount to CVD if an acquisition agreement was executed within 45 days after the letter of intent, or, if the acquisition agreement was not executed within such 45-day period the $400,000 would convert into preferred stock of Radiance in its next preferred stock financing. The Merger Agreement was executed on November 3, 1998, within the 45-day period, and Radiance has since returned the $400,000 to CVD.

      SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to CVD regarding the ownership of CVD's Common Stock as of November 30, 1998 by (i) each stockholder known to CVD to be a beneficial owner of more than five percent (5%) of CVD's Common Stock, (ii) each director and nominee for director, (iii) the Named Officers (as such term is defined under the caption "Executive Compensation and Related Information -- Summary of Cash and Certain Other Compensation") and (iv) all current directors and officers of CVD as a group.

                                                                                 PERCENT OF
                                                          NUMBER OF SHARES       OUTSTANDING
                   NAME AND ADDRESS                     BENEFICIALLY OWNED(1)     SHARES(2)
                   ----------------                     ---------------------    -----------
EndoSonics Corporation................................        1,350,566             15.19
  2870 Kilgore Rd
  Rancho Cordova, CA 95670
Interactive Research Advisors, Inc....................          569,800              6.41
  101 Park Center Plaza, Suite 1300
  San Jose, CA 95113
William Harris Investors..............................          537,405              6.04
  Two North La Salle Street, Suite 400
  Chicago, IL 60602

                                                                                 PERCENT OF
                                                          NUMBER OF SHARES       OUTSTANDING
                   NAME AND ADDRESS                     BENEFICIALLY OWNED(1)     SHARES(2)
                   ----------------                     ---------------------    -----------
Dimensional Fund Advisor..............................          537,009              6.04
  1299 Ocean Avenue 11th Floor
  Santa Monica, CA 90401
Boston Scientific Corporation(3)......................          501,000              5.63
  One Boston Scientific Place
  Natick, MA 01760
Michael R. Henson(4)..................................          211,187              2.38
Franklin D. Brown(5)..................................           21,000                 *
William G. Davis(6)...................................           31,555                 *
Gerard von Hoffmann(7)................................           26,054                 *
Stephen R. Kroll(8)...................................            7,000                 *
Edward M. Leonard(9)..................................           53,692                 *
Edward A. McDonald(10)................................           49,416                 *
Dana P. Nickell(11)...................................           17,239                 *
Jeffrey F. O'Donnell(12)..............................           90,984                 *
Jeffrey H. Thiel(13)..................................           25,876                 *
Claire K. Walker(14)..................................           74,019                 *
All directors and officers as a group (11
  persons)(15)........................................          621,622              6.99
Total Principal Stockholders..........................        4,117,402             46.31

---------------
  *  Represents beneficial ownership of less than 1%.

 (1) The number of shares of Common Stock beneficially owned includes any shares issuable pursuant to stock options that may be exercised within 60 days after November 30, 1998. Shares issuable pursuant to such options are deemed outstanding for computing percentage of the person holding such options but are not deemed to be outstanding for computing the percentage of any other person.

 (2) Applicable percentages are based on 8,891,441 shares, which represents 9,577,416 shares outstanding on November 30, 1998, less 685,975 shares held by CVD.

 (3) Pursuant to a Schedule 13G/A filed with the Commission on February 13, 1998, Boston Scientific Corporation reported that as of December 31, 1997 it had sole voting and investment power over 501,000 shares.

 (4) Includes 8,644 shares subject to options exercisable within 60 days after November 30, 1998.

 (5) Includes 20,000 shares subject to options exercisable within 60 days after November 30, 1998.

 (6) Includes 24,625 shares subject to options exercisable within 60 days after November 30, 1998. Mr. Davis shares voting and investment power with his spouse as co-trustee with respect to 6,930 shares held in a revocable trust.

 (7) Includes 20,000 shares subject to options exercisable within 60 days after November 30, 1998.

 (8) Mr. Kroll shares voting and investment power with his spouse as co-trustee with respect to these shares, which are held in a revocable trust. Mr. Kroll was hired as CVD's Chief Financial Officer on April 1, 1998.

 (9) Includes 20,000 shares subject to options exercisable within 60 days after November 30, 1998. Mr. Leonard shares voting and investment power as a beneficiary with respect to 22,807 shares held in a retirement trust. Mr. Leonard disclaims beneficial ownership with respect to 200 shares held by his spouse and 3,000 shares held as custodian for his minor children under the Uniform Gift to Minors Act.

(10) Includes 15,833 shares subject to options exercisable within 60 days after November 30, 1998. Mr. McDonald disclaims beneficial ownership with respect to 3,000 shares held by his spouse, Kathleen E. Briscoe, M.D., in an IRA account and 2,000 shares held by the Estate of Lisa M. Briscoe, of which his spouse serves as a co-executrix and is a beneficiary with respect to 50 percent of the assets.

(11) Includes 8,166 shares subject to options exercisable within 60 days after November 30, 1998. Mr. Nickell resigned as CVD's Chief Financial Officer effective April 1, 1998.

(12) Includes 90,984 shares subject to options exercisable within 60 days after November 30, 1998.

(13) Includes 25,876 shares subject to options exercisable within 60 days after November 30, 1998. Mr. Thiel shares voting and investment power with his spouse with respect to 7,335 shares.

(14) Includes 74,019 shares subject to options exercisable within 60 days after November 30, 1998.

(15) Includes 258,016 shares subject to options exercisable within 60 days after November 30, 1998.

             VOTE REQUIRED; INDEPENDENT COMMITTEE'S RECOMMENDATION

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and voting on the proposal at the Special Meeting is required to authorize the Common Stock Issuance and the related Merger. Abstentions will have the same effect as the votes against the Common Stock Issuance and related Merger and broker non-votes will have no effect.

     THE INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS OF CVD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE COMMON STOCK ISSUANCE AND RELATED MERGER. Proxies solicited by management will be voted FOR the Common Stock Issuance and Merger unless a vote against the proposal or extension is specifically indicated.

                                 PROPOSAL NO. 2

                      PROPOSAL TO APPROVE AMENDMENT TO THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
                             CHANGE THE NAME OF CVD

PROPOSED AMENDMENT

     CVD's Board of Director's has adopted, and is recommending to the stockholders for their approval at the Special Meeting, a resolution to amend Article First of the CVD's Amended and Restated Certificate of Incorporation to change CVD's name (the "Name Change"). The applicable text of the resolution of the Board of Directors is as follows:

          "RESOLVED, that Article First of the Corporation's Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

          "First: The Name of this corporation is: Radiance Medical Systems,
     Inc."

     In the judgement of the Board of Directors, the Name Change will be desirable in view of the significant change of character and strategic focus of CVD resulting from the Merger if the acquisition of Radiance is consummated. Approval of Proposal 1 and closing of the Merger is a condition precedent to the adoption of the proposed Name Change. If the amendment is adopted, CVD Stockholders will not be required to exchange outstanding stock certificates for new certificates.

APPROVAL BY STOCKHOLDERS

     Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of CVD stock entitled to vote at the Special Meeting. Abstentions and broker non-votes will have the same effect as votes against the Name Change. If approved by the stockholders, the amendment to Article First will become effective upon filing with the Secretary of State of Delaware a Certificate of Amendment to CVD's Amended and Restated Certificate of Incorporation, which filing is expected to take place at, or shortly after, the Effective Time. However, the Board of Directors will be authorized, without a further vote of the stockholders, to abandon the Name Change and determine not to file the Certificate of Amendment if the Board of Directors concludes that such action would be in the best interest of CVD and its stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed and CVD will adopt Radiance Medical Systems, Inc. as a name under which it does business -- the official corporate name will remain CardioVascular Dynamics, Inc.

RECOMMENDATION

     THE BOARD OF DIRECTORS OF CVD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE NAME CHANGE. Proxies solicited by management will be voted FOR the Name Change unless a vote against the proposal or is specifically indicated.

                                 PROPOSAL NO. 3

                      PROPOSAL TO APPROVE AMENDMENT TO THE
                  1996 STOCK OPTION/STOCK ISSUANCE PLAN OF CVD

GENERAL

     The stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan (the "Option Plan") to increase the number of shares of Common Stock authorized for issuance under the Option Plan by an additional 750,000 shares.

     The amendment to the Option Plan was adopted by the Board on November 3, 1998, subject to stockholder approval at the Special Meeting. The Board believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success, after the Closing of the acquisition of Radiance. Approval of Proposal No. 1 and closing of the Merger is a condition precedent to the implementation of the increase in share reserve.

     The Option Plan originally was adopted by the Board of Directors on May 1, 1996 and approved by the stockholders on May 1, 1996. The Option Plan was amended by the Board of Directors on April 8, 1997 and approved by the stockholders on May 16, 1997, and again amended by the Board of Directors on March 12, 1998 and approved by the stockholders on May 19, 1998

     The following is a summary of the principal features of the Option Plan, as recently amended for the share increase. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Secretary of CVD at CVD's executive offices in Irvine, California.

EQUITY INCENTIVE PROGRAMS

     The Option Plan is comprised of three separate equity incentive programs:
(i) a Discretionary Option Grant Program; (ii) a Stock Issuance Program; and
(iii) an Automatic Option Grant Program. The Compensation Committee of the Board administers the Discretionary Option Grant and Stock Issuance Programs to all persons eligible to participate in the Option Plan, the Discretionary Option Grant and Stock Issuance Programs, subject to separate but concurrent administration by the Board. The Plan Administrator (either the Compensation Committee or the Board, to the extent such entity is carrying out its administrative functions under the Option Plan with respect to one or more classes of eligible individuals), has complete discretion (subject to the provisions of the Option Plan) to authorize discretionary option grants or stock issuances under the Option Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion is exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

     The maximum number of shares of Common Stock issuable over the term of the Option Plan may not exceed 2,850,000 shares (including the 750,000 shares for which stockholder approval is sought under this Proposal). In no event may any one participant in the Option Plan be granted stock options or separately exercisable stock appreciation rights for more than 800,000 shares in the aggregate over the term of the Option Plan.

     As of November 30, 1998, approximately [442,000] shares of Common Stock had been issued under the Option Plan, approximately [1,551,000] shares of Common Stock were subject to outstanding options, and approximately [197,000] shares of Common Stock were available for future option grants.

NEW PLAN BENEFITS

     As of November 15, 1998, no options have been granted on the basis of the 750,000 share increase for which stockholder approval is sought under this Proposal.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the number and class of securities issuable (in the aggregate and to each participant) under the Option Plan and to the number and class of securities subject to each outstanding option and the exercise price payable per share for those securities.

ELIGIBILITY

     Employees (including officers), non-employee Board members, consultants and other independent advisors who provide services to CVD and its parent or subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Grant Program.

     As of December 10, 1998, approximately 99 employees (including six executive officers), and four non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs and four non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the Nasdaq National Market. On December 11, 1998, the closing selling price per share was $3.625.

DISCRETIONARY OPTION GRANT PROGRAM

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than 85 percent of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

     Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock. Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect will be automatically cancelled upon the successful completion of a hostile take-over of the Company. In return for the cancelled option, the officer will be entitled to a cash distribution from the Company in an amount per cancelled option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

     The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares either may be vested immediately upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

                         AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, option grants have been made to the current non-employee Board members, and option grants will be made to individuals who join the Board as non-employee members in the future. Additional automatic option grants will be made at annual intervals to all non-employee Board members over their continued period of service on the Board. These special grants may be summarized as follows:

          A. Each individual who served as a non-employee Board member on June 19, 1996 was automatically granted on such date an option to purchase 5,000 shares of Common Stock.

          B. Each individual who first becomes a non-employee Board member at any time after June 19, 1996, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, an option to purchase 5,000 shares of Common Stock.

          C. On the date of each Annual Stockholders Meeting held after June 19, 1996, each individual who is to continue to serve as a non-employee Board member after such Annual Meeting will receive an additional option grant to purchase 5,000 shares of Common Stock, provided such individual has been a member of the Board for at least six (6) months.

     Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

     Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service.

     Each initial option grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the option grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) upon the completion of one year of Board service measured from the option grant date.

     The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by Merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over
(b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

     In the event that the Company is acquired by Merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretion to grant options under the Discretionary Option Grant Program which automatically accelerate if the options are assumed or replaced in connection with such acquisition and the individual's service is subsequently terminated within a designated period (not to exceed 18 months) following the acquisition. The Plan Administrator will also have the discretion to grant options which automatically accelerate in the event the individual's service is terminated within a designated period (not to exceed 18 months) following a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a Merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

     The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of the shares under the Option Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

     The Board may amend or modify the Option Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Option Plan at any time, and the Option Plan will in any event terminate on April 29, 2006.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     The following is a summary of certain federal income tax consequences of participation in the Option Plan. The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the Plan may also have consequences under state and local tax laws which may vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

INCENTIVE STOCK OPTIONS

     No taxable income will be recognized by an optionee under the Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in items of "tax preference" for purposes of the "alternative minimum tax."

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than 12 months for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

     Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

     An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

     Under the Plan, the Plan Administrator may permit an optionee to pay the exercise price of an incentive option in certain circumstances by delivering shares of Common Stock of the Company already owned by the optionee, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the optionee's basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

NONQUALIFIED OPTIONS

     No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding by the Company, which the optionee will be required to satisfy. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

     If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which currently more than 12 months for long-term capital gains).

STOCK ISSUED UNDER STOCK ISSUANCE PROGRAM

     The receipt of restricted stock issued under the Stock Issuance Program will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than 30 days after the date of transfer.

     If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company, which the participant will be required to satisfy. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors makes recommendations to the full Board with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. In addition, the Compensation Committee has the exclusive authority to administer the CVD 1996 Stock Option/Stock Issuance Plan with respect to option grants and stock issuances made thereunder to officers and other key employees. The following is a summary of the policies of the Compensation Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

GENERAL COMPENSATION POLICY

     CVD's compensation policy is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the Compensation Committee's primary objectives is to have a substantial portion of each officer's total compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of CVD as measured by his personal performance. Accordingly, each executive officer's compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash and tied to the Company's achievement of certain goals; and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the CVD stockholders.

FACTORS

     The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. However, the Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

BASE SALARY

     The base salary levels for the executive officers were established by the Board for the 1997 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Board, did not rely upon any specific survey for comparative compensation purposes. Instead, the Board made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed by the Compensation Committee on an annual basis, and adjustments will be made in accordance with the factors indicated above.

ANNUAL INCENTIVE COMPENSATION

     The CVD Employee Bonus Plan provides the Board of Directors with discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Compensation Committee. The Compensation Committee's recommendations are based upon the extent to which certain financial and performance targets (established semi-annually by the Compensation Committee) are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 1997, the performance targets for each of the Named Officers included gross sales, cash flow, engineering product goals and regulatory submission goals. The weight given to each factor varied from individual to individual.

LONG-TERM INCENTIVE COMPENSATION

     The 1996 Stock Option/Stock Issuance Plan also provides the Board with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage CVD from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in CVD. The Company has established general guidelines for making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and their existing holdings of unvested options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of CVD Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years from the date of grant). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

CEO COMPENSATION

     The Compensation Committee set the base salary for Mr. Michael R. Henson, the Company's Chief Executive Officer for the 1997 fiscal year, at a level which is designed to provide him with a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with Mr. Henson's experience. The Compensation Committee's did not intend to have this particular component of Mr. Henson's compensation affected to any significant degree by Company performance. Mr. Henson received stock option grants in January and April of 1997 to purchase a total of 55,000 shares. The grants were intended as compensation for Mr. Henson's performance during the 1996 fiscal year. Mr. Henson did not receive any option grants intended as long-term incentive compensation for the 1997 fiscal year.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's 1996 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          COMPENSATION COMMITTEE

                                          William G. Davis
                                          Franklin D. Brown

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors for the 1997 fiscal year were Franklin D. Brown (who replaced Mitchell Dann in December 1997 upon Mr. Dann's resignation from the Board) and William G. Davis. No member of the Compensation Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of CVD.

     Michael Henson, who is the Chairman of the Board of Directors of CVD and Radiance, is the Chief Executive Officer of Radiance. Jeffrey O'Donnell, who is the Chief Executive Officer of CVD, is a member of the Board of Directors of Radiance. No other executive officer of CVD served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

     The graph depicted below shows CVD's stock price as an index assuming $100 invested on June 19, 1996 (the date of CVD's initial public offering), along with the composite prices of companies listed on the CRSP Total Return Index for National Association of Securities Dealers Automated Quotation ("Nasdaq") Stock Market and the Hambrecht & Quist Incorporated Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). This information has been provided to CVD by Hambrecht & Quist Incorporated.
chart

                                                         H&Q Healthcare
                                                          Excl. Biotech       Nasdaq Stock
                                     Cardio Vascular          Index         Market-U.S. Index
                                     ---------------     --------------     -----------------
6/19/96                                  100.00              100.00              100.00
Jun-96                                   102.08              100.69               95.49
Jul-96                                   106.25               92.23               86.99
Aug-96                                   125.00               98.24               91.86
Sep-96                                   127.08              110.50               98.89
Oct-96                                   108.33              104.75               97.80
Nov-96                                   102.08              107.98              103.84
Dec-96                                   108.33              111.18              103.75
Jan-97                                    85.42              117.25              111.12
Feb-97                                    89.58              115.32              104.98
Mar-97                                    83.33              105.61               98.12
Apr-97                                    59.38              107.95              101.19
May-97                                    64.58              118.64              112.67
Jun-97                                    65.63              126.43              116.11
Jul-97                                    75.52              133.40              128.37
Aug-97                                    64.58              126.71              128.17
Sep-97                                    66.67              132.52              135.75
Oct-97                                    56.25              125.97              128.70
Nov-97                                    45.83              128.32              129.33
Dec-97                                    45.83              132.50              127.31

Note: Assumes $100 invested on 6/19/96 in CVD and in the CRSP Total Return Index for Nasdaq Stock Market and the H&Q Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). Assumes Reinvestment of Dividends on a daily basis.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned, by the Company's Chief Executive Officer, Mr. Henson, and five executive officers whose compensation for the 1997 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company for each of the last two fiscal years. All the individuals named in the table will hereinafter be referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL COMPENSATION
                                                               ---------------------------------
                                                                                        SHARES
                       NAME AND                                                       UNDERLYING
                  PRINCIPAL POSITION                    YEAR   SALARY(1)   BONUS(2)    OPTIONS
                  ------------------                    ----   ---------   --------   ----------
Michael R. Henson(*)..................................  1997   $219,051    $22,000       55,000(3)
  Chairman of the Board                                 1996    200,000     60,000      130,000(4)
                                                        1995    189,850     70,000      250,000
Edward A. McDonald(**)................................  1997    119,580      9,600       50,000
Vice President, Advanced Technologies
Dana P. Nickell(***)..................................  1997    120,960      7,258       30,000(3)
  Vice President, Finance and Administration,           1996    108,000     19,440           --
  Chief Financial Officer and Secretary                 1995      5,934         --       56,000
Jeffrey F. O'Donnell(****)............................  1997    181,034     15,550      145,000(5)
  President and Chief Executive Officer                 1996    179,200     15,000           --
                                                        1995      8,585      4,000      100,000
Jeffrey H. Thiel......................................  1997    120,000     12,000       58,000(6)
  Vice President, Operations                            1996     18,371         --       50,000
Claire K. Walker......................................  1997    113,275     11,214       38,000(3)
  Vice President, Clinical Affairs

---------------

   (*) Mr. Henson also served as the Chief Executive Officer of CVD until June
       1998. The Board of Directors has elected Mr. Henson to serve as Chief Executive Officer of CVD upon the effectiveness of Mr. O'Donnell's resignation in March 1999.

  (**) Mr. McDonald resigned as Vice President, Advanced Technologies in October
       1998.

 (***) Mr. Nickell resigned as Vice President, Finance and Administration, Chief
       Financial Officer and Secretary in April 1998.

(****) Mr. O'Donnell served as the President and Chief Operating Officer of CVD until June 1998. Mr. O'Donnell has resigned as Chief Executive Officer of CVD effective March 1999.

(1) Includes amounts contributed by the Named Officers to the Company's 401(K) Plan.

(2) Represents amounts paid in subsequent fiscal year for work performed in prior fiscal year.

(3) Represents options granted in 1997 fiscal year for work performed in 1996 fiscal year.

(4) Mr. Henson voluntarily returned to the Company in 1997 options to acquire 130,000 shares. The Company has not made any replacement grants for such options, nor is there any agreement to do so.

(5) Includes 25,000 options granted in 1997 fiscal year for work performed in 1996 fiscal year.

(6) Includes 38,000 options granted in 1997 fiscal year for work performed in 1996 fiscal year.

(7) Includes 28,000 options granted in 1997 fiscal year for work performed in 1996 fiscal year.

STOCK OPTIONS

     The following table provides information with respect to the stock option grants made during the 1997 fiscal year under the Company's 1996 Stock Option/Stock Issuance Plan to the Named Officers. No stock appreciation rights were granted during such fiscal year to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------
                                         % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                           NUMBER OF      OPTIONS                                 AT ASSUMED ANNUAL RATES OF
                          SECURITIES     GRANTED TO     EXERCISE                   STOCK PRICE APPRECIATION
                          UNDERLYING     EMPLOYEES      OR BASE                         FOR OPTION TERM
                            OPTION       IN FISCAL       PRICE       EXPIRATION   ---------------------------
         NAME            GRANTED(1)(5)    YEAR(2)     ($/SH)(3)(5)      DATE      5%($)(4)(5)    10%($)(4)(5)
         ----            -------------   ----------   ------------   ----------   -----------    ------------
Michael R. Henson......      40,000           5           9.50         1/12/07      238,980         605,622
                             15,000           2           6.88         4/20/07       64,902         164,474
Edward A. McDonald.....      40,000           5           6.88         4/20/07      173,072         438,598
                             10,000           1           5.00        12/17/07       31,445          79,687
Dana P. Nickell........      25,000           3           9.50         1/12/07      149,362         378,514
                              5,000           1           6.88         4/20/07       21,634          54,825
Jeffrey F. O'Donnell...      15,000           2           9.50         1/12/07       89,617         227,108
                             10,000           1           6.88         4/20/07       43,268         109,649
                            100,000          11           7.31         9/18/07      459,722       1,165,026
                             20,000           2           5.00        12/17/07       62,889         159,374
Jeffrey H. Thiel.......       8,000           1           9.50         1/12/07       47,796         121,124
                             30,000           3           6.88         4/20/07      129,804         328,948
                             20,000           2           5.00        12/17/07       62,889         159,374
Claire K. Walker.......      10,000           1           9.50         1/12/07       59,745         151,406
                             18,000           2           6.88         4/20/07       77,882         197,369
                             10,000           1           5.00        12/18/07       31,445          79,687

---------------
(1) The option listed in the table was granted under the Company's 1996 Stock Option/Stock Issuance Plan. The options have a maximum term of ten years measured from the date of grant. Twenty-five percent (25%) of the options are exercisable upon the optionee's completion of one year of service measured from the date of grant, and as to the balance of the option shares in a series of successive equal monthly installments upon the optionee's completion of each additional month of service over the next 36 months thereafter.

(2) Based upon options granted for an aggregate of 870,000 shares to employees in 1997, including the Named Officers.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee of the Board of Directors, as the Plan Administrator of the Company's 1996 Stock Option/Stock Issuance Plan, has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the grant date.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(5) Options granted at $9.50 and $7.31 per share were repriced at $4.94 per share on April 7, 1998. Options granted at $6.88 per share were repriced at $3.63 per share on December 15, 1998.

OPTION EXERCISES AND HOLDINGS

     The table below sets forth information concerning the exercise of options during the 1997 fiscal year and unexercised options held by the Named Officers as of the end of such year. No stock appreciation rights were exercised by the Named Officers during such fiscal year or were outstanding at the end of that year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES        AGGREGATE           OPTIONS AT FY-END          OPTIONS AT FY-END($)(2)
                            ACQUIRED ON   VALUE REALIZED   ---------------------------   ---------------------------
           NAME              EXERCISE         ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
Michael R. Henson.........    57,800         $386,963        33,867         113,333       $186,269      $  623,332
Edward A. McDonald........         0                0             0          50,000              0         275,000
Dana P. Nickell...........    22,000          140,500         6,000          58,000         33,000         319,000
Jeffrey F. O'Donnell......         0                0        50,000         195,000        275,000       1,072,500
Jeffrey H. Thiel..........         0                0             0         108,000              0         594,000
Claire K. Walker..........         0                0        16,333          50,667         89,832         278,669

---------------
(1) Based on the deemed fair value (as determined by the Board) for options exercised prior to the initial public offering, less the exercise price payable for such shares

(2) Based on the fair market value of the Company's Common Stock at year-end, $5.50 per share, less the exercise price payable for such shares.

MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

     Except for CVD's Chief Executive Officer, Jeffrey O'Donnell, none of the Named Officers have employment agreements with CVD. In November 1998, CVD entered into an employment agreement with Jeffrey O'Donnell. The term of the agreement is two years, which is extended by one day on each day of the term so that the remaining term is always two years. Under the agreement, Mr. O'Donnell is employed as President and Chief Executive Officer of the company and will receive a base salary of $220,000 per year. The base salary will be reviewed annually by the Compensation Committee of the Board of Directors. Mr. O'Donnell also is eligible to participate in incentive compensation plans of CVD and will be entitled to earn a bonus of up to 35% of his base salary. Under the agreement, CVD may terminate Mr. O'Donnell. If such termination is without cause, Mr. O'Donnell is entitled to receive a severance amount equal to his then-current base salary payable for the remainder of the term and all of his stock options will continue to vest for two years following the date of such termination. If Mr. O'Donnell voluntarily resigns, and provides at least six months notice of such resignation, all of his options shall continue to vest for one year following the date of termination. In the event of any termination in which he is eligible to receive severance payments, Mr. O'Donnell will, during the period of payment of the severance payments, render such consulting services CVD may request from time to time. In addition, the agreement provides that in the event of a change of control or acquisition of CVD during the term of his employment, all his options shall vest in full. In December 1998, Mr. O'Donnell resigned as Chief Executive Officer, for family reasons, effective March 1999. In connection with such resignation, Mr. O'Donnell is not entitled to any severance benefits under his employment agreement. Mr. O'Donnell's options shall continue to vest in accordance with their terms during his continuing service as a director.

     Michael Henson will enter into an employment agreement with CVD, as described in Proposal No. 1 -- Employment Agreements.

     The employment of each of the other Named Officers may be terminated at any time at the discretion of the Board of Directors.

OFFICER LOANS

     On June 15, 1996, CVD extended a loan in the amount of $150,000, to Jeffrey
F. O'Donnell, the Company's President and Chief Operating Officer. The note was secured by a second deed of trust on Mr. O'Donnell's home and has a five-year term with interest compounding semi-annually at 6%. Mr. O'Donnell paid the loan in full on January 22, 1998. On September 16, 1996, the Company extended an interest free loan to Michael R. Henson, the Company's President and Chief Executive Officer, in the amount of $175,000. The Company secured the note by a deed of trust on certain real property owned by Mr. Henson. Mr. Henson paid the loan in full on August 19, 1997. On January 24, 1997, the Company extended a loan in the amount of $100,000 to Jeffrey H. Thiel, the Company's Vice President of Operations. The note was secured by a second deed of trust on Mr. Thiel's home and has a five-year term with interest compounding semi-annually at 6%. The principal and interest will be due five years from the date of the note.

DIRECTOR COMPENSATION

     Each non-employee director of CVD receives a base fee of $1,000 per quarter and additional fees of $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares of the Company's outstanding voting stock present or represented by proxy at the Special Meeting and entitled to vote on Proposal No. 3 is required for approval to amend the Option Plan. If such stockholder approval is not obtained, then the share reserve will not be increased.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN.

                            DEADLINE FOR RECEIPT OF
                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any Stockholder desiring to submit a proposal for action at the 1999 Annual Meeting of Stockholders should arrange for such proposal to be delivered to CVD at its principal place of business no later than December 16, 1998, in order to be considered for inclusion in CVD's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations.

     On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs CVD's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in CVD's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify CVD at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then CVD will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to CVD's 1999 Annual Meeting of Stockholders, if CVD is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in CVD's proxy statement, by March 1, 1998, CVD will be allowed to use its voting authority as outlined.

                              INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP serves as independent auditors for CVD for the current fiscal year and served for the fiscal year ended December 31, 1997. A representative of Ernst & Young LLP is expected to be present at the Special Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. CVD has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any material relationship with CVD nor any affiliate of CVD.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Special Meeting. If any other matter is presented properly for action at the Special Meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors,

                                          CARDIOVASCULAR DYNAMICS, INC.

                                                          [SIG]
                                                     Stephen R. Kroll
                                                        Secretary
Irvine, California
December 17, 1998

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
CardioVascular Dynamics, Inc.

     We have audited the accompanying consolidated balance sheets of CardioVascular Dynamics, Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (net capital deficiency) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CardioVascular Dynamics, Inc. and subsidiaries at December 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/  ERNST & YOUNG LLP

Orange County, California
January 29, 1998

                         CARDIOVASCULAR DYNAMICS, INC.

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                                  DECEMBER 31,
                                                              --------------------    SEPTEMBER 30,
                                                                1996        1997          1998
                                                              --------    --------    -------------
                                                                                       (UNAUDITED)
Current Assets:
  Cash and cash equivalents.................................  $ 17,192    $  6,141      $  3,627
  Marketable securities available-for-sale..................    25,733      24,773        23,301
  Accounts receivable, net of allowance for doubtful
    accounts of $377, $500 and $521, respectively...........     2,268       2,752         2,204
  Other accounts receivable.................................       320         282           327
  Inventories...............................................     2,899       3,205         2,334
  Other current assets......................................       162         163           296
                                                              --------    --------      --------
         Total current assets...............................    48,574      37,316        32,089
Property and Equipment:
  Furniture and equipment...................................     1,161       1,871         2,208
  Leasehold improvements....................................       310         322           324
                                                              --------    --------      --------
                                                                 1,471       2,193         2,532
  Less accumulated depreciation and amortization............      (289)       (643)         (995)
                                                              --------    --------      --------
  Net property and equipment................................     1,182       1,550         1,537
  Goodwill, net of amortization of $78 and $219,
    respectively............................................        --       1,809         2,288
  Notes receivable from officers............................       325         273           127
  Other assets..............................................         3         413           251
                                                              --------    --------      --------
         Total assets.......................................  $ 50,084    $ 41,361      $ 36,292
                                                              ========    ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $  2,382    $  3,488      $  3,132
  Deferred license revenue..................................        --          --           400
  Deferred distributorship fee revenue, current portion.....        50          --            --
                                                              --------    --------      --------
         Total current liabilities..........................     2,432       3,488         3,532
Deferred distributorship fee revenue........................        29          --            --
Minority interest...........................................        --          --           910
Commitments and contingencies
Stockholders' equity:
  Convertible Preferred Stock, $.001 par value; 7,560,000
    shares authorized, no shares issued and outstanding.....        --          --            --
  Common Stock, $.001 par value; 30,000,000 shares
    authorized, 9,004,000, 9,389,000 and 9,533,000 shares
    issued and outstanding at December 31, 1996 and 1997 and
    September 30, 1998, respectively........................         9           9            10
  Additional paid-in capital................................    58,869      60,371        60,679
  Deferred compensation.....................................      (376)       (634)         (469)
  Accumulated deficit.......................................   (11,049)    (19,821)      (25,014)
  Treasury stock, at cost, no shares, 345,000, and 686,000
    common shares, respectively.............................        --      (2,205)       (3,675)
  Unrealized gain on available-for-sale securities..........       170         176           164
  Unrealized exchange rate (loss) gain......................        --         (23)          155
                                                              --------    --------      --------
         Total stockholders' equity.........................    47,623      37,873        31,850
                                                              --------    --------      --------
         Total liabilities and stockholders' equity.........  $ 50,084    $ 41,361      $ 36,292
                                                              ========    ========      ========

                            See accompanying notes.

                         CARDIOVASCULAR DYNAMICS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                          ------------------------------    ------------------
                                           1995       1996        1997       1997       1998
                                          -------    -------    --------    -------    -------
                                                                               (UNAUDITED)
Revenue:
  Sales.................................  $ 3,462    $ 8,384    $ 11,332    $ 8,943    $ 7,031
  License fee and other from related
     party..............................       --        150          --         --      1,605
  Contract..............................      641        200          --         --         --
                                          -------    -------    --------    -------    -------
          Total revenue.................    4,103      8,734      11,332      8,943      8,636
Operating costs and expenses:
  Cost of sales.........................    2,051      4,111       6,418      4,392      4,339
  Charge for acquired in-process
     research and development...........      488      2,133          --         --         --
  Research and development..............    1,683      3,582       7,041      3,507      5,038
  Marketing and sales...................    1,526      3,358       6,691      4,838      3,801
  General and administrative (including
     $340 and $156 for the years ended
     December 31, 1995 and 1996,
     respectively, paid to
     EndoSonics)........................    1,331      1,548       2,179      1,265      1,855
  Minority interest.....................       --         --          --         --        (68)
                                          -------    -------    --------    -------    -------
          Total operating costs and
            expenses....................    7,079     14,732      22,329     14,002     14,965
                                          -------    -------    --------    -------    -------
  Loss from operations..................   (2,976)    (5,998)    (10,997)    (5,059)    (6,329)
Other Income (expense):
  Interest income.......................       42      1,324       2,201      1,727      1,202
  Distributorship fees and other income
     (expense)..........................       60         50          24         79        (66)
                                          -------    -------    --------    -------    -------
          Total other income............      102      1,374       2,225      1,806      1,136
                                          -------    -------    --------    -------    -------
Net Loss................................  $(2,874)   $(4,624)   $ (8,772)   $(3,253)   $(5,193)
                                          =======    =======    ========    =======    =======
Basic and diluted net loss per share
  (pro forma through June 1996).........  $ (0.71)   $ (0.69)   $  (0.96)   $ (0.36)   $ (0.59)
                                          =======    =======    ========    =======    =======
Shares used in computing basic and
  diluted net loss per share (pro forma
  through June 1996)....................    4,052      6,755       9,118      9,098      8,857
                                          =======    =======    ========    =======    =======

                            See accompanying notes.

                         CARDIOVASCULAR DYNAMICS, INC.
    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                      PREFERRED STOCK         COMMON STOCK       ADDITIONAL
                                    -------------------   --------------------    PAID-IN       DEFERRED     ACCUMULATED
                                      SHARES     AMOUNT     SHARES      AMOUNT    CAPITAL     COMPENSATION     DEFICIT
                                    ----------   ------   -----------   ------   ----------   ------------   -----------
Balance at December 31, 1994......          --    $--       4,000,000    $ 4      $ 4,835        $  --        $ (3,551)
Additional effects of merger with
 EndoSonics Acquisition Corp......          --     --              --     --          488           --              --
Issuance of Preferred Stock in
 exchange for Common Stock........   2,000,000      2      (4,000,000)    (4)           2           --              --
Deferred compensation resulting
 from grant of options............          --     --              --     --          345         (345)             --
Net loss..........................          --     --              --     --           --           --          (2,874)
                                    ----------    ---     -----------    ---      -------        -----        --------
Balance at December 31, 1995......   2,000,000      2              --     --        5,670         (345)         (6,425)
Sale of Preferred Stock to
 EndoSonics.......................     400,000     --              --     --        8,000           --              --
Conversion of Preferred Stock.....  (2,400,000)    (2)      4,800,000      5           (3)          --              --
Exercise of Common Stock
 Options..........................          --     --         139,000     --          138           --              --
Initial Public Offering of Common
 Stock............................          --     --       3,910,000      4       42,764           --              --
Deferred compensation resulting
 from grant of options............          --     --              --     --          150         (150)             --
Amortization of deferred
 compensation.....................          --     --              --     --           --          119              --
Acquisition of Intraluminal
 Devices, Inc.....................          --     --          93,000     --        1,400           --              --
Conversion of $750,000 debit by
 Fukuda Denshi....................          --     --          62,000     --          750           --              --
Net loss..........................          --     --              --     --           --           --          (4,624)
Unrealized gain on investments....          --     --              --     --           --           --              --
                                    ----------    ---     -----------    ---      -------        -----        --------
Balance of December 31, 1996......          --     --       9,004,000      9       58,869         (376)        (11,049)
Exercise of Common Stock
 Options..........................          --     --         208,000     --          238           --              --
Employee stock purchase plan......          --     --          33,000     --          266           --              --
SCIMED warrant exercise...........          --     --         120,000     --          377           --              --
Sale of Common Stock to Cathex....          --     --          25,000     --          200           --              --
Expense repayment by Intraluminal
 Devices, Inc. by transfer and
 cancellation of common stock.....          --     --          (1,000)    --          (16)          --              --
Deferred compensation resulting
 from grant of options............          --     --              --     --          437         (437)             --
Amortization of deferred
 compensation.....................          --     --              --     --           --          179              --
Treasury Common Stock.............          --     --              --     --           --           --              --
Net Loss..........................          --     --              --     --           --           --          (8,772)
Unrealized gain on investments....          --     --              --     --           --           --              --
Unrealized exchange rate loss.....          --     --              --     --           --           --              --
                                    ----------    ---     -----------    ---      -------        -----        --------
Balance at December 31, 1997......          --     --       9,389,000      9       60,371         (634)        (19,821)
Exercise of Common Stock
 Options(*).......................          --     --          94,000      1          112           --              --
Employee stock purchase plan(*)...          --     --          50,000     --          180           --              --
Deferred compensation resulting
 from grant of options(*).........          --     --              --     --           16          (16)             --
Amortization of deferred
 compensation(*)..................          --     --              --     --           --          181              --
Treasury Common Stock(*)..........          --     --              --     --           --           --              --
Net loss(*).......................          --     --              --     --           --           --          (5,193)
Unrealized loss on
 investments(*)...................          --     --              --     --           --           --              --
Unrealized exchange rate
 gain(*)..........................          --     --              --     --           --           --              --
                                    ----------    ---     -----------    ---      -------        -----        --------
Balance at September 30,
 1998(*)..........................          --    $--       9,533,000    $10      $60,679        $(469)       $(25,014)
                                    ==========    ===     ===========    ===      =======        =====        ========

                                                                                       TOTAL
                                                                                    STOCKHOLDERS
                                         TREASURY        UNREALIZED    UNREALIZED      EQUITY
                                    ------------------     GAIN ON      EXCHANGE    (NET CAPITAL
                                     SHARES    AMOUNT    INVESTMENTS   RATE LOSS    DEFICIENCY)
                                    --------   -------   -----------   ----------   ------------
Balance at December 31, 1994......        --   $   --       $ --          $ --        $ 1,288
Additional effects of merger with
 EndoSonics Acquisition Corp......        --       --         --            --            488
Issuance of Preferred Stock in
 exchange for Common Stock........        --       --         --            --             --
Deferred compensation resulting
 from grant of options............        --       --         --            --             --
Net loss..........................        --       --         --            --         (2,874)
                                    --------   -------      ----          ----        -------
Balance at December 31, 1995......        --       --         --            --         (1,098)
Sale of Preferred Stock to
 EndoSonics.......................        --       --         --            --          8,000
Conversion of Preferred Stock.....        --       --         --            --             --
Exercise of Common Stock
 Options..........................        --       --         --            --            138
Initial Public Offering of Common
 Stock............................        --       --         --            --         42,768
Deferred compensation resulting
 from grant of options............        --       --         --            --             --
Amortization of deferred
 compensation.....................        --       --         --            --            119
Acquisition of Intraluminal
 Devices, Inc.....................        --       --         --            --          1,400
Conversion of $750,000 debit by
 Fukuda Denshi....................        --       --         --            --            750
Net loss..........................        --       --         --            --         (4,624)
Unrealized gain on investments....        --       --        170            --            170
                                    --------   -------      ----          ----        -------
Balance of December 31, 1996......        --       --        170            --         47,623
Exercise of Common Stock
 Options..........................        --       --         --            --            238
Employee stock purchase plan......        --       --         --            --            266
SCIMED warrant exercise...........        --       --         --            --            377
Sale of Common Stock to Cathex....        --       --         --            --            200
Expense repayment by Intraluminal
 Devices, Inc. by transfer and
 cancellation of common stock.....        --       --         --            --            (16)
Deferred compensation resulting
 from grant of options............        --       --         --            --             --
Amortization of deferred
 compensation.....................        --       --         --            --            179
Treasury Common Stock.............   345,000   (2,205)        --            --         (2,205)
Net Loss..........................        --       --         --            --         (8,772)
Unrealized gain on investments....        --       --          6            --              6
Unrealized exchange rate loss.....        --       --         --           (23)           (23)
                                    --------   -------      ----          ----        -------
Balance at December 31, 1997......   345,000   (2,205)       176           (23)        37,873
Exercise of Common Stock
 Options(*).......................        --       --         --            --            113
Employee stock purchase plan(*)...        --       --         --            --            180
Deferred compensation resulting
 from grant of options(*).........        --       --         --            --             --
Amortization of deferred
 compensation(*)..................        --       --         --            --            181
Treasury Common Stock(*)..........   341,000   (1,470)        --            --         (1,470)
Net loss(*).......................        --       --         --            --         (5,193)
Unrealized loss on
 investments(*)...................        --       --        (12)           --            (12)
Unrealized exchange rate
 gain(*)..........................        --       --         --           178            178
                                    --------   -------      ----          ----        -------
Balance at September 30,
 1998(*)..........................   686,000   $(3,675)     $164          $155        $31,850
                                    ========   =======      ====          ====        =======

---------------

(*) Unaudited

                            See accompanying notes.

                         CARDIOVASCULAR DYNAMICS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                     NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                 -------------------------------    --------------------
                                                  1995        1996        1997        1997        1998
                                                 -------    --------    --------    --------    --------
                                                                                        (UNAUDITED)
Operating activities:
  Net loss.....................................  $(2,874)   $ (4,624)   $ (8,772)   $ (3,253)   $ (5,193)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization................       74         182         432         248         359
  Amortization of deferred compensation........       --         119         179          93         190
  Bad debt expense.............................      249         221         318          36         190
  Charge for acquired in-process research and
    development................................      488       1,400          --          --          --
  Minority interest in losses of Radiance......       --          --          --          --         (68)
Net changes in:
  Trade accounts receivable, net...............     (639)     (1,372)     (2,767)       (433)        359
  Receivable from related parties..............      125          --          --          --          --
  Inventories..................................     (704)     (2,145)         10      (1,229)        871
  Other assets.................................     (135)       (671)         37        (154)       (161)
  Accounts payable and accrued expenses........    1,369         698         836      (2,483)       (322)
  Deferred revenue.............................      (54)        (50)        (79)        (29)        400
                                                 -------    --------    --------    --------    --------
Net cash used in operating activities..........   (2,101)     (6,242)     (9,806)     (7,204)     (3,375)
Investing activities:
  Purchase of available-for-sale securities....       --     (25,563)    (43,208)    (31,518)    (32,444)
  Sales of available-for-sale securities.......       --          --      44,174      24,474      33,904
  Capital expenditures for furniture, fixtures
    and equipment..............................     (443)       (940)       (699)       (515)       (311)
  Purchase of controlling interest in Radiance,
    net of cash acquired.......................       --          --          --          --         577
  Purchase of Clintec, net of cash acquired....       --          --         (30)        (30)         --
  Change in other assets.......................       --          --        (358)       (187)         80
                                                 -------    --------    --------    --------    --------
Net cash (used in) provided by investing
  activities...................................     (443)    (26,503)       (121)     (7,776)      1,806
Financing activities:
  Proceeds from issuance of convertible
    obligation.................................      750          --          --          --          --
  Proceeds from sale of Common Stock...........       --      42,768         466         436         180
  Proceeds from exercise of stock warrants.....       --          --         377         390          --
  Proceeds from exercise of stock options......       --         138         238         204         112
  Proceeds from sale of Preferred Stock to
    EndoSonics.................................       --       8,000          --          --          --
  Proceeds from repayment of affiliate debt....       --          --          --          --         233
  Purchase of treasury common stock............       --          --      (2,205)     (1,450)     (1,470)
  Payable to EndoSonics, net...................      (17)     (2,537)         --          --          --
                                                 -------    --------    --------    --------    --------
Net cash provided by (used in) financing
  activities...................................      733      48,369      (1,124)       (420)       (945)
                                                 -------    --------    --------    --------    --------
Net (decrease) increase in cash................   (1,811)     15,624     (11,051)    (15,400)     (2,514)
Cash and cash equivalents, beginning of
  period.......................................    3,379       1,568      17,192      17,192       6,141
                                                 -------    --------    --------    --------    --------
Cash and cash equivalents, end of period.......  $ 1,568    $ 17,192    $  6,141    $  1,792    $  3,627
                                                 =======    ========    ========    ========    ========
Supplemental disclosure of non-cash
  financing activities:
Common stock issued upon the acquisition of
  Intraluminal Devices, Inc., Note 1...........  $    --    $  1,400    $     --    $     --    $     --
Conversion of Debentures to Common Stock, Note
  5............................................       --         750          --          --          --

                            See accompanying notes.

                         CARDIOVASCULAR DYNAMICS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 1. BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES

  Business and Basis of Presentation

     CardioVascular Dynamics, Inc. (the "Predecessor") was incorporated on March 16, 1992 in the State of California. The Predecessor, and its successor corporation discussed below design, develop, manufacture and market proprietary therapeutic catheters and stents used to treat certain vascular diseases.

     In June 1992, EndoSonics Corporation ("EndoSonics") acquired a 40% preferred interest in the Predecessor. EndoSonics, a Delaware corporation, develops, manufactures, and markets intravascular ultrasound imaging systems and diagnostic, therapeutic and imaging catheters for the treatment of coronary and peripheral vascular disease.

     In June 1993, EndoSonics acquired all of the remaining Preferred and Common Stock of the Predecessor. The acquisition was accomplished through a merger between the Predecessor and EndoSonics Acquisition Corp., a wholly owned subsidiary of EndoSonics (which then changed its name to CardioVascular Dynamics, Inc.) (hereinafter referred to as "CVD" or the "Company").

     The acquisition by EndoSonics resulted in a new basis for the CVD assets and liabilities. Accordingly, the purchase price paid by EndoSonics has been allocated to the identifiable assets and liabilities, including in-process research and development, which was immediately expensed as no CVD products had received regulatory approval and the technology did not have identifiable alternative uses. The amount by which the purchase price exceeded the Predecessor's net book value has been reflected as paid-in capital in the accompanying financial statements. Pursuant to the terms of the original merger agreement, in June 1995 EndoSonics issued an additional 50,000 shares of its Common Stock to the former shareholders of the Predecessor. The fair market value of such shares of $488 has been reflected in the accompanying financial statements as an additional charge for acquired in-process technology.

     Subsequent to the acquisition, EndoSonics began performing certain services for CVD (see Note 4), including general management, accounting, cash management, and other administrative and engineering services. The amounts charged to CVD for such services have been determined based on proportional cost allocations and have been agreed to by the management of CVD and EndoSonics. In the opinion of CVD's management, the allocation methods used are reasonable. Such allocations, however, are not necessarily indicative of costs that would have been incurred had CVD continued to operate independent of EndoSonics. No formal agreement currently exists which specifies the nature of services to be provided by EndoSonics to CVD, or the charges for such services. Therefore, amounts are not necessarily indicative of the future charges to be incurred by CVD.

     In 1994 and 1996, the Board of Directors of CVD approved a 16,200-for-1 and a 2-for-1 Common Stock split, respectively, which has been reflected retroactively for all periods in the accompanying financial statements.

     On June 25, 1996, the Company closed its initial public offering (the "Offering") which consisted of 3,400,000 shares of Common Stock at $12.00 per share. On July 17, 1996, the Company's underwriters exercised their overallotment option to purchase an additional 510,000 shares of Common Stock at $12.00 per share. CVD received net offering proceeds from the sale of Common Stock of approximately $42.8 million after deducting underwriting discounts and commissions and other expenses of the Offering.

     In October 1996, CVD acquired 100% of the common stock of Intraluminal Device, Inc. ("IDI") in exchange for CVD common stock valued at $1.4 million. The acquisition was accomplished through the formation of IDI Acquisition, Inc., a wholly-owned subsidiary of CVD, and the merging of IDI into IDI Acquisition, Inc. (See Note 2).

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     In July 1997, CVD acquired all of the common stock of Clinitec GmbH ("Clinitec") its independent distributor in Germany and Switzerland, in exchange for the assumption of the assets and liabilities of Clinitec.

     In September 1998, CVD exercised a warrant to purchase 1,500,000 shares of Radiance Series B Preferred Stock at $0.975 per share or $1.5 million and attained a controlling of Radiance.

     The consolidated financial statements for December 31, 1996 and 1997 and September 30, 1997 and 1998 include the accounts of the Company and its subsidiaries. Intercompany transactions have been eliminated.

  Unaudited Interim Financial Information

     The financial information at September 30, 1998 and for the nine months ended September 30, 1997 and 1998 is unaudited but includes all adjustments (consisting only or normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Results for the nine month period ended September 30, 1998 are not necessarily indicative of results that may be expected for the year ending December 31, 1998 or any other period.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents includes cash on hand, demand deposits, and short-term investments with original maturities of three months or less.

  Marketable Securities Available-For-Sale

     The Company accounts for its investments pursuant to Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115").

     The Company has classified its entire investment portfolio as available-for-sale. Available-for-sale securities are stated at fair value with unrealized gains and losses included in stockholders' equity. The amortized cost of debt securities is adjusted for amortization of premiums and accretions of discounts to maturity. Such amortization is included in interest income. Realized gains and losses are included in other income (expense). The cost of securities sold is based on the specific identification method.

  Inventories

     Inventories are comprised of raw materials, work-in-process and finished goods and are stated at the lower of cost, determined on an average cost basis, or market value.

  Property and Equipment

     Property and equipment are stated at cost and depreciated or amortized on a straight-line basis over the lesser of the estimated useful lives of the assets or the lease term. The estimated useful lives range from three to seven years.

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  Accounting for the Costs of Computer Software Developed for or Obtained for Internal Use

     In March 1998, the AICPA issued SOP 98-1, Accounting for the Costs of Computer Software Developed for or Obtained for Internal Use ("SOP"). The SOP is effective beginning January 1, 1999 and requires the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use. The Company currently expenses such costs, and it anticipates that the impact of the SOP will not be material on its results of operations or financial position for the foreseeable future as amounts expended to develop or obtain software have not been and are not expected to be material.

  Goodwill

     The excess of the purchase price over the net assets of the business acquired ("goodwill") is amortized on the straight-line method over the estimated recovery period. The goodwill stemming from the purchase of Clinitec and a controlling interest in Radiance $1.9 million and $0.5 million is amortized over ten and seven years, respectively. Upon the completion of an independent appraisal of intangible assets acquired in the purchase of a controlling interest in Radiance, the $0.5 million recorded as goodwill may subsequently be reclassified or expensed relating, primarily, to its treatment as developed research and development or acquired in-processed research and development. (See Note 2.)

  Long-lived Assets

     In March 1995, Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets to be Disposed of, was issued ("SFAS No. 121"). SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During 1996, the Company adopted this statement and has determined that no impairment loss need be recognized for the applicable assets for 1996 and 1997 and the first nine months of 1998.

  Concentrations of Credit Risk and Significant Customers

     The Company maintains its cash and cash equivalents in deposit accounts and in pooled investment accounts administered by a major financial institution.

     The Company sells its products primarily to medical institutions and distributors worldwide. The Company performs on going credit evaluations of its customers' financial condition and generally does not require collateral from customers. Management believes that an adequate allowance for doubtful accounts has been provided.

     During 1995, 1996 and 1997 product sales to Fukuda Denshi Co., Ltd., ("Fukuda"), the Company's Japanese distributor (see Note 5), comprised 18%, 14% and 7% of total revenue, respectively. Accounts receivable from Fukuda represented 1% and 0% of net accounts receivable at December 31, 1996 and 1997, respectively.

     The Company terminated its Agreement with Fukuda in May 1997 and signed a five-year agreement with another Japan distributor, Cathex, LTD. ("Cathex"). During 1997 and the first nine months of 1998, Product sales to Cathex comprised 13% and 17%, respectively, of total revenues. Accounts receivable from Cathex represented 44% and 7% of net accounts receivable at December 31, 1997 and September 30, 1998, respectively.

     Product sales to Medtronic, Inc. ("Medtronic") accounted for 21% and 13% of total revenues during 1996 and 1997, respectively. At December 31, 1996 and 1997, 27% and 0%, respectively, of net accounts receivable were due from Medtronic. In May of 1997, Medtronic advised the Company of its election to not

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

make minimum purchases of product for the second year of the agreement. In June 1997, Medtronic informed CVD it would not fulfill its commitment for the first year of the agreement and it did not believe it was required to fulfill such commitment.

     In June of 1998, the Company signed a technology license agreement with Guidant Corporation ("Guidant"), an international interventional cardiology products company, to grant them the ability to manufacture and distribute products using the Company's focal technology. During the nine month period ended September 30, 1998, CVD recognized license fees from Guidant of $1.6 million, which represented 19% of total revenues. (See Note 6.)

     One other customer comprised 12% of revenues for the year ended December 31, 1995 and 14% of accounts receivable at December 31, 1995.

  Export Sales

     The Company had export sales by region as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                   --------------------------
                                                    1995      1996      1997
                                                   ------    ------    ------
Europe...........................................  $1,179    $1,614    $3,020
Japan............................................     744     1,240     2,350
Latin America....................................     131       243       253
Other............................................               417       956
                                                   ------    ------    ------
                                                   $2,054    $3,514    $6,579
                                                   ======    ======    ======

  Revenue Recognition and Warranty

     The Company recognizes revenue from the sale of its products when the goods are shipped to its customers. Reserves are provided for anticipated product returns and warranty expenses at the time of shipment. License revenues are recognized on a contract with SCIMED Life Systems, Inc. ("SCIMED") when distribution rights to certain markets are made available to SCIMED for the sale of products based upon certain limited catheter technology. License revenues are recognized on a contract with Guidant Corporation based upon the achievement of milestones involving the transfer of technology to Guidant and royalties based upon the sale of products using the Focal technology (See Note 6). Contract revenues are recognized on contracts with SCIMED and Advanced CardioVascular Systems, Inc. ("ACS") for transferring certain limited catheter technology based upon the Company's completion of (1) technical Assistance to aid SCIMED in manufacturing the related products, and (2) research and development to develop the related products for ACS and SCIMED (See Note 3).

  Accounting for Stock-Based Compensation

     The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under the provisions of APB 25, the Company has not recognized compensation expense since the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant.

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     In calculating pro forma information regarding net income and net income per share the fair value was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the options on the Company's Common Stock: risk-free interest rate of 6.0%, 6.0 % and 5.5%; a dividend yield of 0%, 0% and 0%; volatility of the expected market price of the Company's common stock of 0.475, 0.475 and 0.692; and a weighted-average expected life of the options of 3.5, 3.5 and 5.0 years for 1995, 1996 and 1997, respectively.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information for the years ended December 31, 1995, 1996 and 1997 follows:

                                                   YEAR ENDED DECEMBER 31,
                                                -----------------------------
                                                 1995       1996       1997
                                                -------    -------    -------
Pro forma net loss............................  $(2,905)   $(5,170)   $(9,320)
Pro forma net loss per share..................  $ (0.72)   $ (0.77)   $ (1.02)

     Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1997.

  Reporting Comprehensive Income

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"), which is effective for years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components with the same prominence as other financial statement information. For the periods ending September 30, 1998 and 1997, the changes in the components of comprehensive income were not materially different than the reported net loss.

  Disclosures about Segments of an Enterprise and Related Information

     For the year beginning January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"). SFAS No. 131 establishes standards for the way that public business enterprises report selected information about operating segments in annual and interim financial statements. However, as the Company operates in one business segment, no additional interim reporting is required under SFAS No. 131.

  Income Taxes

     From June 1993 until June 1996, the Company's results of operations have been included in consolidated tax returns filed by EndoSonics. There was no income tax provision for the consolidated tax group during the periods covered by these financial statements. All net operating loss and credit carryforwards and deferred tax assets and liabilities have been disclosed herein on a separate company basis for CVD.

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  Net Loss Per Share

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. ("SFAS No. 128") replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform with SFAS No. 128.

     Net loss per common share is computed using the weighted average number of common shares outstanding during the periods presented. Options to purchase shares of the Company's common stock granted under the Company's stock option plan may have a dilutive effect on the Company's earnings per share in the future. The following table sets forth the computation of basic and diluted net loss per share:

                                                                    NINE MONTHS ENDED
                                     YEARS ENDED DECEMBER 31,            JUNE 30,
                                   -----------------------------    ------------------
                                    1995       1996       1997       1997       1998
                                   -------    -------    -------    -------    -------
                                                                       (UNAUDITED)
Numerator:
  Net loss.......................  $(2,874)   $(4,624)   $(8,772)   $(3,253)   $(5,193)
  Net loss used for basic and
     diluted loss per share......
                                   -------    -------    -------    -------    -------
  Loss attributable to common
     stockholders................  $(2,874)   $(4,624)   $(8,772)   $(3,253)   $(5,193)
                                   =======    =======    =======    =======    =======
Denominator:
  Denominator for basic and
     diluted loss per share......
                                   -------    -------    -------    -------    -------
  Weighted average common shares
     outstanding.................    4,052      6,755      9,118      9,098      8,857
                                   =======    =======    =======    =======    =======
Basic and diluted net loss per
  share..........................  $ (0.71)   $ (0.69)   $ (0.96)   $ (0.36)   $ (0.59)
                                   =======    =======    =======    =======    =======

RECLASSIFICATIONS

     To conform with the 1998, 1997 and 1996 financial statement presentation, certain reclassifications have been made to the 1995 financial statements.

 2. ACQUISITIONS

     On October 16, 1996, the Company acquired all of the outstanding shares of Intraluminal Devices, Inc. ("IDI") in exchange for approximately 93,000 shares of CVD common stock valued at $1.4 million. The acquisition was accounted for using the purchase method of accounting. As the assets of IDI were patents for products still in their development stage, the purchase price and the associated costs of acquisition $700 were expensed as acquired in-process research and development.

     On July 29, 1997, the Company acquired all of the common stock of its independent distributor in Germany and Switzerland, Clinitec GmbH ("Clinitec"). The aggregate purchase price of the acquisition was $1.6 million and consisted of cash of $30 and the forgiveness of debt of $1.6 million. The transaction was accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired and the liabilities assumed based on their fair market values at the date of acquisition. In connection with the acquisition, the Company acquired assets and assumed liabilities with fair market values of $401 and $652, respectively. The excess of the purchase price over the fair value of the net assets acquired

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

of $1.9 million has been allocated to goodwill. The results of operations of Clinitec are included in the consolidated statement of operations subsequent to the date of acquisition.

     In September 1998, the Company exercised warrants to purchase an additional 1,500,000 Preferred Series B shares in Radiance Medical Systems, Inc. ("Radiance") for $0.975 per share or a total of $1.5 million, bringing CVD's ownership of the outstanding equity of Radiance to above 50%. Radiance was incorporated in August 1997 to develop radiation products to treat restenosis based on CVD's patented focal delivery systems technology. In consideration for the granting by CVD of a license to this technology, Radiance issued to CVD 750,000 shares of Series B Preferred Stock, a warrant to purchase 1,500,000 shares of Series B Preferred Stock, rights of first offer with respect to the commercialization of Radiance's products, and a promise to receive royalties on sales of products based upon the licensed technology.

     In November 1998, the Company signed a definitive merger agreement with Radiance, whereby CVD will acquire all of the outstanding shares which it does not already own, subject to the approval of the shareholders of both companies. Under the terms of the agreement, on the effective date of the merger, CVD will pay the shareholders of Radiance $3.00 for each share of Preferred Stock and $2.00 for each share of Common Stock for a total consideration of approximately $7.0 million, excluding the value of CVD stock options to be provided to Radiance employees in exchange for their Radiance stock options. The 550,000 Radiance common stock options outstanding immediately prior to the closing of the merger will accelerate, vest and be converted into an option to acquire $2.00 of CVD Common Stock for an aggregate value of $1.1 million. In addition, Radiance share and option holders may receive product development milestone payments of $2.00 for each share of Preferred Stock and $3.00 for each share of Common Stock. The aforementioned development milestone payments may be increased up to 30%, or reduced or eliminated if the milestones are reached earlier or later, respectively, than the milestone target dates. Lastly, the merger consideration paid is subject to certain price adjustment and collar provisions and, at CVD's option, CVD may pay up to 30% of the consideration due to Radiance Preferred shareholders in cash.

     The following table reflects unaudited pro forma combined results of operations of the Company, IDI, Clinitec and Radiance on the basis that the acquisitions had taken place and the related charge for IDI, noted above, was recorded at the beginning of 1996 for IDI and Clinitec, as IDI operations were not material to the Company's operations prior to 1996, and at the beginning of 1998 for Radiance, as Radiance operations were not material to the Company's operations for the first nine months of 1997:

                                                                          NINE MONTHS
                                                                             ENDED
                                                  1996       1997      SEPTEMBER 30, 1998
                                                 -------    -------    ------------------
                                                                          (UNAUDITED)
Revenues.......................................  $ 8,822    $11,633         $ 8,636
Net Loss.......................................   (5,060)    (9,484)         (5,638)
Net Loss per common share......................    (0.75)     (1.04)          (0.64)
Shares used in computation.....................    6,755      9,118           8,857

     In management's opinion, the unaudited pro forma combined results of operations are not indicative of the actual results that would have occurred had the acquisitions been consummated at the beginning of 1996, 1997 or 1998, respectively, or of future operations of the combined companies under the ownership and management of the Company.

 3. SCIMED LIFE SYSTEMS, INC.

     In September 1994, CVD and EndoSonics entered into a Stock Purchase and Technology License Agreement with SCIMED Life Systems, Inc. ("SCIMED"). SCIMED acquired a 19% interest in CVD in exchange for $2,500 in cash. CVD also granted SCIMED an exclusive license to certain patents in the

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

cardiovascular field of use, which allows SCIMED to manufacture the Transport PTCA infusion catheter (the "Transport") developed by CVD in exchange for a $1,000 license fee that was paid in 1994. SCIMED will pay royalties to CVD on sales of the Transport and other products which use this patented technology. CVD retains rights to this technology and the associated patents for use outside of the cardiovascular field.

     During June 1995, the Company issued a warrant to SCIMED to purchase up to 80,000 shares of Series A Preferred Stock at an exercise price of $3.29 per share in exchange for a waiver of SCIMED's anti-dilution right. The warrant expires in September 1997.

     During May 1996, the Company agreed to issue an additional warrant to SCIMED to purchase up to 40,000 shares of Series A Preferred Stock at an exercise price of $3.29 per share in exchange for a waiver of SCIMED's anti-dilution right related to the shares to be issued under the 1996 Plan. In August 1997, SCIMED exercised all 120,000 warrants, mentioned above.

     SCIMED also paid CVD $641 and $200 in 1995 and 1996, respectively, on a cost reimbursement basis to fund continuing development of the technology and for other support.

 4. RELATED PARTY TRANSACTIONS

     The following is a summary of significant transactions between CVD and
EndoSonics:

          During a portion of 1995, EndoSonics manufactured certain of the Company's catheter products at cost plus a mark-up of 30%. Total purchases from EndoSonics during 1995 amount to $172.

          Prior to the Company's initial public offering in June 1996, certain EndoSonics corporate expenses, primarily related to executive management time, accounting, cash management, and other administrative and engineering services, have been allocated to the Company. Total expenses allocated were $340 and $156 for the years ended December 31, 1995 and 1996, respectively.

     No interest expense has been charged on the net payable due to EndoSonics. The following is an analysis of the payable to EndoSonics:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                            -----------------
                                                             1995      1996
                                                            ------    -------
Beginning balance.........................................  $2,554    $ 2,537
Inventory purchases.......................................     172         --
Corporate cost allocations................................     340        156
Cash disbursements made by EndoSonics on behalf of CVD....     312         --
Cash collections made by EndoSonics on behalf of CVD......    (700)        --
Cash payments to EndoSonics...............................      --     (2,693)
Cash disbursements made by CVD on behalf of EndoSonics and
  other...................................................    (141)        --
                                                            ------    -------
Ending balance............................................  $2,537    $    --
                                                            ======    =======
Average balance during period.............................  $2,551    $ 1,974
                                                            ======    =======

     In connection with the initial public offering, CVD and EndoSonics entered into a Tax Allocation Agreement that provides, among other things, for (i) the allocation of tax liabilities and adjustments thereto as between the business of the Company and other businesses conducted by EndoSonics and its affiliates related to periods in which the Company is includable in consolidated federal income tax returns filed by EndoSonics, (ii) the allocation of responsibility for filing tax returns and (iii) the conduct of and responsibility for taxes owed in connection with tax audits and various related matters.

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     EndoSonics and CVD had entered into a Stockholder Agreement providing that all transactions between the Company and EndoSonics or any affiliate of EndoSonics must be approved by a special committee of CVD's Board of Directors comprised of two directors who are not officers, directors, employees or affiliates of EndoSonics. The provisions of this agreement became effective upon the consummation of the initial public offering and terminated in the fourth quarter of 1997 when EndoSonics beneficially owned less than 25% of CVD's Common Stock. See also Notes 6 and 12.

 5. AGREEMENTS WITH FUKUDA AND CATHEX

     The Company had executed a distribution agreement with Fukuda. The agreement provided Fukuda with exclusive distribution rights relative to certain of the Company's products in Japan for periods extending through May 1999, which may be extended at the option of the parties. Distribution fee revenues received from Fukuda were deferred and were being recognized as revenue over the initial periods covered by the respective agreement.

     In July 1995 and May 1996, the distribution agreement with Fukuda was amended. In exchange for the exclusive distribution rights to additional CVD products, the Company received $750 which converted into the right to receive 62,500 shares of Common Stock upon the consummation of the initial public offering. In November, 1996, Fukuda exercised the conversion feature of said obligation. In May 1997, the Company terminated the existing distribution agreement and does not expect that any material obligations will arise as a result of such termination.

     The Company entered into a distribution agreement, dated May 1, 1997, with Cathex, Ltd. (The "Cathex Agreement"), whereby Cathex served as CVD's exclusive distributor for certain of the Company's products in Japan. In exchange for this exclusive distributorship, Cathex shareholders agreed to purchase $200 in CVD common stock or approximately 25,000 shares, in addition to payments owing upon the purchase of the products Cathex also agreed to undertake all necessary clinical trails to obtain approval from Japanese regulator authorities for the sale of the products in Japan. Cathex's purchases under the Cathex Agreement are subject to certain minimum requirements. The initial term of the Cathex Agreement expires on January 1, 2001, subject to a five-year extension. The Cathex Agreement may also be terminated in the event of breach upon 90 days notice by the non-breaching party, subject to cure within the notice period.

 6. LICENSE AGREEMENTS

  Advanced CardioVascular Systems, Inc.

     In January 1995 the Company entered into a license agreement with Advanced CardioVascular Systems, Inc. ("ACS"), a subsidiary of Guidant Corporation, under which the Company acquired the exclusive worldwide rights to ACS' SmartNeedle technology. The Company assumed responsibility for manufacturing the product in 1996, subject to the payment of royalties. ACS was granted an option, which was exercised in February 1996, to obtain exclusive worldwide rights to certain CVD perfusion technology. In exchange for the perfusion technology, ACS was obligated to make milestone and minimum royalty payments to CVD, and also has certain obligations to develop and market the perfusion technology. An initial milestone of $150 was earned in the year ended December 31, 1996. In February 1997, ACS elected to terminate the perfusion technology agreement.

  Endosonics Corporation

     The Company entered into a license agreement with EndoSonics pursuant to which CVD granted EndoSonics the non-exclusive, royalty-free right to certain technology for use in the development and sale of

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

certain products. In exchange, CVD received the non-exclusive, royalty-free right to utilize certain of EndoSonics' product regulatory filings to obtain regulatory approval of CVD products.

  Guidant Corporation

     In June of 1998, the Company signed a technology license agreement with Guidant Corporation, an international interventional cardiology products company, to grant them the ability to manufacture and distribute stent delivery products using the Company's focal technology. Under the Agreement, the Company is entitled to receive certain milestone payments based upon the transfer of the technology to Guidant, and royalty payments based upon the sale of products using the focal technology. An initial license payment of $2.0 million was received by the Company upon the signing of the Agreement. Based upon the completion of certain initial technology transfer milestones, the Company recognized $1.2 million and $1.6 million in license revenue in the third quarter and first nine months of 1998, respectively, and will recognize the remaining $400 of deferred license revenue in future periods. In October of 1998, the Company received another $1.0 million license milestone payment upon the completion of the technology transfer to Guidant.

 7. MARKETABLE SECURITIES AVAILABLE-FOR-SALE

     The Company's investments in debt securities are diversified among high credit quality securities in accordance with the Company's investment policy. The Company's investment portfolio is managed by a major financial institution. The following is a summary of investments in debt securities classified as current assets and available-for-sale at December 31, 1996 and 1997 and June 30, 1998.

                                               YEAR ENDING DECEMBER 31,
                            ---------------------------------------------------------------
                                         1996                             1997
                            ------------------------------   ------------------------------
                                        GROSS                            GROSS
                                      UNREALIZED                       UNREALIZED
                                       HOLDING                          HOLDING
                                       (LOSSES)     FAIR                (LOSSES)     FAIR
                             COSTS      GAINS       VALUE     COST       GAINS       VALUE
                            -------   ----------   -------   -------   ----------   -------
U.S. Treasury and other
  agencies debt
  securities..............  $10,000      $(19)     $ 9,981   $ 4,976      $ 30      $ 5,006
Corporate debt
  securities..............   15,563       189       15,752    19,621       146       19,767
Foreign government debt
  securities..............       --        --           --        --        --           --
                            -------      ----      -------   -------      ----      -------
                            $25,563      $170      $25,733   $24,597      $176      $24,773
                            =======      ====      =======   =======      ====      =======

     All short-term investments at December 31, 1996 were due within one year. At December 31, 1997, one investment with a fair value of approximately $2.0 million was due in February 1999, other short-term investments were due within one year.

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 8. INVENTORIES

     Inventories are stated at the lower of cost, determined on an average cost basis, or market value. Inventories consisted of the following:

                                                         DECEMBER 31,
                                                       ----------------    SEPTEMBER 30,
                                                        1996      1997         1998
                                                       ------    ------    -------------
                                                                            (UNAUDITED)
Raw materials......................................    $1,015    $1,285       $  866
Work in process....................................       510       165          234
Finished goods.....................................     1,374     1,755        1,234
                                                       ------    ------       ------
                                                       $2,899    $3,205       $2,334
                                                       ======    ======       ======

 9. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consisted of the following:

                                                         DECEMBER 31,
                                                       ----------------    SEPTEMBER 30,
                                                        1996      1997         1998
                                                       ------    ------    -------------
                                                                            (UNAUDITED)
Account payable....................................    $  750    $1,374       $1,274
Accrued payroll and related expenses...............     1,040     1,317          791
Accrued clinical studies...........................       290       548          658
Other accrued expenses.............................       302       249          409
                                                       ------    ------       ------
                                                       $2,382    $3,488       $3,132
                                                       ======    ======       ======

10. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases its administrative, research and manufacturing facilities and certain equipment under long-term, noncancellable lease agreements that have been accounted for as operating leases. Certain of these leases include scheduled rent increases and renewal options as prescribed by the agreements.

     Future minimum payments by year under long-term, noncancellable operating leases were as follows as of December 31, 1997:

1998........................................................  $429
1999........................................................   213
2000........................................................    80
2001........................................................     8
                                                              ----
                                                              $730
                                                              ====

     Rental expense charged to operations for all operating leases during the years ended December 31, 1995, 1996 and 1997, was approximately $171, $365 and $574, respectively.

11. STOCKHOLDER'S EQUITY

  Preferred Stock

     In February 1995, every two shares of the Company's outstanding Common Stock was exchanged for one share of Series A Preferred Stock with a liquidation preference of $6.58 per share. In March 1996, the

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Company issued 400,000 shares of Series B Preferred Stock to EndoSonics at $20.00 per share for aggregate proceeds of $8.0 million.

     The preferred stockholders converted their shares to common shares upon the consummation of the Company's initial public offering.

  Stock Option Plan

     In May 1996, the Company, adopted the 1996 Stock Option/Stock Issuance Plan (the "1996 Plan") which is the successor to the Company's 1995 Stock Option Plan. Under the terms of the 1996 Plan, eligible key employees, directors, and consultants can receive options to purchase shares of the Company's Common Stock at a price not less than 100% for incentive stock options and 85% for nonqualified stock options of the fair value on the date of grant, a determined by the Board of Directors. The Company has authorized 2,190,000 shares of Common Stock for issuance under the 1996 Plan. At December 31, 1997, the Company had 48,000 shares of Common Stock available for grant under the 1996 Plan. The options granted under the 1996 Plan are exercisable over a maximum term of ten years from the date of grant and generally vest over a four year period. Shares underlying the exercise of unvested options are subject to various restrictions as to resale and right of repurchase by the Company which lapses over the vesting period.

                                                            OPTION PRICE      NUMBER OF
                                                              PER SHARE        SHARES
                                                           ---------------    ---------
Balanced at December 31, 1994............................  $          1.00      462,000
Granted..................................................  $1.00 to $ 1.50      494,000
Exercised................................................  $            --           --
Forfeited................................................  $            --           --
Cancelled................................................  $            --           --
                                                           ---------------    ---------
Balanced at December 31, 1995............................  $1.00 to $ 1.50      956,000
Granted..................................................  $2.50 to $13.25      346,000
Exercised................................................  $1.00 to $ 1.50     (138,600)
Forfeited................................................  $1.00 to $13.25      (18,875)
Cancelled................................................  $            --           --
                                                           ---------------    ---------
Balance at December 31, 1996.............................  $1.00 to $13.25    1,144,525
Granted..................................................  $5.00 to $ 9.50      985,000
Exercised................................................  $1.00 to $ 2.50     (208,259)
Forfeited................................................  $1.00 to $13.25     (196,479)
Cancelled................................................  $          6.87     (130,000)
                                                           ---------------    ---------
Balance at December 31, 1997.............................  $1.00 to $ 9.50    1,594,787
                                                           ===============    =========

     On April 21, 1997, the Board of Directors approved repricing of the options granted on August 5, 1996 at $13.25 per share and on November 4, 1996 at $12.50 per share. As a result of the repricing, the exercise price became $6.88 and the vesting period on the aforementioned options started anew.

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following table summarizes information regarding stock options outstanding at December 31, 1997:

                                 WEIGHTED-
                                  AVERAGE                        OPTIONS
                    OPTIONS      REMAINING      WEIGHTED-      EXERCISABLE     WEIGHTED-
   RANGE OF       OUTSTANDING   CONTRACTUAL      AVERAGE           AT           AVERAGE
EXERCISE PRICES   AT 12/31/97      LIFE       EXERCISE PRICE    12/31/97     EXERCISE PRICE
---------------   -----------   -----------   --------------   -----------   --------------
 $1.00 - $1.50       505,287        7.5           $1.25          242,912         $1.22
  2.50 -  9.50     1,089,500        9.4            7.23           25,292          6.96
                   ---------                                     -------
  1.00 -  9.50     1,594,787        8.8            5.33          268,204          1.76
                   =========                                     =======

     As of December 31, 1996 and 1997, 253,525 and 268,204 options were exercisable, respectively.

     The weighted-average grant-date fair value of options granted during 1995, 1996 and 1997, for options where the exercise price on the date of grant was equal to the stock price on that date, was $0.40, $5.12, and $4.50, respectively. The weighted-average grant-date fair value of options granted during 1995, 1996 and 1997, for options where the exercise price on the date of grant was less than the stock price on that date, was $1.44, $3.16, and $0, respectively.

     During 1996, the Company recorded deferred compensation of approximately $150 for financial reporting purposes to reflect the difference between the exercise price of certain options and the deemed fair value, for financial statement presentation purposes, of the Company's shares of Common Stock. An additional $437 of deferred compensation was recorded to recognize compensation for non-employee option grants during the year ended December 31, 1997. Deferred compensation is being amortized over the vesting period of the related options. $119 and $179 of deferred compensation was amortized in the years ended December 31, 1996 and 1997, respectively.

  Stock Purchase Plan

     Under the terms of the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan"), eligible employees can purchase Common Stock through payroll deductions at a price equal to the lower of 85% of the fair market value of the Company's Common Stock at the beginning or end of the applicable offering period. A total of 200,000 shares of Common Stock are reserved for issuance under the Purchase Plan. During 1997, a total of approximately 33,000 shares, of Common Stock was purchased at an average price of $8.18 per share.

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

12. INCOME TAXES

     Significant components of the Company's deferred tax assets are as follows at December 31:

                                                     1996                 1997
                                               ----------------    ------------------
                                               FEDERAL    STATE    FEDERAL     STATE
                                               -------    -----    -------    -------
Net operating loss carryforward..............  $ 1,792    $  44    $ 3,899    $    60
Accrued expenses.............................      456       78        346         59
Research and development credits.............      256      144        521        291
Bad debt reserve.............................      132       23        175         30
Depreciation.................................       52        9        (48)        (8)
Inventory write-downs........................       51        9        385         66
Capitalized research and development.........       --      276         --        642
Deferred revenue.............................       28        5         --         --
Other........................................       47       47        163         28
                                               -------    -----    -------    -------
Gross deferred tax assets....................    2,814      645      5,441      1,168
Valuation allowance..........................   (2,814)    (645)    (5,441)    (1,168)
Total deferred tax assets....................       --       --         --         --
                                               -------    -----    -------    -------
Net deferred tax assets......................  $    --    $  --    $    --    $    --
                                               =======    =====    =======    =======

     The valuation allowance increased by $3,150 and $1,569 in 1997 and 1996, respectively.

     The Company's effective tax rate differs from the statutory rate of 35% due to federal and state losses which were recorded without tax benefit.

     At December 31, 1997, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $11.0 million and $1.0 million, respectively, which expire in the years 1998 through 2010. In addition, the Company has research and development tax credits for federal and state income tax purposes of approximately $520 and $320, respectively, which expire in the years 2008 through 2011.

     Because of the "change of ownership" provision of the Tax Reform Act of 1986, utilization of the Company's net operating loss and research credit carryforwards may be subject to an annual limitation against taxable income in future periods. As a result of the annual limitation, a portion of these carryforwards may expire before ultimately becoming available to reduce future income tax liabilities.

13. EMPLOYEE BENEFIT PLAN

     The Company provides a 401(k) Plan for all employees 21 years of age or older with over 3 months of service. Under the 401(k) Plan, eligible employees voluntarily contribute to the Plan up to 15% of their salary through payroll deductions. Employer contributions may be made by the Company at its discretion based upon matching employee contributions, within limits, and profit sharing provided for in the Plan. No employer contributions were made in 1996 and 1997.

14. SUBSEQUENT AND SIGNIFICANT EVENTS

     In October 1998, the Company signed a letter of intent to sell its Vascular Access Business Unit to Escalon Medical Corporation. Under the terms of the letter of intent, CVD will receive an initial payment upon the signing of an agreement to sell the business, a milestone payment upon the transferring of the assets and technology, and royalty payments upon the sale of products for a five-year period following the execution of the agreement. The sale is subject to various conditions, including the negotiation and execution of a definitive sale agreement.

                         CARDIOVASCULAR DYNAMICS, INC.

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     In July 1996, the Company and Medtronic, Inc. ("Medtronic") entered into a written OEM agreement ("Agreement") pursuant to which Medtronic was to purchase certain angioplasty balloon catheters and related components from the Company. In May 1997, Medtronic advised the Company of its election to not make minimum purchases of product for the second year of the Agreement. This dispute adversely affected the Company's financial results for the quarter and nine-month period ended September 30, 1997 and the three and nine-month periods ended September 30, 1998.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Radiance Medical Systems, Inc.

     We have audited the accompanying accompanying balance sheet of Radiance Medical Systems, Inc. (a Development Stage Company) as of December 31, 1997 and the related statements of operations, stockholder's equity and accumulated deficit, and cash flows for the period from August 15, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Radiance Medical Systems, Inc. at December 31, 1997, and the results of its operations and its cash flows for the period from August 15, 1997 (inception) to December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
May 8, 1998

                         RADIANCE MEDICAL SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              ------------    -------------
                                                                               (UNAUDITED)
                                          ASSETS
Cash........................................................     $1,422          $ 2,407
Prepaid expenses and other current assets...................         18               33
                                                                 ------          -------
          Total current assets..............................      1,440            2,440
Furniture and Equipment:
  Machinery and equipment...................................          6               13
  Computers and equipment...................................         10               19
                                                                 ------          -------
                                                                     16               32
Less accumulated depreciation...............................         (1)              (6)
                                                                 ------          -------
  Net property and equipment................................         15               26
                                                                 ------          -------
          Total assets......................................     $1,455          $ 2,466
                                                                 ======          =======

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $   19          $    60
  Accrued liabilities.......................................         20              165
  Amounts due to Cardiovascular Dynamics....................         51               25
                                                                 ------          -------
          Total current liabilities.........................         90              250
Deferred liability..........................................         --              400
Commitments and contingencies (Note 5)
Stockholders' equity:
  Convertible Preferred Stock, $.001 par value;
     Authorized shares -- 20,000,000
  Redeemable Series A:
     Liquidation preference -- $1,511,855
     Issued and outstanding shares -- 2,325,930 at December
      31, 1997 and September 30, 1998.......................          2                2
  Series B:
     Issued and outstanding -- 750,000 and 2,250,000 at
      December 31, 1997 and September 30, 1998,
      respectively..........................................          1                2
  Common Stock, $.001 par value;
     Authorized shares -- 30,000,000
     Issued and outstanding shares -- none and 305,000 at
      December 31, 1997 and September 30, 1998,
      respectively..........................................         --               --
  Additional paid-in capital................................      1,493            2,984
  Deferred compensation.....................................         --              (15)
  Deficit accumulated during the development stage..........       (131)          (1,157)
                                                                 ------          -------
          Total stockholders' equity........................      1,365            1,816
                                                                 ------          -------
          Total liabilities and stockholders' equity........     $1,455          $ 2,466
                                                                 ======          =======

                            See accompanying notes.

                         RADIANCE MEDICAL SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                 PERIOD FROM
                                                               AUGUST 15, 1997       NINE MONTHS
                                                               (INCEPTION) TO           ENDED
                                                              DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                              -----------------   ------------------
                                                                                     (UNAUDITED)
Operating expenses:
  Research and development..................................        $ 131              $ 1,025
  General and administrative................................           18                   45
                                                                    -----              -------
Loss from operations........................................         (149)              (1,070)
Interest income.............................................           19                   44
                                                                    -----              -------
Loss before income taxes....................................         (130)              (1,026)
Provision for income taxes..................................            1                   --
                                                                    -----              -------
Loss before income taxes....................................        $(131)             $(1,026)
                                                                    =====              =======

                            See accompanying notes.

                         RADIANCE MEDICAL SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                            SERIES A REDEEMABLE         SERIES B                                                     DEFICIT
                                CONVERTIBLE           CONVERTIBLE                                                  ACCUMULATED
                              PREFERRED STOCK       PREFERRED STOCK       COMMON STOCK     ADDITIONAL   DEFERRED   DURING THE
                            --------------------   ------------------   ----------------    PAID-IN-    COMPEN-    DEVELOPMENT
                              SHARES     AMOUNT     SHARES     AMOUNT   SHARES    AMOUNT    CAPITAL      SATION       STAGE
                            ----------   -------   ---------   ------   -------   ------   ----------   --------   -----------
Convertible preferred
  stock issued on
  September 4, 1997 in
  exchange for licenses
  and patents.............         --      $--       750,000    $ 1          --    $--       $   --       $ --       $    --
Convertible preferred
  stock issued on
  September 10, 1997 for
  cash, net of offering
  costs of $15,400........  2,326,000        2            --     --          --               1,493         --            --
Net loss..................         --       --            --     --          --     --           --         --          (131)
                            ---------      ---     ---------    ---     -------    ---       ------       ----       -------
Balance at December 31,
  1997....................  2,326,000        2       750,000      1          --     --        1,493         --          (131)
Common stock issued on
  June 1, 1998 as officer
  compensation(*).........         --       --            --     --     300,000     --            9         (9)           --
Common stock issued(*)....         --       --            --     --       5,000     --           --         --            --
Preferred series B shares
  issued on warrant
  exercise(*).............         --       --     1,500,000      1          --     --        1,461         --            --
Deferred compensation
  resulting from option
  grants(*)...............         --       --            --     --          --     --           20        (20)           --
Amortization of deferred
  compensation(*).........         --       --            --     --          --     --           --         14            --
Net loss(*)...............         --       --            --     --          --     --           --         --        (1,026)
                            ---------      ---     ---------    ---     -------    ---       ------       ----       -------
Balance at September 30,
  1998(*).................  2,326,000      $ 2     2,250,000    $ 2     305,000    $--       $2,984       $(15)      $(1,157)
                            =========      ===     =========    ===     =======    ===       ======       ====       =======


                             TOTAL
                            -------
Convertible preferred
  stock issued on
  September 4, 1997 in
  exchange for licenses
  and patents.............  $    --
Convertible preferred
  stock issued on
  September 10, 1997 for
  cash, net of offering
  costs of $15,400........    1,496
Net loss..................     (131)
                            -------
Balance at December 31,
  1997....................    1,365
Common stock issued on
  June 1, 1998 as officer
  compensation(*).........       --
Common stock issued(*)....       --
Preferred series B shares
  issued on warrant
  exercise(*).............    1,463
Deferred compensation
  resulting from option
  grants(*)...............       --
Amortization of deferred
  compensation(*).........       14
Net loss(*)...............   (1,026)
                            -------
Balance at September 30,
  1998(*).................  $ 1,816
                            =======

---------------
(*)  Unaudited

                            See accompanying notes.

                         RADIANCE MEDICAL SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                PERIOD FROM
                                                              AUGUST 15, 1997        NINE MONTHS
                                                              (INCEPTION) TO            ENDED
                                                             DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                                             -----------------    ------------------
                                                                                     (UNAUDITED)
Operating activities:
Net loss...................................................       $ (131)              $(1,026)
Adjustments to reconcile net loss to cash used in operating
  activities:
  Depreciation and amortization............................            1                    20
  Changes in operating assets and liabilities:
     Prepaid expenses and other current assets.............          (18)                  (15)
     Accounts payable......................................           18                    41
     Accrued expenses......................................           20                   545
     Amounts due to Cardiovascular Dynamics................           51                   118
                                                                  ------               -------
Net cash used in operating activities......................          (59)                 (317)
Investing Activities:
  Purchases of furniture and equipment.....................          (16)                  (16)
                                                                  ------               -------
Net cash used in investing activities......................          (16)                  (16)
Financing activities:
  Proceeds from warrant exercise for preferred series B
     shares................................................           --                 1,462
  Payment of debt to affiliate.............................           --                  (144)
  Net proceeds from issuance of redeemable convertible
     preferred stock.......................................        1,497                    --
                                                                  ------               -------
Net cash provided by financing activities..................        1,497                 1,318
                                                                  ------               -------
Increase in cash...........................................        1,422                   985
Cash at beginning of period................................           --                 1,422
                                                                  ------               -------
Cash at end of period......................................       $1,422               $ 2,407
                                                                  ======               =======

                            See accompanying notes.

                         RADIANCE MEDICAL SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 1. BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES

  Business and Basis of Presentation

     Radiance Medical Systems, Inc. (formerly Radiis, Inc.) (the Company) was incorporated on August 15, 1997 in the State of Delaware. The Company's current activities include research and development of products used in the delivery of radiation therapy to the body and the use of facilitated force technology to treat diseases of the cardiovascular system.

     To December 31, 1997 and September 30, 1998 the Company has not generated revenues and has incurred net losses of $131 and $1.0 million, respectively. Successful completion of the Company's development program and achieving of profitable operations is dependent upon the company continuing to obtain financing to support its operations. Through September 30, 1998 the Company has financed its operations through the issuance of preferred stock totaling, net of issuance costs, $3.0 million. The Company plans to continue funding its operations through private placements of equity securities in 1998. The Company estimates these funds will be sufficient to support working capital until profitable operations are achieved, but that if not, operations can be scaled back to ensure the Company's ability to continue as a going concern.

  Unaudited Interim Financial Information

     The financial information at September 30, 1998 and for the nine months then ended is unaudited but includes all adjustments (consisting only or normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Results for the nine month period ended September 30, 1998 are not necessarily indicative of results that may be expected for the year ending December 31, 1998 or for any other period.

  Use of Estimates

     The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Furniture and Equipment

     Furniture and equipment, consisting primarily of office furnishings and computer equipment, are stated at cost. Depreciation is provided using the straight-line method based on the estimated useful lives of the related assets, generally three to five years, for furniture, computers and equipment.

  Stock Based Compensation

     The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, Accounting for Stock-Based Compensation, requires use of option valuation models that were not developed for use in valuing employee stock options. Through December 31, 1997 and September 30, 1998, the expenses associated with both employee and non-employee stock based compensation was not material.

                         RADIANCE MEDICAL SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  Year 2000 (Unaudited)

     The Company is in the process of determining that all of its software products are year 2000 compliant and what actions are required if any products are not year 2000 compliant. Management expects its existing internal system to be year 2000 compliant by the end of 1998. The Company does not anticipate incurring any costs which will have a significant effect on the Company's reported financial position.

  Income Taxes

     The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under the liability method, deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the difference are expected to reverse. Deferred tax assets are recognized and measured based on the likelihood of realization of the related tax benefit in the future.

 2. CARDIOVASCULAR DYNAMICS

  License Agreement

     In September 1997, the Company entered into a license agreement with CVD and issued 750,000 shares of Series B Convertible Preferred Stock and a warrant to purchase 1,500,000 shares of Series B Convertible Preferred stock. The Company obtained an exclusive worldwide license, subject to certain existing license agreements, to among other things design, develop, manufacture and sell products for the delivery of radiation therapy to the body and the use of facilitated force technology to treat diseases of the cardiovascular system. The Company is required to make quarterly royalty payments to the affiliated company at 7% of net sales of licensed products. At a minimum, the Company is required to remit royalty payments aggregating $500 to the affiliated company by January 1, 2005. In addition, commencing March 15, 1998, the Company began paying special minimum royalties of $3 quarterly through December 31, 1999. The license agreement expires at the later of the expiration of all licensed patents or twenty years.

  Merger Agreement

     In September 1998, CVD exercised the aforementioned warrant to purchase 1,500,000 Preferred Series B shares in Radiance Medical Systems, Inc. ("Radiance") for $0.975 per share or a total of $1.5 million, bringing CVD's ownership of the outstanding equity of Radiance to approximately 50 percent.

     In November 1998, the Radiance signed a definitive merger agreement with CVD, whereby CVD will acquire all of the outstanding shares which it does not already own, subject to the approval of the shareholders of both companies. Under the terms of the agreement, on the effective date of the merger, CVD will pay the shareholders of Radiance $3.00 for each share of Preferred Stock and $2.00 for each share of Common Stock for a total consideration of approximately $7.0 million, excluding the value of CVD stock options to be provided to Radiance employees in exchange for their Radiance stock options. The Radiance common stock options outstanding immediately prior to the closing of the merger will accelerate, vest and be converted into an option to acquire $2.00 of CVD Common Stock. In addition, Radiance share and option holders may receive product development milestone payments of $2.00 for each share of Preferred Stock and $3.00 for each share of Common Stock. The aforementioned development milestone payments may be increased up to 30%, or reduced or eliminated if the milestones are reached earlier or later, respectively, than the milestone target dates.

                         RADIANCE MEDICAL SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 3. STOCKHOLDER'S EQUITY

  Convertible Preferred Stock

     Holders of Series A Redeemable Convertible Preferred stock are entitled to receive dividends as and when declared by the Board of Directors and have preference over holders of Common or Series B Convertible Preferred stock. The preferred shareholders have voting rights equal to those of holders of the common stock, which is one vote for each share owned. At any time on or after September 10, 2003 and at the request of the holders of at least two-thirds of the outstanding Series A Redeemable Convertible Preferred stock, the Company will redeem the outstanding Series A Redeemable Convertible Preferred stock at $0.65 per share plus any declared but unpaid dividends over a period not to exceed two years from the date of request. At any time prior to redemption, the holders of the Series A Redeemable Convertible and Series B Convertible Preferred stock may convert any or all of their shares of preferred stock to common stock at a one for one conversation rate, subject to certain adjustments. In addition, the Series A Redeemable Convertible Preferred stock will be automatically converted into Common stock at the then applicable conversation rate, subject to certain adjustments. In addition, the Series A Redeemable Convertible Preferred stock will be automatically converted into Common stock at the then applicable conversion rate, in the event of a underwritten public offering of Common stock of not less than $8 million. The Series A Redeemable Convertible Preferred stockholders have a liquidation preference of $0.65 per share or the amount they would have received had they converted the Series A Redeemable Convertible Preferred to common stock immediately prior to such liquidation or winding up.

     The Series B Convertible Preferred stockholders have no right of redemption and have liquidation preferences over holders of Common Stock.

  Warrant

     The warrant issued to the Series B Redeemable Convertible shareholder affiliate, CVD, would have expired forty-eight months after the closing date of the Series A financing, August 8, 1997, and provided for the option to purchase up to 1,500,000 shares of Series B Redeemable Convertible Preferred stock at a price equal to the lesser of $2.05 per share or 150 percent of the per share price paid by the investors in the most recent Company financing. In September, 1998, the warrant was exercised at 150 percent of the $0.65 per share price paid by investors in the most recent Company financing or $0.975 per share for a total cost of $1.5 million.

  Stock Option Plan

     The Company's Incentive Stock Option Plan (the Plan) provides for the issuance to employees, officers, directors, consultants and business associates of up to 1,000,000 shares of Common Stock through the grant of stock options or issuance of Common Stock. The options generally have terms of approximately ten years and generally vest over four years. The Common Stock issuances generally will be restricted and vest over four years.

                         RADIANCE MEDICAL SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following table summarized the Company's stock option activity for the period of August 15, 1997 (inception) to September 30, 1998.

                                                              NUMBER OF    OPTION PRICE
                                                               SHARES       PER SHARE
                                                              ---------    ------------
Balance at August 15, 1997 (inception)......................         --          --
Granted.....................................................    225,000       $0.07
Cancelled...................................................    (10,000)      $0.07
                                                              ---------       -----
Balance at December 31, 1997................................    245,000       $0.07
                                                              ---------       -----
Granted(*)..................................................    315,000       $0.07
Cancelled(*)................................................         --          --
                                                              ---------       -----
Balance at September 30, 1998(*)............................    560,000       $0.07
                                                              =========       =====
Weighted average remaining contractual life.................  9.7 years
Weighted average fair value of options granted at grant
  date......................................................      $0.03

---------------
(*) Unaudited

     As of September 30, 1998, 16,000 options were exercisable and 125,000 shares of Common Stock were available for grant under the Plan.

     In calculating pro forma net loss, as required by SFAS No. 123, the fair value was estimated at the date of grant using the minimum value option pricing model with the following weighted-average assumptions for the options on the Company's Common Stock: risk-free interest rate of 5.47%; a dividend yield of 0%; volatility of the expected market price of the Company's Common Stock of 0; and a weighted-average expected life of the option of 10 years.

     In management's opinion, existing stock option valuation models do not provide a reliable single measure of the fair value of employee stock options that have vesting provisions and are not transferable. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Pro forma net loss for the period August 15, 1997 (inception) to December 31, 1997, and for the nine months ended September 30, 1998 is $131 and $1,026, respectively.

     On June 1, 1998, the Company issued 300,000 shares of restricted common stock as the sole compensation for the services of the chief executive officer for the following twelve-month period. The officer's interest in the shares vests, and the Company's right to buy unvested shares lapses, over a four-year period from the date of issue. Unless there is a change in control of the Company prior to such date, the Company retains the right to repurchase any unvested shares at $0.065 per share during the ninety-day period following the officer's termination of services.

 4. RELATED PARTY TRANSACTION

     During the period from August 15, 1997 (inception) to December 31, 1997 and for the nine months ended September 30, 1998, Cardiovascular Dynamics, a shareholder of the Company, incurred certain administrative and accounting expenses aggregating $51 and $118, respectively, on behalf of the company, and the Company owed $51 and $25 for these services at December 31, 1997 and September 30, 1998, respectively.

                         RADIANCE MEDICAL SYSTEMS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 5. COMMITMENTS AND CONTINGENCIES

     The Company leases its facilities under noncancellable operating leases which extend into the year 2000. Future minimum rentals under these leases as of December 31, 1997 are as follows:

1998...................................................  $13
1999...................................................   14
2000...................................................   14
                                                         ---
                                                         $41
                                                         ===

     Rent expense for the period of August 15, 1997 (inception) to December 31, 1997 was $4.

 6. PROVISION FOR INCOME TAXES

     Deferred income taxes reflect the net tax effect of temporary difference between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 1997, the Company had net deferred tax assets of approximately $56, respectively, which consists primarily of net operating loss carryforwards. A valuation allowance has been recorded to offset the entire amount of the net deferred tax assets.

     At December 31, 1997, for federal and state income tax purposes, the Company had net operating loss carryforwards of approximately $130, and $65, respectively, that will begin to expire in the year 2002.

                                    ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of November 3, 1998 (this "Agreement") is made and entered into by and among CardioVascular Dynamics, Inc., a Delaware corporation ("CVD"), CVD/RMS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CVD ("Sub"), and Radiance Medical Systems, Inc., a Delaware corporation ("Radiance")

     WHEREAS, the Board of Directors of each of CVD, Sub and Radiance believes it to be desirable and in the best interests of CVD, Sub and Radiance and each of their respective stockholders to merge Radiance with and into Sub (the "Merger"); and

     WHEREAS, CVD, Sub and Radiance desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions set forth in this Agreement, Radiance shall be merged with and into Sub in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"). Sub shall be the surviving corporation in the Merger (the "Surviving Corporation"). Sub and Radiance are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, each outstanding share of capital stock of Radiance shall be canceled and converted into the right to receive the Merger Consideration, in the manner provided in Article 2 hereof.

     1.2 Effective Time. At the Closing (as defined in Section 1.3), a certificate of merger (the "Certificate of Merger") shall be executed by the parties hereto and filed with the Secretary of State of the State of Delaware (the "Secretary of State"). The Merger shall become effective at the time of filing of the Certificate of Merger (the "Effective Time").

     1.3 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, at 10:00 a.m. on the date all of the conditions set forth herein have been satisfied or waived in accordance with this Agreement (the "Closing Date"). At the Closing, CVD, Sub and Radiance shall deliver the certificates and other documents and instruments required to be delivered hereunder.

     1.4  Certificate of Incorporation and Bylaws of the Surviving
Corporation. At the Effective Time: (i) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended; and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers of the Surviving Corporation. The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation from and after the Effective Time, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.6 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

     1.7 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the

Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

     1.8 Tax Treatment. The parties intend that the Merger be treated as a reorganization described in Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE 2

                               EXCHANGE OF SHARES

     2.1 Exchange of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of Sub or
Radiance:

     (a) Cancellation of Treasury Stock and Stock Owned by CVD. All shares of capital stock owned by Radiance as treasury stock and all shares of capital stock of Radiance owned by CVD or Sub shall be canceled and retired and shall cease to exist and no stock of CVD or other consideration shall be delivered in exchange therefor.

     (b) Determination of Merger Consideration. Each issued and outstanding share of Radiance common stock, $0.001 par value ("Radiance Common Stock"), and each issued and outstanding share of Radiance Series A Preferred Stock, $0.001 par value ("Radiance Preferred Stock"), issued and outstanding immediately prior to the Effective Time, except as otherwise provided in Section 2.1(a), shall be converted into the right to receive the Merger Consideration as follows:

          (i) Radiance Common Stock Merger Consideration. Each share of Radiance Common Stock issued and outstanding immediately prior to the Effective Time, without any action on the part of the holders thereof, shall be entitled to receive: (A) that number of shares of CVD common stock, par value $0.001 per share ("CVD Common Stock"), equal to Two Dollars ($2.00) of CVD Common Stock (the "Common Primary Consideration"), as determined in accordance with Section 2.1(b)(iii), below; (B) any Adjusted Additional Consideration, as set forth in Section 2.1(b)(iv); and (C) any Milestone Payments, as set forth in Section 2.1(b)(v) hereof. CVD shall pay all of the Common Primary Consideration, and any Adjusted Additional Consideration and Milestone Payments payable with respect to the Radiance Common Stock, in the form of shares of CVD Common Stock.

          (ii) Radiance Preferred Stock Merger Consideration. Each share of Radiance Preferred Stock issued and outstanding immediately prior to the Effective Time, without any action on the part of the holders thereof, shall be entitled to receive: (A) that number of shares of CVD Common Stock equal to Three Dollars ($3.00) of CVD Common Stock (the "Preferred Primary Consideration"), as determined in accordance with Section 2.1(b)(iii), below; (B) any Adjusted Additional Consideration, as set forth in Section 2.1(b)(iv) hereof; and (C) any Milestone Payments, as set forth in Section 2.1(b)(v) hereof. CVD may elect to pay a portion of such consideration in cash, as set forth in Sections 2.1(b)(iii) and 2.1(c). The Common Primary Consideration and the Preferred Primary Consideration are collectively referred to as the "Primary Consideration," as applicable, and together with any Adjusted Additional Consideration and any Milestone Payments, the "Merger Consideration."

          (iii) Value of Stock; Election of Radiance Stockholders; Form of Consideration. By December 15, 1998, each Radiance Stockholder shall elect either the method set forth in subsection 2.1(b)(iii)(A) below or subsection 2.1(b)(iii)(B) below to value the shares of CVD Common Stock to be received as part of the Primary Consideration. Any Radiance Stockholder who fails to make such election shall receive shares of CVD Common Stock valued as set forth in subsection 2.1(b)(iii)(B) below.

             (A) The value of the CVD Common Stock issued as part of the Primary Consideration shall be Three and 33/100 Dollars ($3.33) per share, which is the average of the closing prices of CVD Common Stock as reported on the Nasdaq National Market System ("Nasdaq") for the twenty trading days ending on the trading day preceding the date hereof (the "Average Signing Price"); provided, however, if the average of the closing prices of CVD Common Stock as reported on the Nasdaq for the twenty trading days ending on the trading day preceding the closing (the "Average

        Closing Price") shall be greater than Five Dollars ($5.00) or less than Two Dollars ($2.00) such value shall be adjusted as follows:

                (x) if the Average Closing Price is greater than $5.00, the value of CVD Common Stock issued as part of the Primary Consideration shall be a number equal to the Average Closing Price multiplied by a fraction, the numerator of which is the Average Signing Price and the denominator of which is $5.00; and

                (y) if the Average Closing Price is less than $2.00, the value of CVD Common Stock issued as part of the Primary Consideration shall be a number equal to the Average Closing Price multiplied by a fraction, the numerator of which is the Average Signing Price and the denominator of which is $2.00.

             In the event that the value of the CVD Common Stock is adjusted pursuant to this Section 2.1(b)(iii)(x) or 2.1(b)(iii)(y), the adjusted value shall be defined as the "Deemed Price."

             (B) The value of the CVD Common Stock issued as part of the Primary Consideration shall be the Average Closing Price.

             In addition, in the event that the Average Closing Price is less than Five Dollars ($5.00), CVD, at its option, subject to Section 2.1(d), may elect to pay up to thirty percent (30%) of the Primary Consideration in cash, which cash shall be allocated in accordance with and subject to the provisions of Section 2.1(c) (the "CVD Cash Amount"). For purposes of determining the CVD Cash Amount, each share of CVD Common Stock which could be issued as part of the Primary Consideration shall be valued, for Radiance stockholders electing the valuation method of subsection 2.1(b)(iii)(B), at the Average Closing Price, and for Radiance Stockholders electing the valuation method in subsection 2.1
        (b)(iii)(A), at the Average Signing Price; provided, however, that if the value of the CVD Common Stock is adjusted pursuant to this Section 2.1(b)(iii)(x) or 2.1(b)(iii)(y), the value of the CVD Common Stock shall be at the Deemed Price.

          (iv) Adjusted Additional Consideration. In the event that the registration statement described in Section 6.2 below is declared effective more than thirty (30) days after the Closing, and the closing price of CVD Common Stock as reported on Nasdaq on the trading day immediately preceding the effective date of the registration (the "Registration Date Price") of the CVD Common Stock is less than the Average Closing Price, CVD shall pay to each holder of Radiance Common Stock and Radiance Preferred Stock the difference between the Average Closing Price and the Registration Date Price per each share of CVD Common Stock issued to such holder pursuant to Sections 2.1(b)(i) and 2.1(b)(ii) (the "Adjusted Additional Consideration"). Any Adjusted Additional Consideration shall be paid by CVD to the holders of Radiance Common Stock and Radiance Preferred Stock within ten (10) days of the effective date of such registration, based upon the Registration Date Price, and shall be payable: (A) with respect to Radiance Preferred Stock, at CVD's option, in CVD Common Stock or cash, in accordance with Sections 2.1(b)(iii) and 2.1(c) and subject to Section 2.1(d); and (B) with respect to Radiance Common Stock, shall be payable by delivery of CVD Common Stock.").

          (v) Milestone Payments. Upon completion by CVD, Sub or their successors or assigns of the following milestones (each, a "Milestone") related to beta emitting balloon catheters for the treatment or prevention of restenosis, CVD shall pay within ten (10) days of achieving each Milestone to each holder of Radiance Common Stock and Radiance Preferred Stock and each person who held a Radiance Option immediately prior to the Effective Time the following milestone payments (the "Milestone Payments"):

             (A) $.4615 for each share of Radiance Common Stock (including shares underlying Radiance Options ) and $.3079 for each share of Radiance Preferred Stock, upon the approval of an IDE for the initiation of human clinical trials in the United States by April 30, 1999;

             (B) $.9231 for each share of Radiance Common Stock (including shares underlying Radiance Options ) and $.6153 for each share of Radiance Preferred Stock, upon CE Mark approval by June 30, 2000;

             (C) $.9231 for each share of Radiance Common Stock (including shares underlying Radiance Options ) and $.6153 for each share of Radiance Preferred Stock, upon acceptance by the FDA of a PMA filing in the United States by September 30, 2000; and

             (D) $.6923 for each share of Radiance Common Stock (including shares underlying Radiance Options ) and $.4615 for each share of Radiance Preferred Stock, upon PMA approval in the United States by October 31, 2001;

     provided, however, that each Milestone Payment will be increased by ten percent (10%) for each thirty (30) day period that such Milestone is achieved in advance of the respective achievement date, up to a maximum of one hundred and thirty percent (130%) of such Milestone Payment, and each Milestone Payment will be decreased by ten percent (10%) for each thirty
     (30) day period that such Milestone is not achieved following the respective achievement date. If a Milestone is not achieved on or before one-hundred and twenty (120) days following the respective achievement date, no payment shall be made with respect to such Milestone.

          (vi) Acceleration on Change of Control. In the event of a "Change of Control" of CVD, which is not approved by the CVD Board of Directors, all Milestone Payments remaining to be earned shall be accelerated and payable upon the Change of Control. In addition, in the event of any other Change of Control, CVD shall cause the successor or acquiring entity to assume all CVD's obligations hereunder, including the obligation to pay Milestone Payments when due and to fund development as required by Section 6.9 of this Agreement. For purposes hereof, "Change in Control" shall mean a change in ownership or control of CVD and/or the Surviving Corporation, or any successor thereto, effected through any of the following transactions:

             (A) the acquisition, directly or indirectly, by any person or related group of persons (other than CVD or a person that directly or indirectly controls, is controlled by, or is under common control with,
        CVD), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of CVD's outstanding securities pursuant to a tender or exchange offer made directly to CVD's stockholders; or

             (B) a change in the composition of the Board of Directors of CVD over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

             (C) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of CVD's and/or the Surviving Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

             (D) the sale, transfer or other disposition of all or substantially all of CVD's and/or the Surviving Corporation's assets; or

             (E) the acquisition, directly or indirectly, by any person or group of related persons (other than CVD or a wholly-owned subsidiary of CVD) of securities possessing more than fifty percent (50%) of the total combined voting power of the Surviving Corporation's outstanding securities.

          (vii) Form and Payment of Milestone Payment. Each Milestone Payment shall be payable in CVD Common Stock, valued at the average of the closing prices of CVD Common Stock as reported on Nasdaq for the twenty (20) trading days ending on the trading day preceding the day that a Milestone is achieved (with respect to any particular Milestone, the "Average Milestone Price"). If any Average Milestone Price is less than Five Dollars ($5.00), CVD, at its option, subject to Section 2.1(d), may pay up to thirty percent (30%) of such Milestone Payment in cash, which cash shall be allocated in accordance with Section 2.1(c); provided, however, that Milestone Payments with respect to Radiance Common Stock and Radiance Options outstanding immediately prior to the Effective Time shall be made only in shares of CVD Common Stock.

          (viii) Adjustments for Recapitalizations, Etc. If prior to the payment of the last Milestone Payment hereunder the outstanding shares of CVD Common Stock shall have been changed into a different number of shares or different class, by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration remaining to be paid shall be adjusted correspondingly to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (ix) Potential Escrow of Milestone Payments. In the event CVD has pending claims for CVD Indemnifiable Damages (as that term is defined in Section 9.2(a)) made during the Indemnification Period, then all or a portion of any subsequent Milestone Payments shall be deposited in escrow, pursuant to the terms of an Escrow Agreement, substantially in the form of Exhibit A (the "Escrow Agreement"), by and among CVD, Michael Henson as representative of the Radiance Stockholders) (the "Representative") [Southern California Bank], as escrow agent (the "Escrow Agent"). The total amount of such Milestone Payments deposited shall not exceed the amount of the then pending claims, with the CVD Common Stock valued at the applicable Average Milestone Price as specified in Section 2.1(b)(vii). Any excess of Milestone Payments over the amount of the then pending claims, and any Milestone Payments payable at such time that no claims are pending, shall be paid to the persons entitled thereto pursuant to Section 2.1(b)(v). Any shares of CVD Common Stock included with the Milestone Payments that are deposited into escrow shall be registered in the names of the holders, immediately prior to the Effective Time, of Radiance Preferred Stock, Radiance Common Stock and Radiance Options, but shall be held by the Escrow Agent, such deposit to constitute an escrow fund to be governed by the terms set forth herein and in the Escrow Agreement. The adoption and approval of the Merger by the Radiance stockholders shall constitute initial approval of the Escrow Agreement and of the appointment of Michael Henson as the Representative.

     (c) Optional Cash or Stock Election. In the event that CVD elects to pay a portion of the Merger Consideration in cash, as set forth in Sections 2.1(b)(iii), 2.1(b)(iv) and 2.1(b)(vii), and subject to the allocation and election procedure set forth in this Section 2.1(c), each record holder of shares of Radiance Preferred Stock immediately prior to the Effective Time will be entitled to elect to receive all or a portion of such Merger Consideration in cash (a "Cash Election"). All such elections shall be made concurrently with the election set forth in Section 2.1(b)(iii) on a form designed for that purpose and shall indicate the percentage of the Merger Consideration such holder desires to receive in cash. If the aggregate amount of cash to be paid by CVD at the time of any payment is insufficient to satisfy all Cash Elections, such cash shall be distributed among the holders of Radiance Preferred Stock, pro rata, in accordance with the relative amounts of cash indicated by such Cash Election. To the extent that the amount of cash to be paid by CVD exceeds the aggregate amount indicated by such Cash Elections, all such Cash Elections shall be satisfied and the remaining cash shall be distributed, to all holders of Radiance Preferred Stock immediately prior to the Effective Time, pro rata, based on the number of shares of Radiance Preferred Stock held by each such holder immediately prior to the Effective Time. Any holder of Radiance Preferred Stock who does not submit a Form of Election prior to the Effective Date shall be deemed to have made an election to receive cash in a percentage equal to the percentage of cash which CVD has elected to pay pursuant to Sections 2.1(b)(iii), 2.1(b)(iv) and 2.1(b)(vii).

     (d) Limit on Payment of Cash Consideration. Notwithstanding any other provision in this Agreement, in no event shall the total amount of cash to be paid by CVD as a component of the Merger Consideration, including any cash paid pursuant to Sections 2.2 and 2.3, exceed thirty percent (30%) of the total of all of the Merger Consideration, valuing each share of CVD Common Stock for this purpose at its fair market value on the date each share is payable hereunder, which fair market value shall be the closing price of CVD Common Stock as reported on Nasdaq on the trading day immediately preceding the payment date of such share reduced by a reasonable discount for the shares that are not registered but are subject to registration as provided in this Agreement, which discount shall be determined by CVD in its reasonable judgment.

     2.2  Dissenting Shares.

     (a) Notwithstanding anything to the contrary in this Agreement, each share of Radiance Common Stock and Radiance Preferred Stock issued and outstanding immediately prior to the Effective Time that is held by any stockholder who has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and the California General Corporation Law ("CGCL"), as applicable, and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), but shall be entitled only to such rights as are granted by the applicable provisions of the DGCL and CGCL, as applicable; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL and CGCL, as applicable, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration pursuant to
Section 2.1(b).

     (b) Radiance shall give CVD (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provision of the DGCL and CGCL, as applicable, relating to the appraisal process received by Radiance and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL and CGCL, as applicable, with the participation of Radiance. Radiance will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of CVD, settle or offer to settle any such demands.

     2.3 Fractional Shares. No fractional shares of CVD Common Stock shall be issued, but in lieu thereof each holder of shares of Radiance Common Stock, Radiance Preferred Stock and Radiance Options who otherwise would be entitled to receive a fraction of a share of CVD Common Stock (after aggregating all fractional shares of CVD Common Stock to be received by such holder), shall receive from CVD an amount of cash (rounded up to the nearest whole cent) equal to the product of the fraction of a share of CVD Common Stock to which such holder would otherwise be entitled, times the Average Closing Price.

     2.4 Treatment of Radiance Options. Each Radiance Option shall accelerate and vest immediately prior to the Closing and, to the extent not exercised at the Closing, shall be assumed by CVD. Each Radiance Option to purchase one share of Radiance Common Stock shall be converted into an option, at the same exercise price, to purchase that number of shares of CVD Common Stock as equals Two Dollars ($2.00), based upon the Average Closing Price.

     2.5  Exchange of Certificates.

     (a) Exchange Agent. Prior to the Effective Time, CVD shall designate a bank or trust company reasonably acceptable to Radiance (the "Exchange Agent"). On the Closing Date, CVD shall deposit with the Exchange Agent a combination of cash and certificates representing the number of duly authorized whole shares of CVD Common Stock issuable in connection with the Merger which shall comprise the Merger Consideration as of the Closing Date, plus an amount of cash equal to the aggregate amount payable in lieu of fractional shares in accordance with Section 2.3, to be held for the benefit of and distributed to such holders in accordance with this Section 2.5. The Exchange Agent shall agree to hold such shares of CVD Common Stock and funds (such shares of CVD Common Stock and funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section 2.5 and upon such additional terms as may be agreed upon by the Exchange Agent, Radiance and CVD before the Effective Time. If for any reason (including losses) the amount of cash in the Exchange Fund is inadequate to pay the cash amounts to which holders of shares of Radiance Common Stock and Radiance Preferred Stock shall be entitled pursuant to Section 2.3, CVD shall make available to the Surviving Corporation additional funds for the payment thereof.

     (b) Radiance Stock Exchange Procedures. As soon as reasonably practicable after the Effective Time, CVD shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which,
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

immediately prior to the Effective Time, represented outstanding shares of Radiance Common Stock and Radiance Preferred Stock (individually, a "Certificate" and collectively, the "Certificates"), and whose shares are to be exchanged pursuant to Section 2.1 into the right to receive the Merger
Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CVD may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of CVD Common Stock constituting the Merger Consideration and cash (whether in lieu of fractional shares or as a component of the Merger Consideration). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of CVD Common Stock constituting the Merger Consideration, any cash component of the Merger Consideration and the cash amount payable in lieu of fractional shares in accordance with Section 2.3, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Radiance Common Stock or Radiance Preferred Stock which is not registered in the transfer records of Radiance, a certificate representing that number of whole shares of CVD Common Stock constituting the Merger Consideration, any cash component of the Merger Consideration and the cash amount payable in lieu of fractional shares in accordance with Section 2.3, may be paid and issued to a transferee if the Certificate representing such Radiance Common Stock or Radiance Preferred Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5(b), each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of CVD, except as limited by paragraph (c) below, to represent ownership of the number of shares of CVD Common Stock into which the number of shares of Radiance Common Stock or Radiance Preferred Stock shown thereon have been converted as contemplated by this Article 2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to CVD Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CVD Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3 until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section 2.5. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of CVD Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of CVD Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of CVD Common Stock.

     (d) No Further Ownership Rights in Radiance Stock and Radiance
Options. Each holder of Radiance Common Stock and/or Radiance Preferred Stock that have been converted into the Merger Consideration, upon surrender to the Exchange Agent of Certificates in accordance with the terms hereof, together with a properly completed letter of transmittal and Form of Election covering such Radiance Preferred Stock and other customary documentation, will be entitled to receive the Merger Consideration payable in respect of such Radiance Common Stock and/or Radiance Preferred Stock. As of the Effective Time, all such Radiance Common Stock and/or Radiance Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of Certificates previously representing any such Radiance Common Stock and/or Radiance Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the certificates representing such Radiance Common Stock and/or Radiance Preferred Stock, as contemplated hereby. From and after the Effective Time, the stock transfer books of Radiance shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Radiance Common Stock and Radiance Options which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.5.

                                   ARTICLE 3
                  6 REPRESENTATIONS AND WARRANTIES OF RADIANCE

     Radiance represents and warrants to CVD and Sub that:

     3.1 Organization and Qualification. Radiance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Radiance is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a materially adverse effect on the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), prospects, or results of operations of Radiance (a "Material Adverse Effect"). Subject to obtaining Radiance Stockholder's Approval, Radiance has all requisite corporate power and authority to execute and deliver this Agreement.

     3.2 Subsidiaries. Radiance does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, or other entity.

     3.3 Authority Relative to this Agreement. Subject to obtaining Radiance Stockholders' Approval, Radiance has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Radiance and the consummation by Radiance of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Radiance, the Board of Directors of Radiance has agreed to recommend adoption of this Agreement by the stockholders of Radiance and directed that this Agreement be submitted to the stockholders of Radiance for their consideration, and no other corporate proceedings on the part of Radiance or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Radiance and the consummation by Radiance of the transactions contemplated hereby, other than obtaining Radiance Stockholders' Approval. Radiance Stockholders' Approval means the requisite approvals of the shareholders of Radiance of this Agreement and the Merger required by the DGCL and the CGCL, as applicable, and the Certificate of Incorporation and Bylaws of Radiance. Radiance has received and has provided to CVD the voting agreements of the Radiance stockholders listed on Schedule 3.3 to approve the Merger. Subject to obtaining Radiance Stockholders' Approval, this Agreement has been duly authorized and validly executed by Radiance and constitutes a valid and legally binding obligation of Radiance, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.4  Capital Stock of Radiance.

     (a) The authorized capital stock of Radiance consists of 30,000,000 shares of Radiance Common Stock and 20,000,000 shares of Radiance preferred stock, of which 2,700,000 shares are designated as Series A Convertible Preferred and 2,250,000 of which are designated as Series B Convertible Preferred Stock. As of the date hereof, 315,000 shares of Common Stock, 2,325,930 shares of Series A Convertible Preferred Stock and 2,250,000 shares of Series B Convertible Preferred Stock, were issued and outstanding and no shares of Common Stock are held by Radiance in its treasury. As of the date hereof, there are outstanding Radiance Options to purchase approximately 550,000 shares of Radiance Common Stock and no unvested options; and 1,000,000 shares of Radiance Common Stock are reserved for issuance upon the exercise of Radiance Options. Except as disclosed in Section 3.4 of the Radiance Disclosure Schedule, all outstanding shares of capital stock of Radiance are duly authorized, validly issued, fully paid, and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes, or other indebtedness of Radiance having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Radiance may vote. Except as set forth in Section 3.4 of the Radiance Disclosure Schedule, as of the date hereof, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which Radiance is a party or by which it is bound obligating Radiance to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Radiance or obligating Radiance to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (together, "Options"). Except as disclosed in Section 3.4 of the Radiance Disclosure Schedule, as of the date hereof, there are no outstanding contractual obligations of Radiance to repurchase, redeem, or otherwise acquire any shares of capital stock of Radiance. Radiance has furnished to CVD true and correct copies of Radiance's Certificate of Incorporation and Bylaws as in effect as of the date hereof. The offers and sales of all of the outstanding shares of capital stock of Radiance were at all relevant times either registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws or exempt from such requirements.

     (b) Radiance acknowledges that the offering and sale of the CVD Common Stock to be issued in exchange for all the outstanding shares of capital stock of Radiance and upon exercise of Radiance Options have not been registered with the Securities and Exchange Commission (the "SEC") or any state securities laws and is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). To the actual knowledge of Radiance, without investigation, the holders of all the outstanding shares of capital stock of Radiance fulfill, and will fulfill as the Effective Time, the investor suitability requirements under Section 4(2) of the Securities Act and Regulation
D. Radiance shall use its best efforts to obtain from each Radiance shareholder a confirmation that such shareholder is an "accredited investor" as defined under Regulation D. Notwithstanding anything herein to the contrary, Radiance assumes no responsibility for CVD's compliance with the applicable federal and state securities laws in connection with the Merger and issuance of CVD Common Stock and CVD options. Radiance acknowledges that the shares of CVD Common Stock are restricted securities and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

     (c) Except as disclosed in Section 3.4(c) of the schedule attached hereto (the "Radiance Disclosure Schedule"), there are no (i) outstanding Options obligating Radiance or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Radiance.

     3.5  Non-Contravention; Approvals and Consents.

     (a) Except as disclosed in Section 3.5 of Radiance Disclosure Schedule, and except for the filing of the Agreement of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, the execution and delivery of this Agreement by Radiance does not, and the performance by Radiance of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any pledges, claims, liens, charges, encumbrances, and security interests of any kind or nature whatsoever (collectively, "Liens") upon any of the assets or properties of Radiance under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of Radiance, or
(ii) (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license (together, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to Radiance or any of its assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which Radiance is a party or by which Radiance or any of its assets or properties is bound, excluding from the foregoing clauses (x) and

(y) conflicts, violations, breaches, defaults, payments, reimbursements, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Radiance or on the ability of Radiance to consummate the transactions contemplated by this Agreement.

     (b) Other than obtaining Radiance Stockholder's Approval and except as disclosed in Section 3.5 of Radiance Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any contract to which Radiance is a party or by which Radiance or any of its assets or properties is bound for the execution and delivery of this Agreement by Radiance, the performance by Radiance of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Radiance or on the ability of Radiance to consummate the transactions contemplated by this Agreement.

     3.6 Financial Statements. Radiance has delivered to CVD a true and complete copy of the following financial statements: (i) the audited balance sheets of Radiance as of December 31, 1997 and the related audited statement of operations for the fiscal year then ended; and (ii) the unaudited balance sheet of Radiance as of June 30, 1998 and the unaudited statement of operations for such interim period (the "Radiance Financial Statements'). As of their respective dates and for the respective periods then ended, the audited financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in Radiance Financial Statements
(A) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (B) fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Radiance and to the absence of certain footnote disclosures) the financial position of Radiance as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

     3.7 Absence of Changes. Except as disclosed in Section 3.7 of the Radiance Disclosure Schedule and except for matters reflected or reserved against in the balance sheet for the period ended December 31, 1997 included in Radiance Financial Statements, since December 31, 1997 Radiance has conducted its business only in the ordinary course, consistent with past practice and there has been no change and no development in the business, properties, operations, condition (financial or otherwise), or results of operations of Radiance that had or could reasonably be expected to have a Material Adverse Effect other than those occurring as a result of general economic or financial conditions or other developments that are not unique to Radiance but also affect other persons who participate or are engaged in the lines of business in which Radiance participates or is engaged, or other than those occurring as a result of this Agreement and the transactions contemplated hereby.

     3.8 Absence of Undisclosed Liabilities. Except for liabilities that are disclosed in this Section 3 and/or in the Radiance Disclosure Schedule and except for matters reflected or reserved against in the balance sheet for the period ended December 31, 1997 or in the June 30, 1998 Radiance balance sheet for the period ended June 30, 1998 included in Radiance Financial Statements, Radiance did not have at such date, nor has Radiance incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a balance sheet of Radiance (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to have a Material Adverse Effect on Radiance.

     3.9 Legal Proceedings. Except as disclosed in Section 3.9 of Radiance Disclosure Schedule, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Radiance, threatened against, relating to or affecting, nor to the knowledge of Radiance are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Radiance or any of its assets and properties which could reasonably be expected to have a Material Adverse Effect on Radiance or on the ability of Radiance to consummate the transactions contemplated by this Agreement, and (ii) Radiance is not subject to any Order of any Governmental or Regulatory Authority which is having or could be reasonably expected to have a Material Adverse Effect on Radiance, or on the ability of Radiance to consummate the transactions contemplated by this Agreement.

     3.10 Contracts and Commitments. Section 3.10 of Radiance Disclosure Schedule contains a true and complete list of each of the following written, or to Radiance's knowledge, oral, contracts (the "Material Contracts") to which Radiance is a party: (i) all Contracts (excluding Radiance Employee Benefit Plans which can be terminated at will without subjecting Radiance to cost or penalty) providing for a commitment for employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any employee; (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Radiance to engage in any business activity or compete with any Person in connection with its business or prohibiting or limiting the ability of any Person to compete with Radiance in connection with its business; (iii) all partnership, joint venture, stockholders' or other similar Contracts with any Person in connection with Radiance's business; (iv) all Contracts relating to the future disposition or acquisition of assets of Radiance, other than as contemplated by this Agreement or dispositions or acquisitions in the ordinary course of business; (v) all other Contracts with respect to Radiance that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Radiance of more than $25,000 annually and (B) cannot be terminated within sixty (60) days after giving notice of termination without resulting in any material cost or penalty to Radiance. To the knowledge of Radiance, there is no default or event that with notice or lapse of time, or both, would constitute a material default by Radiance under any of the Material Contracts to which it is a party. Radiance has not received notice of a default under any Material Contract by any party thereto. Each of the Material Contracts is enforceable against Radiance in accordance with its terms, except as such enforceability may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws relating to rights of creditors. Radiance has not received notice that any party to any of the Material Contracts intends to cancel or terminate any of the Material Contracts or to exercise or not exercise any options under any of the Material Contracts.

     3.11 Taxes. Radiance has filed all tax returns that are required to have been filed by it in any jurisdiction for all periods ending on or prior to the date hereof and to the knowledge of Radiance such tax returns are true, correct and complete in all material respects, and to its knowledge Radiance has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Radiance has set aside on its books reserves (segregated to the extent required by generally accepted accounting principles, consistently applied throughout the specified period and in the immediately comparable period) deemed by it in its reasonable discretion to be adequate. Radiance has no knowledge of any proposed material tax assessment, obligation or other claim against Radiance. There are no material liens for taxes upon any property or assets of Radiance, except for liens for taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service ("IRS") or any other governmental taxing authority with respect to taxes of Radiance which, if decided adversely would have a Material Adverse Effect on Radiance. Radiance is not a party to any agreement providing for the allocation or sharing of taxes with any entity other than agreements the consequences of which are adequately reserved for in Radiance Financial Statements. Radiance has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of
Section 341(f) of the Code.

     3.12  Employee Benefit Plans.

          (a) Except as set forth in Section 3.12 of Radiance Disclosure Schedule, Radiance has no Employee Benefit Plan or other Plan, except for such Employee Benefit Plans and other Plans which are provided and maintained by CVD.

          (b) As used herein:

             (i) "Employee Benefit Plan" means any Plan entered into, established, maintained, contributed to or required to be contributed to by Radiance and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

             (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workers' compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     3.13 Title to Assets. Radiance is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all of its properties and assets primarily used in its business and material to the condition (financial or other) of such business, free and clear of all Liens, except (i) the lien for current taxes, payments of which are not yet delinquent,
(ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair Radiance's business operations (in the manner presently carried on by Radiance) or (iii) as disclosed in Radiance Financial Statements, and except for such matters which, individually or in the aggregate, would not have a Material Adverse Effect on Radiance. All leases under which Radiance leases any substantial amount of real or personal property have been made available to CVD and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default by Radiance or to the knowledge of Radiance any event which with notice or lapse of time or both would become a default by Radiance other than defaults under such leases which in the aggregate would not have a Material Adverse Effect on Radiance.

     3.14 Permits, Etc. Radiance owns or validly holds all material licenses, permits, certificates of authority, registrations, franchises and similar consents granted or issued by any applicable Governmental or Regulatory Authority, used or held for use which are required to conduct and material to the condition of its business.

     3.15 Compliance with Laws. To the knowledge of Radiance, Radiance is not in violation of, nor has it violated, any applicable provisions of any Laws or any term of any Order binding against it, except for violations which do not have and would not have, a Material Adverse Effect on Radiance. Section 3.15 of Radiance Disclosure Schedule sets forth a complete list of Radiance's licenses, permits and authorizations ("Permits") other than those not material to the business or operations of Radiance. Since December 31, 1997, no state or federal governmental entity has revoked or materially limited any license or certificate of authority of Radiance material to its business, and no investigation or proceeding is pending or, to Radiance's knowledge, threatened, which involves the revocation or material limitation of any of such licenses or certificates. Radiance has no knowledge of any information which would lead Radiance to believe that any licenses or permits necessary to the conduct of the business of Radiance as presently conducted will not remain in full force and effect for the complete duration of their terms. Radiance has made available to CVD all material filings made to, and all inspection or compliance reports or correspondence received from, Governmental Entities for the last three years and will make available to CVD all other Permits as requested by CVD. To the knowledge of Radiance, each of such filings was in material compliance with all applicable laws and regulations.

     3.16 FDA Matters. Except as otherwise set forth in Section 3.16 of Radiance Disclosure Schedule:

     (a) To the knowledge of Radiance, Radiance is in compliance in all material respects with all current applicable laws, statutes, rules, regulations, standards, guides or orders administered, issued or enforced by the FDA or any other Governmental or Regulatory Authority having regulatory authority or jurisdiction over the products and operations of Radiance.

     (b) Radiance has not received from the FDA or any other Governmental or Regulatory Authority, and Radiance has no knowledge of any facts which would furnish any reasonable basis for, any notice of adverse findings, FDA Form 483 inspectional observations, regulatory letters, notices of violations, warning letters, Section 305 criminal proceeding notices under the Federal Food, Drug and Cosmetic Act or other similar communication from the FDA or other Governmental or Regulatory Authority, and to the knowledge of Radiance there have been no seizures conducted or threatened by the FDA or other Governmental or Regulatory Authority.

     (c) To the knowledge of Radiance, there are no facts which are reasonably likely to cause (i) the non-approval or non clearance, denial, withdrawal, recall or require suspension or additional approvals or clearances of any products intended to be sold by Radiance, or (ii) a change in the manufacturing, marketing classification, labeling or intended use of any such products.

     3.17  Labor Controversies.

     (a) There are no material controversies pending or, to the knowledge of Radiance, threatened between Radiance and any representatives of any of Radiance's employees.

     (b) To the knowledge of Radiance, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Radiance.

     (c) To the knowledge of Radiance, Radiance has complied in all material respects with all laws relating to the employment of labor, including without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, with respect to its employees on the Radiance payroll.

     (d) To the knowledge of Radiance, no person has asserted that Radiance is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing (subject to the proviso set forth in subparagraph (a) above), except for such controversies, organizational efforts, non-compliance and liabilities which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Radiance.

     3.18 Insurance. Section 3.18 of Radiance Disclosure Schedule lists all policies of fire, liability, life and employee health, environmental, errors and omissions, workers' compensation and other forms of insurance currently held and maintained by Radiance (the "Insurance Policies"). Radiance believes that such Insurance Policies are commercially reasonable in amount and coverage. To the knowledge of Radiance, all of the Insurance Policies are in full force and effect, all billed premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will have been paid on or prior to the Closing Date and no written notice of cancellation or termination has been received with respect to any such Policy, except for failures to pay or cancellations or terminations which would not reasonably be expected to have a Material Adverse Effect on Radiance.

     3.19 Guaranties. Radiance has not executed any guaranty or otherwise agreed to be a guarantor of any liability or obligation (including indebtedness) of any other person.

     3.20 Tax-Free Reorganization. Radiance has not taken and has not agreed to take any action that would interfere with the ability of CVD to treat the Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     3.21 Board of Directors and Stockholder Approval. The Board of Directors has approved and adopted this Agreement and has authorized the officers of Radiance to enter into this Agreement and to submit it to the Radiance stockholders for their approval.

     3.22 Brokers and Finders. Other than Roberts Mitani Capital, LLC, Radiance has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. Radiance is solely responsible for the payment of any fee, commission or reimbursement that may be due to or become payable to Roberts Mitani Capital, LLC, in connection with the transactions contemplated by this Agreement.

     3.23 Full Disclosure. No information furnished by or on behalf of Radiance to CVD pursuant to this Agreement and any information contained in Radiance Disclosure Schedule and other Schedules to this Agreement, at any time prior to the Closing Date, contains nor will contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF CVD AND SUB

     CVD and Sub jointly and severally represent and warrant to Radiance as follows:

     4.1 Organization of Buyer. Each of CVD and Sub is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction. CVD and Sub has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted and as proposed to be conducted pursuant to this Agreement. CVD is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a materially adverse effect on the business, condition (financial or otherwise), properties, assets, including intangible assets, liabilities (including contingent liabilities), prospects, or results of operations of CVD (a "Material Adverse Effect").

     4.2 Authorization. Each of CVD and Sub has full corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements by CVD have been duly authorized and approved by the Board of Directors of CVD and does not require any further authorization or consent of CVD other than approval by its stockholders. This Agreement has been duly authorized, validly executed and delivered by CVD and constitutes the legal, valid and binding obligations of CVD enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights, and
(ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     4.3  Capital Stock of CVD and Sub.

     (a) The authorized capital stock of CVD consists of 30,000,000 shares of CVD Common Stock and 7,560,000 shares of preferred stock. As of October 29, 1998, 9,536,557 shares of Common Stock and no shares of preferred stock, were issued and outstanding and 685,975 shares of CVD Common Stock are held by CVD in its treasury. As of the Effective Time, there will be outstanding options to purchase approximately 1,455,000 shares of CVD Common Stock (the "CVD Options"); and 291,000 shares of CVD Common Stock are reserved for issuance upon the exercise of the CVD Options. All outstanding shares of capital stock of CVD are duly authorized, validly issued, fully paid, and nonassessable and not subject to preemptive rights and such capital stock has been issued in full compliance with all applicable federal and state securities laws. There are no bonds, debentures, notes, or other indebtedness of CVD having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of CVD may vote. Except as set forth above, as of the date hereof, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which CVD is a party or by which it is bound obligating CVD to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of CVD or obligating CVD to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (together, "Options"). As of the date hereof, there are no outstanding contractual obligations of CVD to repurchase, redeem, or otherwise acquire any shares of capital stock of CVD. CVD has furnished to Radiance true and correct copies of CVD's Certificate of Incorporation and Bylaws as in effect as of the date hereof. The authorized capital stock of Sub consists of 100 shares of common stock, $.001 par value, of which 100 shares are issued and outstanding and owned of record by CVD. There are no outstanding options, warrants, or other rights to subscribe for or purchase from CVD any capital stock of Sub, or securities convertible into Sub.

     (b) Except as disclosed in Section 4.3(b) of the schedule attached hereto (the "CVD Disclosure Schedule"), there are no (i) outstanding Options obligating CVD or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than CVD.

     4.4  Non-Contravention; Approvals and Consents.

     (a) Except as disclosed in Section 4.4 of CVD Disclosure Schedule, and except for the filing of the Agreement of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, the execution and delivery of this Agreement by CVD does not, and the performance by CVD of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any pledges, claims, liens, charges, encumbrances, and security interests of any kind or nature whatsoever (collectively, "Liens") upon any of the assets or properties of CVD under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of CVD, or (ii) (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license (together, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to CVD or any of its assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which CVD is a party or by which CVD or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, payments, reimbursements, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), prospects, or results of operations of CVD (a "Material Adverse Effect") on CVD or on the ability of CVD to consummate the transactions contemplated by this Agreement.

     (b) Except as disclosed in Section 4.4 of CVD Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any contract to which CVD is a party or by which CVD or any of its assets or properties is bound for the execution and delivery of this Agreement by CVD, the performance by CVD of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on CVD or on the ability of CVD to consummate the transactions contemplated by this Agreement.

     4.5 No Litigation or Regulatory Action. There are no lawsuits, claims, suits, proceedings or investigations pending or, to CVD's knowledge, threatened which (i) question the legality of the transactions contemplated by this Agreement or (ii) could reasonably be expected to have a material adverse effect on CVD's ability to perform its obligations under this Agreement. There is no action, suit, proceeding or investigation by CVD currently pending or which it intends to initiate. CVD is not subject to any Order of any Governmental or Regulatory Authority which is having or could reasonably be expected to have a Material Adverse Effect on CVD, or on the ability of CVD or Sub to consummate the transactions contemplated by this Agreement.

     4.6 SEC Documents. CVD has delivered or made available to Radiance true and correct copies of each registration statement, report, definitive proxy statement or definitive information statement and all exhibits thereto filed (including exhibits and any amendments thereto) since January 1, 1997 with the SEC under or pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (collectively, the "CVD Reports"). As of their respective dates, or as subsequently amended prior to the Closing Date, the CVD Reports complied in all material respects with the requirements of the Exchange Act applicable to such CVD Reports, and none of the CVD Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CVD included in the CVD Reports comply in all material respects with applicable accounting requirements in the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as maybe indicated in the notes thereto) and fairly present the consolidated financial position of CVD and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, the absence of notes and as permitted by Form 10-Q of the Exchange Act). As of their respective dates, the CVD Reports complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act.

     4.7 Brokers and Finders. Other than Wedbush Morgan, CVD has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. CVD is solely responsible for the payment of any fee, commission or reimbursement that may be due to or become payable to Wedbush Morgan in connection with the transactions contemplated by this Agreement.

     4.8  Taxes.

     (a) Prior to the Merger, CVD will be in control of Sub within the meaning of Section 368(c) of the Code. CVD will not cause or permit Sub to issue additional shares of its stock that would result in CVD losing control of Sub within the meaning of Section 368(c) of the Code. No stock of Sub will be issued in the Merger.

     (b) During its corporate existence, Sub has owned no assets, and prior to the Merger shall not own any assets other than the shares of CVD to be distributed in the Merger.

     (c) As of the date hereof and as of the Effective Time, CVD has no plan or intention to reacquire any of its stock to be distributed in the Merger.

     4.9 CVD Stock Issued in Merger. The shares of CVD Common Stock to be issued in the Merger will, when issued and delivered to the shareholders of Radiance as a result of the Merger and pursuant to the terms of this Agreement, be duly and validly authorized and issued, fully paid, non-assessable and free of preemptive rights of any securityholder of CVD, and issued in compliance with applicable federal and state securities laws.

     4.10 Full Disclosure. No information furnished by or on behalf of CVD to Radiance pursuant to this Agreement and any information contained in the CVD Disclosure Schedule and other Schedules to this Agreement, at any time prior to the Closing Date, contains nor will contain any untrue statement of a material

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

fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                   ARTICLE 5

                                   COVENANTS

     5.1 Covenants of Radiance. At all times from and after the date hereof until the Effective Time, Radiance covenants and agrees as to itself that (except as expressly contemplated or permitted by this Agreement, or to the extent that CVD and Sub shall otherwise consent in writing):

     (a) Radiance shall conduct its business only in, and Radiance shall not take any action except in, the ordinary course consistent with past practice.

     (b) Without limiting the generality of paragraph (a) of this Section, except as otherwise disclosed in Section 5.1 of Radiance Disclosure Schedule, as applicable, and except as contemplated or permitted by this Agreement, (i) Radiance shall use all commercially reasonable efforts to preserve intact in all material respects its present business organization and reputation, to keep available the services of its key officers and employees, to maintain its respective assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and business in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all Laws and Orders of all Governmental or Regulatory Authorities applicable to them, and (ii) Radiance shall not:

          (A) amend or propose to amend its Certificate of Incorporation or Bylaws;

          (B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
     (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or
     (z) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock or any Option with respect thereto, except for the repurchase of capital stock from employees pursuant to existing agreements providing for the repurchase of such shares of capital stock upon termination of employment at the employee's cost therefor;

          (C) except for x) the grant of stock and/or stock options which have not been granted pursuant to the 1,000,000 shares currently authorized under the 1997 Radiance Stock Option Plan and y) the issuance of Radiance capital stock upon exercise or conversion of presently outstanding warrants, options, rights or convertible securities in accordance with their present terms, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto, or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto;

          (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Radiance;

          (E) other than dispositions of assets which are not individually or in the aggregate, material to Radiance, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

          (F) except to the extent required by applicable law, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

          (G) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $50,000 (net of any amounts of any such indebtedness discharged during such period), or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $50,000;

          (H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Radiance Employee Benefit Plan or any other agreement or arrangement, plan or policy between Radiance and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Radiance, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

          (I) enter into any contract or amend or modify any existing contract, or engage in any new transaction, outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of Radiance;

          (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice in an aggregate amount exceeding $100,000;

          (K) make any change in the lines of business in which it participates or is engaged;

          (L) take any action to cause the Merger not to be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code; or

          (M) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

     5.2 Covenants of CVD. At all times from and after the date hereof until the Effective Time, CVD covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Radiance shall otherwise consent in writing): (i) CVD shall not make any material changes to its business or structure which could reasonably be expected to have a material adverse effect on the consideration to be received by Radiance's stockholders, except that CVD shall be permitted to sell assets relating to CVD's vascular access business; (ii) CVD shall use all reasonable efforts to take all such actions as are necessary to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement; (iii) CVD agrees to make all filings it is required to make pursuant to the Exchange Act on a timely basis; and (iv) CVD shall not, nor shall it permit Sub to take any action to cause the Merger not to be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     5.3 Advice of Changes. Except with respect to the sale by CVD of assets relating to CVD's vascular access business, each party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a Material Adverse Effect on Radiance, or CVD and its Subsidiaries taken as a whole, as the case may be, or on the ability of Radiance or CVD and Sub, as the case may be, to consummate the transactions contemplated hereby.

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS

     6.1  Access to Information; Confidentiality.

     (a) Each of Radiance and CVD shall, and shall cause each of its Subsidiaries, if any, to, throughout the period from the date hereof to the Effective Time, (i) provide the other party and its directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives (collectively, "Representatives") with full access, upon reasonable prior notice, and during normal business hours, to Radiance or CVD and its Subsidiaries, as the case may be, and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of Radiance or CVD and its Subsidiaries, as the case may be, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by Radiance and its Subsidiaries or CVD and its Subsidiaries, as the case may be, pursuant to the requirements of federal or state securities laws or filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, Radiance Employee Benefit Plans or CVD Employee Benefit Plans, as the case may be, and other books and records) concerning the business and operations of Radiance or CVD, as the case may be, as the other party or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto.

     (b) Each party will hold, and will use its best efforts to cause its Representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by-other requirements of applicable Laws or Governmental or Regulatory Authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of Governmental or Regulatory Authorities), or
(ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party and its Subsidiaries furnished to it by such other party or its Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (x) previously known by Radiance or CVD, as the case may be, or its Representatives, (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of Radiance or CVD, as the case may be, and its Representatives or (z) later acquired by Radiance or CVD, as the case may be, or its Representatives from another source if the recipient is not aware that such source is under an obligation to Radiance or CVD, as the case may be, to keep such documents and information confidential. In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of Radiance or CVD, as the case may be, the other party will, and will cause its Representatives to, promptly (and in no event later than five
(5) business days after such request) redeliver or cause to be redelivered all copies-of documents and information furnished by Radiance or CVD, as the case may be, or its Representatives to such party and its Representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by Radiance or CVD, as the case may be, or its Representatives.

     6.2 Registration of CVD Common Stock. CVD shall register for re-sale the shares of CVD Common Stock issued pursuant to the payment of the Merger Consideration and shall file a registration statement with respect to such registration with the SEC within five (5) business days after the Closing Date; provided, however, Radiance shall use its best efforts to have the holders of shares of Radiance Common Stock and/or Radiance Preferred Stock enter into (i) a registration rights agreement with CVD in the form of Exhibit B hereto (the "Registration Rights Agreements"); and (ii) Michael Henson and Maurice Buchbinder, M.D. shall enter lock-up agreements (the "Lock-Up Agreements") with CVD prior to the Effective Time which shall restrict the re-sale of CVD Common Stock issued pursuant to the payment of the Merger Consideration for a period of 180 days after the date of this Agreement.

     6.3 Nasdaq Listing. CVD shall file an application for original listing of the shares of CVD Common Stock on the Nasdaq National Market to be issued in the Merger in accordance with this Agreement prior to the registration of the CVD Common Stock as provided in Section 6.2.

     6.4 Approval of Stockholders. CVD shall use its reasonable best efforts to obtain approval of this Agreement by its stockholders (the "CVD Stockholder Approval") as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations under applicable law as advised by independent counsel, CVD, through its Boards of Directors, shall recommend to its stockholders that it is in the best interest of the stockholders that the stockholders of CVD approve this Agreement and the transactions contemplated hereby.

     6.5 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.3 and 6.4, each of Radiance and CVD will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of CVD, Radiance or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith.

     6.6 Employment Agreements. At and upon the Effective Time, CVD shall have entered into an employment agreement with each of Michael Henson and Brent Trauthen on substantially the terms as set forth in the forms of employment agreements attached hereto as Exhibit C (the "Employment Agreements").

     6.7 Noncompetition Agreements. At and upon the Effective Time, CVD shall have entered into a noncompetition agreement with each of Michael Henson, Maurice Buchbinder, M.D., and Brent Trauthen in a form mutually agreeable to such parties (the "Noncompetition Agreements").

     6.8 Medical Director. Maurice Buchbinder, M.D., shall be appointed Medical Director of CVD on terms mutually agreed by the parties for a period of four (4) years on a consulting basis and be entitled to receive stock options commensurate with such position.

     6.9 Management Committee. As soon as possible after the Effective Time, CVD shall cause the Surviving Corporation to appoint a Radiation Management Committee, to be composed of Michael Henson, Jeffrey O'Donnell and Maurice Buchbinder, M.D., to oversee the operations of the Company with respect to the development of radiation therapy products. The composition of such committee may be changed by the Board of Directors of CVD. Such committee will meet at least quarterly with the Board of Directors of CVD, and shall serve under the direction of the Board of Directors of CVD. Mr. Henson will serve as Chairman of the Radiation Management Committee and shall schedule committee meetings. In addition, CVD agrees to spend at least $10,000,000 on research and the development of radiation therapy products during the 24 months following the Closing, with a majority of such spending directed toward completion of matters included in the Milestones, subject to the exercise of the business judgment of the Board of Directors. Notwithstanding the foregoing, the operations of CVD at all times shall be under the direction and control of the Board of Directors of CVD which shall manage such operations in accordance with its fiduciary duty to the stockholders of CVD.

     6.10 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense. If the Merger is not consummated due to either party's failure to obtain Stockholder Approval, the party unable to obtain such approval shall reimburse the expenses of the other party incurred in connection with this Agreement and the Merger, up to a maximum of Thirty Thousand Dollars ($30,000).

     6.11  Indemnification of Officers and Directors.

     (a) From and after the Effective Time, CVD shall, to the fullest extent authorized by the DGCL or any other applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits CVD to provide broader indemnification rights than such law permitted CVD to provide prior to such amendment), indemnify all directors and officers of Radiance as of the Closing against any liability or losses (including reasonable attorney's fees for counsel who are reasonably acceptable to CVD) any of them may incur from any action, proceeding or investigation brought against such individuals by existing stockholders and option holders of Radiance immediately prior to the Merger as a result of the Merger, or any of the transactions contemplated by this Agreement. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by CVD any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if so required by the DGCL, such advance shall be made only upon delivery to CVD of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.11 or otherwise. CVD shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). CVD shall not be obligated pursuant to this Section 6.11 to pay the fees and disbursements of more than one counsel for all officers and directors in any single action, except to the extent that, in the opinion of counsel for the officers and directors, two or more of such officers and directors have conflicting interests in the outcome of such action, or one or more of such officers and directors and CVD have conflicting interests in the outcome of such action. CVD may obtain directors' and officers' liability insurance covering its obligations under this Section 6.11.

     (b) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each officer and director of Radiance as of the Closing, and his or her heirs and legal representatives, and shall be in addition to any other rights an officer and director of Radiance may have under the Certificate of Incorporation or Bylaws of the Surviving Corporation, under the DGCL or otherwise.

     (c) In the event CVD or the Surviving Corporation, or any of their respective successors or assigns, (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of CVD or the Surviving Corporation, as the case may be, or at CVD's option, CVD, shall assume the obligations set forth in paragraph (a) of this Section 6.11.

     (d) In the event CVD or the, Surviving Corporation, or any of their respective successors or assigns, obtains directors' and officers' liability insurance covering any of their directors or officers, such insurance shall also cover the directors and officers of Radiance as of the date hereof with respect to the obligations hereunder.

     6.12 Notice and Cure. Each of CVD, Sub and Radiance will notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use best efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, occurring after the date of this Agreement that causes or will cause any covenant or agreement of CVD, Sub or Radiance, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of CVD, Sub or Radiance, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of CVD, Sub and Radiance also will notify the other in writing of, and will use best efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by CVD, Sub or Radiance, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section 6.12 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     6.13 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of CVD, Sub and Radiance will take or cause to be taken all steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither CVD nor Radiance will, nor will it permit any subsidiary, if any, to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

     6.14 No Solicitations. Radiance agrees that unless specifically permitted in writing by CVD until the earlier of (i) February 1, 1999 or such later date as determined in accordance with Section 8.1(c)(i), or (ii) receipt of written notice from CVD of its intent not to proceed with the proposed transaction, Radiance will not, directly or indirectly, through any officer, director, affiliate or agent of Radiance, or otherwise, (i)solicit, initiate, entertain, or encourage any proposals or offers from any third party relating to (a) any possible acquisition of Radiance (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), (b) any acquisition of its assets, technology or securities, or (c) the grant of any license, distribution or other commercial rights in Radiance's technology or its proposed products; or (ii) enter into, or continue, any discussions or arrangements with, otherwise cooperate with, facilitate or encourage any effort or attempt by, any third party with respect to any of the foregoing, or furnish to any person any information with respect to, or any person to do or seek any of the foregoing. Radiance shall immediately cease and cause to be terminated any such contacts or negotiations with third parties.

                                   ARTICLE 7

                                   CONDITIONS

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

     (b) Governmental and Regulatory Consents and Approvals. Other than the filing provided for by Section 1.2, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties or CVD or Radiance stockholders required of CVD, Radiance or any Subsidiary which are to be taken prior to the Effective Time to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a Material Adverse Effect on CVD and its Subsidiary taken as a whole, or the Surviving Corporation, or on the ability of CVD and Radiance to consummate the transactions contemplated hereby shall have been obtained.

     7.2 Conditions to Obligation of CVD and Sub to Effect the Merger. The obligation of CVD and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by CVD and Sub in their sole discretion):

     (a) Representations and Warranties. Each of the representations and warranties made by Radiance in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Radiance shall have delivered to CVD a certificate, dated the Closing Date and executed on behalf of Radiance by its Chairman of the Board, Chief Executive Officer, President or any Executive or Senior Vice President, to such effect.

     (b) Performance of Obligations. Radiance shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Radiance at or prior to the Closing, and Radiance shall have delivered to CVD a certificate, dated the Closing Date and executed on behalf of Radiance by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

     (c) Orders and Laws. There shall not have been issued, enacted, promulgated or deemed applicable to Radiance, the Surviving Corporation or the transactions contemplated by this Agreement any Order or Law of any Governmental or Regulatory Authority which is then in effect and which could be reasonably expected to result in a material diminution of the benefits of the Merger to CVD, and there shall not be pending or threatened on the Closing Date any action, suit or proceeding in, before or by any Governmental or Regulatory Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law or of any Order or Law.

     (d) Contractual Consents. Radiance shall have received all consents (or in lieu thereof waivers) from parties to each Contract to the extent required pursuant to the terms of each such contract disclosed pursuant to Sections 3.5 and 3.10.

     (e) No Material Adverse Change. Since the date of this Agreement, there shall have been no changes in the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities) or results of operations of Radiance, which have had or may be reasonably expected to have, a Material Adverse Effect on Radiance.

     (f) Proceedings. All proceedings to be taken on the part of Radiance in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to CVD, and CVD shall have received copies of all such documents and other evidences as CVD may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     (g) Opinion of Counsel. CVD shall have received the opinion of Rutan & Tucker, counsel to Radiance, dated the Closing Date, in form reasonably acceptable to CVD.

     (h) Employment Agreements. The Employment Agreements shall have been entered into by and between CVD and Michael Henson and Bret Trauthen.

     (i) Noncompetition Agreements. The Noncompetition Agreements shall have been entered into by and between CVD and Michael Henson, Maurice Buchbinder, M.D., and Bret Trauthen.

     (j) Registration Rights Agreement. CVD shall have received signed Registration Rights Agreements in the form of Exhibit B from the holders of shares of Radiance Common Stock, Radiance Preferred Stock and Radiance Options.

     (k) Lock-Up Agreements. CVD shall have received signed Lock-Up Agreements from Michael Henson and Maurice Buchbinder, M.D.

     (l) Escrow Agreement. CVD shall have received a signed Escrow Agreement from the Escrow Agent and Michael Henson as representative of the Radiance Stockholders.

     7.3 Conditions to Obligation of Radiance to Effect the Merger. The obligation of Radiance to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Radiance in its sole discretion):

     (a) Representations and Warranties. Each of the representations and warranties made by CVD and Sub in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and CVD and Sub shall each have delivered to Radiance a certificate, dated the Closing Date and executed on behalf of CVD by its Chairman of the Board, Chief Executive Officer, President or any Executive or Senior Vice President and on behalf of Sub by its President or any Vice President, to such effect.

     (b) Performance of Obligations. CVD and Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by CVD, or Sub at or prior to the Closing, and CVD and Sub shall each have delivered to Radiance a certificate, dated the Closing Date and executed on behalf of CVD by its Chairman of the Board, President or any Executive or Senior Vice President and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

     (c) Orders and Laws. There shall not have been issued, enacted, promulgated or deemed applicable to the CVD, its Subsidiaries, the Surviving Corporation or the transactions contemplated by this Agreement any Order or Law of any Governmental or Regulatory Authority which is then in effect and which could be reasonably expected to result in a material diminution of the benefits of the Merger to Radiance or its stockholders, and there shall not be pending or threatened on the Closing Date any action, suit or proceeding in, before or by any Governmental or Regulatory Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law or of any Order or Law.

     (d) Registration Rights Agreement. The Registration Rights Agreements in the form of Exhibit B shall have been entered into by CVD.

     (e) No Material Adverse Change. Since the date of this Agreement, there shall have been no changes in the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities) or results of operations of CVD and its Subsidiaries taken as a whole, which have had or may be reasonably expected to have, a Material Adverse Effect on CVD and its Subsidiaries taken as a whole.

     (f) Proceedings. All proceedings to be taken on the part of CVD and Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Radiance, and Radiance shall have received copies of all such documents and other evidences as Radiance may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     (g) Opinion of Counsel. Radiance shall have received the opinion of Stradling Yocca Carlson & Rauth, counsel to CVD and Sub, dated the Closing Date, in form reasonably acceptable to Radiance.

     (h) Employment Agreement. The Employment Agreements shall have been executed by CVD and delivered to Michael Henson and Brett Trauthen.

     (i) Escrow Agreement. The Escrow Agreement shall have been executed by CVD are delivered to Michael Henson, as representative of the Radiance Stockholders.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

     (a) by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

     (b) by CVD, if the Average Closing Price is one and one-half dollars ($1.50) or less;

     (c) by either Radiance or CVD upon notification to the non-terminating party by the terminating party:

          (i) at any time after February 1, 1999, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party, provided however, that if CVD has filed with the Securities and Exchange Commission its proxy statement with respect to seeking approval of the Merger from its stockholders by December 15, 1998, CVD may extend such February 1, 1999 date to the earlier of the date on which all conditions to Closing have been met or April 30, 1999, by delivery to Radiance of One Million Dollars ($1,000,000) in exchange for a promissory note from Radiance. Such promissory note shall (i) accrue simple interest at six percent (6%) per annum, with all interest and principal payable three (3) years after the issuance of such note, (ii) not be prepayable by Radiance, and (iii) subject to the rights of holders of Radiance stock existing on the date hereof, may be converted, at CVD's option into equity securities of Radiance in Radiance's next equity financing, at the price and on the terms of such financing.

          (ii) if any Governmental or Regulatory Authority, the taking of action by which is a condition to the obligations of either Radiance or CVD to consummate the transactions contemplated hereby, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful;

          (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by the non-terminating party of notice of such breach from the terminating party or assurance of such cure reasonably satisfactory to the terminating party shall not have been given by or on behalf of the non-terminating party within such ten (10) business day period; or

          (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an Order making illegal or otherwise restricting, preventing or prohibiting the Merger and such Order shall have become final and nonappealable.

          (v) If the requisite shareholder vote of Radiance, including approval of holders of a majority of the Series A Preferred Stock who will receive no consideration or benefit, other than the Merger Consideration, or CVD approving the principal terms of this Agreement, the Agreement of Merger and the Merger in accordance with applicable law and the Certificate of Incorporation and Bylaws of Radiance or CVD, as applicable, is not obtained.

     8.2 Effect of Termination. If this Agreement is validly terminated by either Radiance or CVD pursuant to Section 8.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either Radiance or CVD (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 6.1(b) and 6.10 will continue to apply following any such termination and (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

     8.3 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

     8.4 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                   ARTICLE 9

                               GENERAL PROVISIONS

     9.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and shall continue in full force and effect for a period of one year following the Effective Time (the "Indemnification Period").

     9.2  Indemnification.

     (a) Indemnification of CVD. Subject to the provisions of this Article 9, Radiance shall indemnify CVD from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and reasonable expenses in connection with any action, suit or proceeding) incurred or suffered by CVD arising out of any breach of the representations, warranties, covenants or agreements of Radiance set forth herein (the "CVD Indemnifiable Damages"). Notwithstanding the foregoing, CVD shall not be entitled to indemnification hereunder until the CVD Indemnifiable Damages exceed $100,000 and thereafter shall be entitled to indemnification for all CVD Indemnifiable Damages. CVD may obtain indemnification for any CVD Indemnifiable Damages to which this Section 9.2(a) relates only if it makes a claim for indemnification within the Indemnification Period defined in Section 9.1, and only to the extent such claim arose from activities of Radiance outside the control and management of CVD.

     (b) Indemnification by CVD of Radiance. Subject to the provisions of this
Article IX, CVD agrees to indemnify the stockholders of Radiance after the Effective Time from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and reasonable expenses in connection with any action, suit or proceeding) incurred or suffered by the stockholders of Radiance arising out of any breach of the representation, warranties, covenants or agreements of CVD and Sub set forth herein (the "Radiance Indemnifiable Damages"). Notwithstanding the foregoing, Radiance shall not be entitled to indemnification hereunder until the Radiance Indemnifiable Damages exceed $100,000 and thereafter shall be entitled to indemnification for all Radiance Indemnifiable Damages, up to an amount which shall not exceed the Merger Consideration received by the Stockholders. The Stockholders of Radiance may obtain indemnification for any Radiance Indemnifiable Damages to which this
Section 9.2(b) relates only if a Stockholder or Stockholders of Radiance makes a claim for indemnification within the Indemnification Period defined in Section 9.1.

     (c) Indemnification Procedures. A party seeking indemnification (the "Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than twenty (20) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or sixty (60) days after the assertion of such claim, whichever shall first occur. No such notice of assertion of a claim shall satisfy the requirements of this Section 9.2(c) unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty
(20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. The Indemnitee agrees to use reasonable efforts to cooperate with the Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party arising out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.

     (d) No Liability of Radiance Stockholders. CVD agrees that the sole and exclusive remedy of CVD after the Effective Time for any damage, loss, liability or expense under this Agreement, including, without limitation, for CVD Indemnifiable Damages, pursuant to Article 9, or in connection with the transactions contemplated hereunder shall be limited to the stock and other property held in escrow, pursuant to the terms of the Escrow Agreement, provided however, any such claims must be brought by CVD within the Indemnification Period.

     9.3 Knowledge. With respect to any representations or warranties contained herein which are made to the knowledge of Radiance or CVD or any Subsidiary, as the case may be, the actual knowledge of the officers and directors of Radiance or CVD, as the case may be, shall be imputed to Radiance or CVD, as the case may be.

     9.4 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or nationally recognized overnight courier service (such as Federal Express) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to CVD, Sub or the Surviving Corporation, to:

     CardioVascular Dynamics, Inc.
     13700 Alton Parkway, Suite 160
     Irvine, California 92618
     Attn: Chief Executive Officer
     Facsimile No.: (949) 457-9561
     with a copy to:

     Stradling Yocca Carlson & Rauth
     660 Newport Center Drive, Suite 1600
     Newport Beach, California 92660-6441
     Attn: Lawrence B. Cohn, Esq.
     Facsimile No.: (949) 725-4100

     If to Radiance, to:

     Radiance Medical Systems, Inc.
     13700 Alton Parkway, Suite 157
     Irvine, California 92618
     Attn: Chief Executive Officer
     Facsimile No.: (949) 595-7229

     with a copy to:

     Rutan & Tucker
     611 Anton Boulevard, 14th Floor
     Costa Mesa, California 92626-1998
     Attn: Vicki Dallas, Esq.
     Facsimile No.: (714) 546-9035

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by nationally recognized overnight courier or by mail in the manner described above to the address as provided in this Section 9.4, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 9.4). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     9.5 Entire Agreement. This Agreement, together with the Registration Rights Agreements, and the provisions of Sections 2 (last paragraph only), 4, 7-10, and 13 of that certain Letter of Intent between CVD and Radiance dated September 23, 1998, supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

     9.6 Public Announcements. Except as otherwise required by law or the rules of The Nasdaq National Market, so long as this Agreement is in effect, CVD and Radiance will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement or otherwise cause or permit the release in any manner which could reasonably be expected to cause such information to be known to the public with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld, provided however, that the parties may make such announcements and releases to the extent the content of such announcements or releases was contained in a prior approved announcement or release. CVD and Radiance will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

     9.7 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections 2.1 to 2.5, 6.2, 6.3, 6.8, 6.9, 6.11, 9.2, 9.7 and 9.8 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     9.8 No Assignment; Binding Effect. Prior to Closing, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of CVD. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and the third party beneficiaries to the extent set forth in
Section 9.7 and their respective successors and assigns, provided however, that CVD shall cause any such successor or assign to either (i) pay all Milestone Payments remaining to be earned if not assumed within 10 days of such assignment, or (ii) expressly assume in writing all CVD's obligations hereunder, including the obligation to pay Milestone Payments when due and to fund development as required by Section 6.9 of this Agreement.

     9.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof

     9.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.13 Arbitration. All claims, controversies, differences or disputes between or among any of the parties hereto arising from or relating to this Agreement shall be determined solely and exclusively by arbitration in accordance with the rules of commercial arbitration then in effect of the American Arbitration Association, or any successors hereto ("AAA"), in Orange County, California, unless the parties otherwise agree in writing. Each of the parties consents to venue for such arbitrations in Orange County, California and to service of process by certified or registered mail. Upon commencement of any arbitration pursuant hereto, the parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within twenty (20) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction. The parties agree to abide by any decision rendered in any such arbitration as final and binding and waive the right to submit the dispute to a public tribunal for a jury or nonjury trial. The Civil Discovery Act of 1986 contained in Article 3 (commencing with Section 2016) of Chapter 3 of Title III of Part IV of the California Code of Civil Procedure shall be applicable to such arbitration proceedings, and all rights, remedies, obligations, liabilities and procedures set forth in said Article 3 shall be available to the parties. Each party shall be entitled to discovery which shall be conducted in accordance with the provisions of Section 2020 and 2025 of the California Code of Civil Procedures. The prevailing party shall be entitled to reasonable attorney fees in connection with such arbitration.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                                          CARDIOVASCULAR DYNAMICS, INC.

                                          By: /s/ JEFFREY F. O'DONNELL

                                          --------------------------------------
                                          Name: Jeffrey F. O'Donnell
                                          Title: President and Chief Executive
                                          Officer

                                          CVD/RMS ACQUISITION CORP.

                                          By: /s/ JEFFREY F. O'DONNELL

                                          --------------------------------------
                                          Name: Jeffrey F. O'Donnell
                                          Title: President and Chief Executive
                                          Officer

                                          RADIANCE MEDICAL SYSTEMS, INC.

                                          By: /s/ MICHAEL R. HENSON

                                          --------------------------------------
                                          Name: Michael R. Henson
                                          Title: President and Chief Executive
                                          Officer

                                   EXHIBIT A

                                ESCROW AGREEMENT

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement"), is made as of             , 1999,
by and among CARDIOVASCULAR DYNAMICS, INC., a Delaware corporation ("CVD"), the persons listed on the signature pages hereto (collectively, the "Holders") and Southern California Bank (the "Escrow Agent").

                                  WITNESSETH:

     WHEREAS, CVD, CVD/RMS Acquisition Corp., a Delaware corporation, and Radiance Medical Systems, Inc., a Delaware corporation ("Radiance"), have entered into an Agreement and Plan of Merger dated as of November 3, 1998 (the "Merger Agreement"), a copy of which has been delivered to the Escrow Agent and to the Holders (all capitalized terms not otherwise defined in this Agreement having the meanings set forth in the Merger Agreement; and

     WHEREAS, Section 2.1(b)(ix) of the Merger Agreement provides that CVD may issue the Milestone Payments in the names of the Holders and deliver them to the Escrow Agent to be held in the escrow fund for the purpose of securing CVD's claims for indemnification pursuant to Section 9.2 of the Merger Agreement; and

     WHEREAS, the Escrow Agent is willing to act as escrow agent for CVD and the Holders on the terms and conditions herein-after set forth:

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties agree as follows:

     1. Establishment of Escrow; Escrow Share Certificates. In the event of a claim for CVD Indemnifiable Damages and in accordance with the procedures set forth in Sections 2.1(b)(vii) and 2.1(b)(ix) of the Merger Agreement, CVD will deposit one or more Milestone Payments or portions thereof (the "Escrow Fund"), which may include shares of CVD Common Stock (the "Escrow Shares") in the names of the Holders [or in the name of the Holders' Representative (as defined in Section 7 below), as agent for the Holders,] with the Escrow Agent, and the Holders [or the Holders' Representative, as applicable,] shall execute assignments in blank with respect to the Escrow Shares and cause them to be delivered to the Escrow Agent. Such deposit shall equal an amount of Escrow Shares and Cash equal to the amount of the then pending claim for CVD Indemnifiable Damages. For such purposes, Escrow Shares shall be valued in accordance with the provisions of Section 2.1(b)(ix) of the Merger Agreement. In the event that such deposit is less than the amount of the CVD Indemnifiable Damages, or if CVD makes additional claims for CVD Indemnifiable Damages, CVD shall be entitled to deposit additional Milestone Payments with the Escrow Agent, subject to the provisions of Section 2.1(b)(ix) and Article 9 of the Merger Agreement, and the Holders [or the Holders' Representative] shall execute assignments in blank with respect to such shares and cause them to be delivered to the Escrow Agent. The Milestone Payments shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein. CVD will cooperate with the Escrow Agent, including making any written instructions required by its stock transfer agent, to permit the Escrow Agent to make any necessary exchanges of CVD stock certificates so as to facilitate any distribution of Escrow Shares pursuant to this Agreement.

     The Holders [or the Holders' Representative] shall deliver to CVD's stock transfer agent at or shortly after the Closing a letter, substantially in the form of Exhibit A hereto, instructing the transfer agent to distribute all distributions in respect of the Escrow Shares, other than taxable dividends, to the Escrow Agent pursuant to Section 3 of this Agreement.

     2. Claims Against Escrow Fund. Pursuant to Section 9.2 of the Merger Agreement, CVD is entitled to make claims against the Escrow Fund for CVD Indemnifiable Damages. Unless this Agreement is terminated at an earlier date, CVD shall be entitled to make claims against the Escrow Fund for such purpose at
any time through and including             , 2000 [one year after the Effective
Time] (the "Escrow Period") (unless this Agreement is terminated at an earlier date pursuant to Section 5 hereof), but not thereafter.
                                      I-A-1

Notwithstanding the foregoing, the Escrow Period shall be extended as it relates to any claims for CVD Indemnifiable Damages made during the Escrow Period which remain in dispute and have not been resolved as of such date. Any claim by CVD against the Escrow Fund for CVD Indemnifiable Damages during the above time period shall be presented to the Escrow Agent as follows:

     (a) CVD shall notify the Escrow Agent and the Holders' Representative in writing of any CVD Indemnifiable Damages that CVD claims are subject to indemnification under Section 9.2 of the Merger Agreement. The notice ("Notice of Claim") shall describe the claim and specify the amount thereof.

     (b) The Holders' Representative may contest CVD's claim on behalf of the Holders by giving the Escrow Agent and CVD written notice of such contest within 20 business days after receipt of such claim for indemnification. If CVD's indemnification claim remains in dispute and unresolved for 30 days following CVD's receipt of the written notice of contest, the disputed claim shall be submitted to arbitration in accordance with Section 8 below.

     (c) If the Holders, or the Holders' Representatives, as applicable, do not contest CVD's indemnification claim pursuant to Section 2(b) above, then the Escrow Agent shall deliver to CVD an amount from the Escrow Fund equal to the dollar amount of the CVD Indemnifiable Damages claimed by CVD in its Notice of Claim. For this purpose, Escrow Shares so delivered shall be valued at the average of the closing price of CVD stock as reported on the primary national exchange on which such stock is traded or the Nasdaq Stock Market for the twenty trading days ending on the trading day preceding the date of delivery of such shares to CVD (the "Escrow Share Price"). In the event that the Escrow Funds contains both Escrow Shares and cash, the Escrow Agent shall deliver both Escrow Shares and cash to CVD in the same ratio as then existing in the Escrow Fund.

     (d) If the Holders or the Holders' Representative, as applicable, contest CVD's indemnification claim pursuant to Section 2(b) above, the Escrow Agent shall deliver an amount from the Escrow Fund to CVD upon receipt of either:

          (i) a copy of a written settlement agreement signed by both CVD and the Holders' Representative, or

          (ii) a copy of a final and nonappealable arbitration award pursuant to the arbitration procedure in Section 8 below.

     The amount to be delivered to CVD by the Escrow Agent under this Section 2(d) shall be equal to the dollar amount of CVD Indemnifiable Damages, as set forth in the settlement agreement or the arbitration award, as applicable, determined using the Escrow Share Price, and shall be delivered in the manner set forth in Section 2(c).

     3. Dividends, Stock Splits, Interest and Other Distributions. Other than taxable dividends (which shall be distributed to the Holders and shall not be made part of the Escrow Fund), distributions declared in respect of the Escrow Shares (including without limitation stock splits and non-taxable stock dividends) and interest earned on any cash in the Escrow Fund during the term of this Agreement shall be made part of the Escrow Fund. If the Escrow Shares are reclassified or changed into other securities or property pursuant to a reclassification of all shares of CVD Common Stock or a merger of CVD, then such reclassified shares or other securities or property, as the case may be, shall be made part of the Escrow Fund.

     4. Voting Rights of Escrow Shares. Each Holder shall have the right to vote his or her pro rata number of Escrow Shares in the Escrow Fund (as set forth in Schedule A of this Agreement) on any issues that come for a vote before the stockholders of CVD. Prior to any vote of CVD stockholders during the term of this Agreement, CVD shall cause to be delivered to the Holders appropriate voting and proxy materials in the same manner as provided to other stockholders of CVD so as to permit the Holders to exercise their voting rights with respect to the Escrow Shares.

     5. Termination. This Agreement shall terminate and the Escrow Agent shall have no further responsibilities hereunder upon the earlier to occur of (a) the expiration of the Escrow Period set forth in Section 2 above and (b) CVD's delivery to the Escrow Agent of written notice that CVD has elected to terminate this
                                      I-A-2

Agreement (which election shall be at CVD's sole option and in its sole discretion). Provided the Escrow Agent has received a Notice of Claim within the Escrow Period, the Escrow Agent shall reserve from the Escrow Fund an amount sufficient to pay any outstanding claims ("Reserve Claims") of CVD against the Escrow Fund on that date. For purposes of establishing the reserve, any Escrow Shares so reserved shall be valued at the average of the closing price of CVD Common Stock as reported the Nasdaq National Market System (the "Nasdaq"), or if not traded on the Nasdaq, on the primary national exchange on which such stock is traded, for the twenty trading days ending on the trading day preceding the establishment of such reserve. This Agreement shall continue in force as to the amount so reserved until the resolution of such Reserve Claims upon receipt of either (i) a copy of a written settlement agreement signed by both CVD and Holders' Representative or, (ii) a copy of a final and nonappealable arbitration award pursuant to the arbitration procedure set forth in Section 8 below (the "Final Resolution"). The Escrow Agent shall distribute to the Holders all
amounts (if any) in the Escrow Fund not so reserved as of                2000,
and the Escrow Agent shall thereafter have no responsibilities with respect to such distributed amounts. Upon the Final Resolution of each Reserve Claim, on a claim-by-claim basis, the Escrow Agent shall distribute to CVD the amount that CVD is entitled to receive with respect to such Reserve Claim. Escrow Shares so delivered shall be valued at the Escrow Share Price. Upon the Final Resolution of all Reserve Claims and the distribution to CVD of all reserved amounts to which CVD is entitled pursuant to such claims, all remaining reserved amounts shall be promptly distributed to the Holders. Any distribution of any portion of the Escrow Fund held in the name of the Holders' Representative shall be made to the Holders according to the percentages shown in Exhibit A.

     6. The Escrow Agent.

     (a) CVD shall pay the Escrow Agent's fee for its ordinary services under this Agreement in accordance with the fee schedule set forth on Schedule B attached hereto.

     (b) In performing any duties under this Agreement, the Escrow Agent shall not be liable for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that such agent shall in good faith believe to be genuine, or (iii) forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any such person acting or purporting to act on behalf of any party to this Agreement.

     (c) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold the Escrow Fund and may wait for settlement of any such controversy by arbitration pursuant to Section 8 hereof, by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liabilities imposed by the terms of this Agreement, except for obligations or liabilities arising by reason of the prior gross negligence or willful misconduct on the part of the Escrow Agent.

     (d) The Holders, to the extent of the Escrow Fund only, and CVD shall indemnify and hold harmless the Escrow Agent and shall share equally any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and attorneys' fees) which it may incur or which may be imposed on it in connection with the performance of the Escrow Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement, but not including losses, claims, damages, liabilities or expenses arising out of gross negligence or willful misconduct on the part of the Escrow Agent.

                                      I-A-3

     (e) The Escrow Agent may resign at any time upon giving at least 30 days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The parties shall use their best efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment, and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named as the Escrow Agent. Upon such appointment, the predecessor Escrow Agent shall be discharged from any further duties and liability under this Agreement, except for obligations or liabilities arising by reason of the prior gross negligence or willful misconduct on the part of the Escrow Agent.

     (f) Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything herein to the contrary notwithstanding.

     (g) The Escrow Agent shall not sell, encumber or otherwise dispose of the Escrow Shares held as a part of the Escrow Fund, except that the Escrow Agent shall, upon the written direction of the Holders' Representative and CVD, effect a sale or other disposition of the Escrow Shares in a transaction involving (a) the receipt by the stockholders of CVD of cash in any merger or reorganization in exchange or partly in exchange for shares of Common Stock of CVD; (b) the sale of all or substantially all of the assets of CVD for cash and the distribution to stockholders of CVD of the proceeds of such sale as a liquidating distribution; or (c) a cash tender offer for all or a part of the shares of Common Stock of CVD. In the event of any receipt of cash by the Escrow Agent as a result of any of such transactions or as a result of a Milestone Payment, the Escrow Agent shall invest and reinvest all cash funds from time to time comprising the Escrow Fund, together with the earnings thereon, in money market savings accounts or certificates of deposit at the Escrow Agent which are insured by the Federal Deposit Insurance Corporation up to applicable limits (a "Money Market Fund"). The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

     7. Holders' Representative.                , or such successor as may be
agreed upon by a majority in interest of the Holders and identified to CVD by such Holders in writing, shall act as representative of the Holders (the "Holders' Representative"). The Holders' Representative may, but shall not be required to, take any and all action that may be necessary or appropriate on behalf of the Holders with respect to this Agreement, including, without limitation, objecting to any claim by CVD against the Escrow Fund, engaging counsel to represent the Holders in connection with any such claim, engaging any other professionals or other consultants in connection with any such claim, negotiating and settling any such claim, supervising and directing counsel and any other professionals or other consultants in connection with any such claim, and authorizing the sale of any of the Escrow Shares. The Holders' Representative may, on behalf of the Holders, take any action that the Holders' Representative in good faith deems to be in the best interests of the Holders and shall, on behalf of the Holders, take any action that the Holders' Representative may be instructed or expressly authorized to take by a majority in interest of the Holders, including contesting or settling any claim by CVD. To the maximum extent permitted by law, the Holders' Representative shall have no liability of any kind or nature whatsoever with respect to any action or omission taken by the Holders' Representative on behalf of the Holders, where such action is taken either with the consent or the express authorization of a majority in interest of the Holders or is otherwise taken in good faith on behalf of the Holders.

     8. Arbitration. All disputes or controversies arising under or in connection with this Agreement shall be settled exclusively by final and binding arbitration in accordance with Section 9.13 of the Merger Agreement.

     9. Tax Reporting. Each Holder shall deliver to the Escrow Agent a completed Form W-9 from which Escrow Agent shall prepare and file with the Internal Revenue Service all tax reports that the Escrow Agent is required to prepare, if any, on the Escrow Fund for the benefit of the Holders.

                                      I-A-4

     10. Governing Law. This Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

     11. Amendments; Modifications. This Agreement may not be amended or modified except pursuant to a written agreement signed by each of the parties hereto.

     12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the same day if delivered personally, or by facsimile transmission with voice confirmation of receipt, or shall be deemed given on the date receipt is confirmed if mailed by registered or certified mail or commercial overnight courier (e.g., Federal Express, DHL, Network Courier, Sonic, etc.), return receipt or confirmation of delivery requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to CVD:                            CardioVascular Dynamics, Inc.
                                          13700 Alton Parkway, Suite 170
                                          Irvine, California 92618
                                          Attn: Chief Executive Officer
                                          Facsimile No.:
                                                         ---------------------
    with a copy to:                       Stradling, Yocca, Carlson & Rauth
                                          660 Newport Center Drive, Suite 1600
                                          Newport Beach, California 92660-6441
                                          Attn: Lawrence B. Cohn
                                          Facsimile No.: (949) 725-4100

    If to the Holders' Representative:    ------------------------------------
                                          ------------------------------------
                                          ------------------------------------
                                          ------------------------------------

    If to the Escrow Agent:               Southern California Bank
                                          Escrow Division
                                          4100 Newport Place, Suite 130
                                          Newport Beach, CA 92660
                                          Attn: Michelle Mesh

     13. Effect on Successors in Interest, Assignees. This Agreement shall inure to the benefit of and be binding upon the heirs, administrators, executors, assignees and successors of each of the parties hereto.

     14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                                      I-A-5

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          CARDIOVASCULAR DYNAMICS, INC.

                                          By
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                          HOLDERS' REPRESENTATIVE on behalf of
                                          himself and as representative of the
                                          individual shareholders and
                                          optionholders of Radiance Medical
                                          Systems, Inc.

                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------
                                          [Holders' Representative]

                                          SOUTHERN CALIFORNIA BANK

                                          By
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                      I-A-6

                                   EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered
into as of             , 1999 by and among CardioVascular Dynamics, Inc., a
Delaware corporation (the "Company"), and the former Stockholders and optionholders of Radiance Medical Systems, Inc., a Delaware corporation, listed on Exhibit A hereto (the "Former Radiance Holders").

                                   RECITALS:

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among the Company, CVD/RMS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and Radiance Medical Systems, Inc., a Delaware corporation ("Radiance"), the Company has agreed to issue and the Former Radiance Holders have agreed to accept shares of Common Stock of the Company, par value $0.001 per share (the "CVD Common Stock"), in consideration for their shares and/or options of Radiance.

     WHEREAS, pursuant to the terms of, and in partial consideration for Radiance's agreement to enter into the Merger Agreement, the Company has agreed to provide the Former Radiance Holders with certain registration rights with respect to the CVD Common Stock;

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties and covenants of the parties hereto and subject to the terms and conditions set forth herein, the Company and the Former Radiance Holders agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings. Other capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     "Commission" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Holder" shall include the Former Radiance Holders and any transferee of Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 9 of this Agreement.

     "Holders' Representative" shall have the meaning set forth in Section 2.1(b)(ix) of the Merger Agreement.

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" shall mean: (i) all shares of CVD Common Stock which may be issued to the Former Radiance Holders pursuant to the Merger Agreement, including, without limitation, shares of CVD Common Stock which may be issued as Milestone Payments pursuant to Section 2.1(b)(v) of the Merger Agreement; (ii) any securities into which or for which any such shares referenced in (i) above shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger; and (iii) any securities issued with respect to any of the foregoing pursuant to a stock split or stock dividend, but shall not include any shares of CVD Common Stock issued on exercise of options granted to Former Radiance Option Holders on exercise of CVD options covered by a Form S-8 Registration Statement.

     "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with the Holders' exercise of their registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky
                                      I-B-1
fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

     "Regulation D" shall mean Regulation D promulgated under the Securities Act, as amended from time to time.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions and transfer taxes, if any, applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holder not described within "Registration Expenses."

     2. Registration Requirements. The Company shall file with the Commission, not later than five (5) business days after the Closing Date, a registration statement covering the resale of the Registrable Securities, and shall take all action necessary to qualify the Registrable Securities under state "blue sky" laws as hereinafter provided. The Company shall use its diligent best efforts to effect the foregoing registration (including, without limitation, the execution of an undertaking to file amendments and post-effective amendments, appropriate qualification under and compliance with applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) all in accordance with this Agreement. Such best efforts by the Company shall include, without limitation, the following:

     (a) The Company shall file (i) registration statements with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act and the Company shall use its best efforts to qualify for the use of such Form (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering all of the Registrable Securities so to be registered (each, a "Registration Statement"); (ii) such blue sky filings as shall be reasonably requested to permit such sales, provided, however, that the Company shall not be required to register the Registrable Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or require the Company to qualify to do business in any jurisdiction where it is not then so qualified; and (iii) required filings with the National Association of Securities Dealers, Inc. ("NASD") and any exchange where the Shares are traded. The Company shall use its diligent best efforts to have the Registration Statement and other filings declared effective as soon as practicable after the filing of such Registration Statement.

     (b) The Company shall make available for inspection and review by the Holders, the Holders' Representative, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder, the Holders' Representative or underwriter, any such registration statement or amendment or supplement or any blue sky, NASD or other filing, all financial and other records, pertinent corporate documents and properties of the Company as they may reasonably request for the purpose, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that the relevant Holder shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by the Holder and that the Holder will use his or her best efforts to cause its representatives, the Holders' Representative, and such other persons so to keep such information confidential, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, (iv) such information becomes available to any such

                                      I-B-2
person from a source other than the Company and such source, to the knowledge of such persons, is not bound by a confidentiality agreement with the Company, or
(v) such information was known to or is developed by such persons without reference to such confidential information of the Company.

     (c) The Company will keep the Holders and the Holders' Representative advised in writing as to initiation of each registration and as to the completion thereof.

     (d) The Company shall keep such registration effective for the period ending on the earliest to occur of (i) on the third anniversary of the Closing Date, (ii) when the Holders have completed the distribution of the Registrable Securities described in the registration statement relating thereto, or (iii) the date on which the Registrable Securities are salable pursuant to Rule 144 promulgated under the Securities Act, without regard to any limitation on volume.

     (e) The Company shall promptly notify the Holders' Representative in writing by telecopier of any stop order, injunction or other order or requirement of the SEC or any other governmental agency is issued which suspends the effectiveness of any such registration.

     (f) The Company shall promptly furnish such number of prospectuses and other documents incident thereto as the Holders' Representative from time to time may reasonably request.

     (g) The Company shall promptly notify the Holders' Representative in writing by telecopier if any registration statement with respect to any Registrable Securities is no longer current or includes an untrue statement of material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, in which case the Holders shall suspend use of such registration statement until notified by the Company. In such event, the Company shall use its best efforts to correct any such matter so that such registration statement may again be used.

     (h) The Company shall furnish, at the request of any Holder, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Holders (provided however that no opinion shall be required with respect to the accuracy of the factual disclosures in such registration statement), and
(ii) to the extent permitted by the rules of the AICPA, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders.

     3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holder.

     4. Indemnification.

     (a) Company Indemnity. The Company will indemnify the Holders, any officers, directors and partners of any Holder, and each person controlling any Holder within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration effected pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Holders, any officers, directors and partners of any Holder, and each person controlling any Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss,

                                      I-B-3
damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) based upon written information furnished to the Company by the Holders' Representative or any Holder and stated to be specifically for use therein. The indemnity agreement contained in this Section 4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be withheld unreasonably).

     (b) Holder Indemnity. Each Holder severally but not jointly with other Holders will, if Registrable Securities held by it are included in a registration statement effected pursuant to this Agreement, indemnify the Company, each of its directors, officers, partners, each person who controls the Company within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder, and each of their officers, directors and partners, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to any registration of Registrable Securities pursuant to this Agreement, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company and such other Holders and their directors, officers and partners or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use therein; provided, however, that the obligations of the Holder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of the Holder (which consent shall not be withheld unreasonably). Notwithstanding anything to the contrary in this Section 4, any Holder's liability under this Section 4(b) with respect to any particular registration shall be limited to an amount equal to the proceeds received by such Holder from the Registrable Securities sold in such registration.

     (c) Procedure. Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is actually prejudiced by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to all Indemnified Parties of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as any Indemnifying Party may reasonably request in writing.

     5. Contribution. If the indemnification provided for in Section 4 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying the Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages or liabilities as between the Company on the one hand and the Indemnified Parties on the other, in such proportion as is appropriate to reflect, the relative fault of the Company on the one hand, and of the Indemnified Parties on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

                                      I-B-4

     The relative fault of the Company on the one hand, and of the Holder on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder or its representative, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     In no event shall the obligation of any Indemnifying Party to contribute under this Section 4 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4(a) or 4(b) hereof had been available under the circumstances.

     The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     6. Survival. The indemnity and contribution agreements contained in Sections 4 and 5 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company or (ii) the consummation of the sale or successive resales of the Registrable Securities.

     7. Information By Holder and Any Underwriters. The Holders' Representative shall furnish to the Company, within five (5) business days of the Company's request therefor, such information regarding the Holders or underwriters, as the case may be, and the distribution proposed by such Holders or underwriters as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     8. Transfer or Assignment of Registration Rights. The rights granted to the Former Radiance Holders by the Company under this Agreement, to cause the Company to register Registrable Securities, may be transferred or assigned, as the case may be, to a transferee or assignee of any Registrable Securities; provided that (i) the Company is given written notice by the assigning Former Radiance Shareholder or the transferee or assignee of Holder at the time of or within a reasonable time after such transfer or assignment, stating the name and address and telecopier number of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; (ii) the transferee or assignee of such rights is not deemed by the Board of Directors of the Company in its reasonable judgment, to be a competitor of the Company; and (iii) the transferee or assignee of such rights agrees to be bound by this Agreement.

     9. Rule 144 Requirements. The Company shall make publicly available and available to the Holders, pursuant to Rule 144 of the Commission under the Securities Act, such information as shall be necessary to enable the Holders to make sales of restricted securities, as defined in such rule, pursuant to that rule. So long as a Holder owns any Registrable Securities, the Company will furnish to any Holder, upon request made by such Holder at any time after the undertaking of the Company in the preceding sentence shall have first become effective, a written statement signed by the Company, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than two (2) consecutive years, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company at any time during the preceding ninety (90) days, and (iii) as to such other matters as may be appropriate in accordance with Rule 144, remove from the stock certificates representing such Registrable

                                      I-B-5

Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

     10. Miscellaneous.

     (a) Entire Agreement; Counterparts. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof, and may not be modified or terminated except by a written agreement signed by the Company and the Holders of at least a majority of the Registrable Securities. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     (b) Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, by private nationally recognized courier service or by facsimile and confirmed, if delivered, mailed, courier or facsimile to the Holders at the address or telecopier number, if any, indicated on the records of the Company or to the Company at the following addresses:

     CardioVascular Dynamics, Inc.
     13700 Alton Parkway, Suite 170
     Irvine, CA 92618
     Attention: Chief Executive Officer
     FAX: (949) 457-9561

     With a copy to:

     Stradling Yocca Carlson & Rauth
     660 Newport Center Drive, Suite 1600
     Newport Beach, California 92660
     Attention: Lawrence B. Cohn
     FAX: (949) 725-4100

Any party hereto may designate a different address by providing written notice of such new address to the other parties hereto.

     (c) Governing Law; Consent of Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws thereof. Each of the Company and the Holders (i) hereby irrevocably submits to the exclusive jurisdiction of State or federal courts of the Orange County, California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

     (d) Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (e) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (f) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                                      I-B-6

     (g) Registrable Securities Held by the Company. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this Agreement, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders.

     (h) Term. The agreements of the Company contained in this Agreement shall continue in full force and effect so long as any Holder holds any Registrable Securities.

     (i) No Inconsistent Agreements. The Company has not previously entered into any agreement with respect to its Common Stock granting any registration rights to any Person inconsistent with this Agreement, and will not on or after the date of this Agreement enter into any agreement with respect to its securities which grants demand registration rights inconsistent with this Agreement to anyone or which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          COMPANY:

                                          CARDIOVASCULAR DYNAMICS, INC.

                                          By:

                                          Its:

                                          FORMER RADIANCE HOLDERS

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                      I-B-7

                                    ANNEX II

                                FAIRNESS OPINION

                              [WEDBUSH LETTERHEAD]

                                    ANNEX II
                                FAIRNESS OPINION

                                November 3, 1998

Independent Committee of the Board of Directors
CardioVascular Dynamics, Inc.
13700 Alton Parkway
Suite 160
Irvine, California 92618

Gentlemen:

     We understand that CardioVascular Dynamics, Inc. (the "Company"), Radiance Medical Systems, Inc. ("Radiance") and CVD/RMS Acquisition Corp., a wholly-owned subsidiary of the Company (the "Subsidiary"), have entered into an Agreement and Plan of Merger dated November 3, 1998 (the "Agreement"), pursuant to which Radiance will be merged with and into the Subsidiary (the "Merger").

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of the Company of the consideration (the "Merger Consideration") to be paid by the Company in the Merger. We note that the Company beneficially owns approximately 45% of the common stock of Radiance on a fully-diluted basis.

     Wedbush Morgan Securities is an investment banking firm and member firm of the New York Stock Exchange and other principal stock exchanges in the United States, and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes.

     Pursuant to the Merger, as set forth in the Agreement and as more fully described to us by management of the Company, each outstanding share of Radiance common stock and of Radiance series A preferred stock (other than shares owned by the Company or the Subsidiary) will be converted into the right to receive
(i) a number of shares of the Company's common stock having a value equal to $2.00 and $3.00, respectively, of the Company's common stock, (ii) additional shares of the Company's common stock to the extent its value at the effectiveness of registration of such stock which occurs more than 30 days after the closing is less than its value at the time of closing, and (iii) depending on the achievement of certain product development milestones over the next three years, a maximum number of shares of the Company's common stock having a value equal to $3.00 and $2.00, respectively, of the Company's common stock (with increases of up to 130% of each milestone payment for early achievement and decreases or no payment for late achievement). The value of the Company's common stock is to be determined on the basis of closing prices on the Nasdaq National Market averaged over a specified period prior to signing, closing or achievement of milestones or on specified dates, as the case may be, and is subject to adjustment to the extent the average price prior to closing is greater than $5.00 or less than $2.00. The vesting of outstanding options to purchase Radiance common stock will be accelerated and, to the extent not exercised, each such option will be converted into an option to purchase that number of shares of common stock of the Company as equals $2.00, together with participation in the milestone payments. In the event the price of the Company's common stock prior to closing or prior to a milestone payment is less than $5.00 per share, the Company may pay up to 30% of the amount due the

Radiance stockholders and optionholders in cash, based to the extent feasible on individual elections. In addition, any amount due the Radiance stockholders based on the value of the Company's common stock at the effectiveness of registration as compared with the value at the closing may be paid in cash. Cash payments may be made only to holders of Radiance series A preferred stock, and holders of Radiance common stock will receive only shares of the Company's common stock. The holders of Radiance common stock and series A preferred stock also will be entitled to appraisal rights under the Delaware General Corporation Law and the California General Corporation Law. In no event, however, can the total amount of cash paid, including cash paid on exercise of appraisal rights and for fractional shares, exceed 30% of the Merger Consideration, valued as provided in the Agreement. The terms and conditions of the Merger are set forth in more detail in the Agreement.

     For purposes of this opinion and in connection with our review of the Merger, we have reviewed and analyzed, among other things: (1) the Agreement and the specific terms of the Merger; (2) certain publicly available business and financial information relating to the Company and in general to the medical device and medical technology industry; (3) certain internal information furnished to us by the managements of the Company and Radiance concerning the past and current business operations, financial condition and future prospects of their respective companies and, in the case of Radiance, projected future operating results; (4) certain publicly available and other information concerning the reported price and trading history of the common stock of the Company; (5) certain publicly available information with respect to other medical device and medical technology companies deemed comparable to the Company or Radiance; and (6) certain publicly available financial terms of selected merger and acquisition transactions deemed comparable. In addition, we have held discussions with the managements of the Company and Radiance concerning their views as to the financial and other information described above, and with the management of the Company concerning the strategic rationale for, and the benefits expected to result from, the Merger. We have also had the management of the Company describe to us the terms of certain ancillary agreements to be executed and delivered, including employment agreements, noncompetition agreements, registration rights agreements, lock-up agreements and an escrow agreement. In addition to the foregoing, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deem appropriate to arrive at our opinion.

     In rendering our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to or reviewed by us for the purposes of our opinion. With respect to the information provided to us by the Company and the internal financial projections and other information provided to us by Radiance, we have assumed that such information was reasonably prepared on bases reflecting managements' best currently available estimates and judgments as to the expected future financial performance of the Radiance business. We have assumed that, after the Merger, the Radiance business will perform substantially in accordance with such projections. We further relied on the assurances of managements of the Company and of Radiance that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. We have not made or been provided with any independent evaluation or appraisal of any of the Company's or Radiance's assets, liabilities, technology or intellectual property. We have further assumed that all conditions to the Agreement will be satisfied and not waived.

     Our opinion is based upon economic, market and other conditions and circumstances as they exist and can be evaluated as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.

     Our opinion does not address the underlying merits of the business decision of the Company to enter into the Agreement or to complete the Merger. Furthermore, we have not been consulted in determining the amount or the composition of the consideration offered in the Merger. We are not expressing any opinion as to what the value of the Company's shares actually will be, if and when issued pursuant to the Agreement, or the price at which such shares will trade following consummation of the Merger.

     In the ordinary course of our business, we and our affiliates may actively trade the common stock of the Company for our own account and for the accounts of our customers and, accordingly, we may at any time hold a long or short position in the common stock of the Company.

     This opinion is for the benefit and use of the members of the Independent Committee of the Board of Directors of the Company in connection with their evaluation of the Merger and does not constitute a recommendation to any holder of Company common stock as to how such stockholder should vote with respect to the Merger. This opinion may not be used for any other purpose without our prior written consent, except as provided for in the engagement letter dated as of September 10, 1998, between the Company and Wedbush Morgan Securities.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by the Company in the Merger is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          /s/  WEDBUSH MORGAN SECURITIES
                                          --------------------------------------
                                               WEDBUSH MORGAN SECURITIES

                                   ANNEX III

         Amended & Restated 1996 Stock Option/Stock Issuance Agreement

                          CARDIOVASCULAR DYNAMICS, INC.
                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
        (AS AMENDED AND RESTATED AS OF APRIL 8, 1997, MARCH 12, 1998 AND
                                NOVEMBER 3, 1998)


                                    ARTICLE I
                               GENERAL PROVISIONS

        I.     PURPOSE OF THE PLAN

               This 1996 Stock Option/Stock Issuance Plan is intended to promote the interests of CardioVascular Dynamics, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation. Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        II.    STRUCTURE OF THE PLAN

               A. The Plan shall be divided into three separate equity programs:

                      (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                      (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                      (iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

               B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

        III.   ADMINISTRATION OF THE PLAN

               A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

               B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

               C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

               D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

               E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

               F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants or stock issuances made thereunder.

        IV.    ELIGIBILITY

               A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                      (i) Employees,

                      (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                      (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

               B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

               C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

               D. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who are serving as non-employee Board members on the Underwriting Date, (ii) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who are to continue to serve as non-employee Board members after one or ore Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial option grant under the Automatic Option Grant Program on the Underwriting Date or (if later) at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her continued service as a non-employee Board member after one or more Annual Stockholders Meetings.

        V.     STOCK SUBJECT TO THE PLAN

               A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,850,000 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options to be incorporated into the Plan and (ii) an additional increase of 750,000 shares approved by the Board subject to stockholder approval at the 1998 Special Meeting.

               B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 800,000 shares of Common Stock in the aggregate over the term of the Plan.

               C. Shares of Common Stock subject to outstanding options (including any options incorporated from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) those options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

               D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate under the Plan, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently per Eligible Director under the Automatic Option Grant Program and
(iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan).Such adjustments to the outstanding options are to be effected in a manner which shall preclude the dilution or enlargement of benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE II
                       DISCRETIONARY OPTION GRANT PROGRAM

        I.     OPTION TERMS

               Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

               A.     Exercise Price.

                      1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

                      2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                             (i) cash or check made payable to the Corporation,

                             (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                             (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

               B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

               C. Effect of Termination of Service.

                      1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                             (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                             (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                             (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                             (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                             (v) In the event of an Involuntary Termination following a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

                      2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                             (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                             (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

               D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

               E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

               F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

        II.    INCENTIVE OPTIONS

               The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

               A. Eligibility. Incentive Options may only be granted to Employees.

               B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

               D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

        III.   CORPORATE TRANSACTION/CHANGE IN CONTROL

               A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent:(i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

               B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

               C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction. The Plan Administrator shall also have the discretion to grant options which do not accelerate whether or not such options are assumed (and to provide for repurchase rights that do not terminate whether or not such rights are assigned) in connection with a Corporate Transaction.

               D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

               E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the number and/or class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same and (iii) the maximum number of securities and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate under the Plan.

               F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

               G. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

               H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

               I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        IV.    CANCELLATION AND REGRANT OF OPTIONS

               The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

        V.     STOCK APPRECIATION RIGHTS

               A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

               B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                      (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                      (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                      (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

               C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                      (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                      (ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right in effect shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (a) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                      (iii) Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

                      (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                   ARTICLE III
                             STOCK ISSUANCE PROGRAM

        I.     STOCK ISSUANCE TERMS

               Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

               A.     Purchase Price.

                      1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date.

                      2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                             (i) cash or check made payable to the Corporation, or

                             (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

               B.     Vesting Provisions.

                      1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or



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

may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                             (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                             (ii) the number of installments in which the shares are to vest,

                             (iii) the interval or intervals (if any) which are to lapse between installments, and

                             (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                      2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                      3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                      4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase- money note of the Participant attributable to the surrendered shares.

                      5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

        II.    CORPORATE TRANSACTION/CHANGE IN CONTROL

               A. All outstanding cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those cancellation rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

               B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those cancellation rights are assigned to the successor corporation (or parent thereof).

               C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

               D. The Plan Administrator shall have the discretion to provide for cancellation rights with terms different from those in effect under Section II.A. in connection with a Corporate Transaction.

        III.   SHARE ESCROW/LEGENDS

               Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                   ARTICLE IV
                         AUTOMATIC OPTION GRANT PROGRAM

        I.     OPTION TERMS

               A. GRANT DATES. Option grants shall be made on the dates specified below:

                      1. Each individual who is serving as a non-employee Board member on the Underwriting Date shall automatically be granted, on the Underwriting Date, a Non-Statutory Option to purchase 5,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                      2. Each individual who is first elected or appointed as a non-employee Board member on or after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 5,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                      3. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director, shall automatically be granted a Non-Statutory Option to purchase an additional 5,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 5,000-share option grants any one Eligible Director may receive over his or her period of Board service.

               B.     EXERCISE PRICE.

                      1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                      2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

               C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

               D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

               E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                      (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                      (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                      (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                      (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
        (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

        II.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

               A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

               B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

               C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

               D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

               E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        III.   REMAINING TERMS

               The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                    ARTICLE V
                                  MISCELLANEOUS

        I.     FINANCING

               A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

               B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

        II.    TAX WITHHOLDING

               A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

               B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                      (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                      (ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

        III.   EFFECTIVE DATE AND TERM OF THE PLAN

               A. The Plan became effective with respect to the Discretionary Option Grant and Stock Issuance Program on the Plan Effective Date. The Automatic Option Grant Program became effective on the Underwriting Date. On April 8, 1997, the Board amended the Plan to (i) increase the number of shares available for issuance by 700,000 shares, (ii) provide that non-employee Board members shall be eligible to participate in the Discretionary Option Grant and the Stock Issuance Programs, (iii) eliminate the restriction that the individuals who serve as Plan Administrator may not receive any discretionary option grants or direct stock issuances from the Company while serving as Plan Administrator or during the twelve month period preceding appointment as Plan Administrator, (iv) require stockholder approval of future amendments to the Plan only to the extent necessary to satisfy applicable laws or regulations, (v) eliminate both the six month holding period requirement and the ten business day "window" period requirement for the exercise of any stock appreciation rights granted under the Plan and (vi) allow the shares issued under the Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the Plan. The April 8, 1997 amendments to the Plan were subsequently approved by the stockholders at the 1997 Annual Meeting. On March 12, 1998, the Board amended the Plan to increase the number of shares available for issuance by an additional 200,000 shares, and the stockholders approved the amendment at the 1998 Annual Meeting on May 19, 1998. On November 3, 1998, the Board amended the Plan to increase the number of shares available for issuance by an additional 750,000 shares. However, no options granted under the Plan on the basis of such share increase may be exercised, and no shares shall be issued thereunder, until the amendment to the Plan increasing the share reserve is approved by the Corporation's stockholders at the 1998 Special Meeting. If such stockholder approval is not obtained, then all options previously granted under this Plan on the basis of such share increase shall terminate and cease to be outstanding.

               B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the
Section 12(g) Registration Date.

All options outstanding under the Predecessor Plan as of such date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

               C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

               D. The Plan shall terminate upon the earliest of (i) April 29, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

        IV.    AMENDMENT OF THE PLAN

               A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

               B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

        V.     USE OF PROCEEDS

               Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        VI.    REGULATORY APPROVALS

               A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

               B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

        VII.   NO EMPLOYMENT/SERVICE RIGHTS

               Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   ARTICLE VI
                                    APPENDIX

        The following definitions shall be in effect under the Plan:

               A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

               B. BOARD shall mean the Corporation's Board of Directors.

               C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                      (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                      (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

               D. CODE shall mean the Internal Revenue Code of 1986, as amended.

               E. COMMON STOCK shall mean the Corporation's common stock.

               F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                      (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                      (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

               G. CORPORATION shall mean CardioVascular Dynamics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of CardioVascular Dynamics, Inc. which shall by appropriate action adopt the Plan.

               H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

               I. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

               J. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

               K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

               L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

               M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                      (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common

        Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

               N. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the following transaction:

                      (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                      (ii) more than fifty percent (50%) of the securities so acquired are accepted from persons other than Section 16 Insiders.

               O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

               P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                      (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                      (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

               Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

               R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

               S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

               T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

               U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

               W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

               X. PLAN shall mean the Corporation's 1996 Stock Option/Stock Issuance Plan, as set forth in this document.

               Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

               Z. PLAN EFFECTIVE DATE shall mean April 30, 1996, the date on which the Plan was adopted by the Board.

               AA. PREDECESSOR PLAN shall mean the Corporation's 1995 Stock Option Plan.

               AB. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

               AC. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code
Section 414(p).The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

               AD. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

               AE. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

               AF. SECTION 12(G) REGISTRATION DATE shall mean the first date on which the Common Stock is first registered under Section 12(g) of the 1934 Act.

               AG. SERVICE shall mean the performance of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

               AH. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

               AI. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

               AJ. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

               AK. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               AL. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

               AM. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

               AN. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

               AO. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

               AP. UNDERWRITING DATE shall mean the date on which the Underwriting Agreement is executed and priced in connection with the initial public offering of the Common Stock.

                                      PROXY

                          CARDIOVASCULAR DYNAMICS, INC.

                SPECIAL MEETING OF STOCKHOLDERS, JANUARY 14, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on January 14, 1999 and the Proxy Statement and appoints Jeffrey O'Donnell and Stephen Kroll, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of CardioVascular Dynamics, Inc. ("CVD") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders of CVD to be held at CVD's executive offices at 13700 Alton Parkway, Suite 160, Irvine, California 92618 on Thursday, January 14, 1999 at 10:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

Please mark your votes as indicated in /X/ this example

1. ISSUANCE OF CVD COMMON STOCK IN EXCHANGE FOR THE OUTSTANDING CAPITAL STOCK OF RADIANCE MEDICAL SYSTEMS, INC. IN THE RELATED MERGER OF RADIANCE WITH AND INTO A WHOLLY-OWNED SUBSIDIARY OF CVD.

                        FOR          AGAINST       ABSTAIN

                       /   /         /   /         /   /

2. AMENDMENT TO THE COMPANY'S AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO CHANGE CVD'S NAME FROM CARDIOVASCULAR DYNAMICS, INC. TO RADIANCE MEDICAL SYSTEMS, INC.

                        FOR          AGAINST       ABSTAIN

                       /   /         /   /         /   /

3. AMENDMENT TO CVD'S 1996 STOCK OPTION/STOCK ISSUANCE PLAN TO EFFECT AN INCREASE IN THE POOL OF SHARES AVAILABLE FOR ISSUANCE BY AN ADDITIONAL 750,000 SHARES OF COMMON STOCK.

                        FOR          AGAINST       ABSTAIN

                       /   /         /   /         /   /

 The Independent Committee of Board of Directors recommends a vote FOR Proposal 1, and the Board of Directors recommends a vote FOR each of the other proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposals 1, 2 and 3 if no specification is made. This proxy will also be voted at the discretion of the proxy holders on such matters other than the three specific items as may come before the meeting.

PLEASE RETURN YOUR EXECUTED PROXY TO CVD'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO CVD, ATTENTION: SECRETARY.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:


               --------------------------------------------------
               (Print name(s) as it (they) appear on certificate)


Dated:_____________________  Signature(s)______________________________________

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

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                            - FOLD AND DETACH HERE -




                                      -2-